EXHIBIT INDEX

Exhibit 2.2

Protocol and Justification to the Merger of Arcelor Aços do Brasil Ltda. and
APSL ONPN Participações S.A. by Companhia Siderúrgica Belgo-Mineira between

Arcelor Aços do Brasil Ltda.

APSL ONPN Participações S.A.

and

Companhia Siderúrgica Belgo-Mineira

________________________________

Dated of July 27, 2005

________________________________

Protocol and Justification to the Merger of Arcelor Aços do Brasil Ltda. and APSL ONPN Participações S.A. by Companhia Siderúrgica Belgo-Mineira

By this “Protocol and Justification to the Merger of Arcelor Aços do Brasil Ltda. and APSL ONPN Participações S.A. by Companhia Siderúrgica Belgo-Mineira” entered into on July 27, 2005 (“Protocol and Justification ”), the parties:

a.	Arcelor Aços do Brasil Ltda. , a limited liability company, with head office at Rua Funchal, 411, 12 th Floor, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayer Registry (CNPJ/MF) under No. 07.157.304/0001-06 (“AAB”), herein represented pursuant of its Articles of association, in the capacity of the first acquired company;

b.	APSL ONPN Participações S.A. , a corporation, with head office at Rua Funchal, 411, 12 th Floor, in the City of São Paulo, State of São Paulo, enrolled with the Corporate Taxpayer Registry (CNPJ/MF) under No. 05.553.197/0001-00 (“APSL”), herein represented pursuant of its bylaws, in the capacity of the second acquired company;

c .	Companhia Siderúrgica Belgo-Mineira , a corporation with head office at Avenida Carandaí, 1.115, 20 th to 26 th Floor, in the City of Belo Horizonte, State of Minas Gerais, enrolled with the Corporate Taxpayer Registry (CNPJ/MF) under No. 24.315.012/0001-73 (“BELGO”), herein represented pursuant to its bylaws, in the capacity of acquiring company;

WHEREAS BELGO is a publicly-held company, which capital stock fully subscribed and paid up is R$ 3.000.000.000,00, divided as of this date into 3.905.001.336 common shares and 3.179.127.961 preferred shares, all registered and without par value;

WHEREAS AAB is a limited liability company, which capital stock fully subscribed and paid up is R$$ 2.122.516.699,00, divided as of this date into 2.122.516.699 quotas without par value;

WHEREAS APSL is a closely-held company, which capital stock fully subscribed and paid up is R$ 368.606.414,62, divided as of this date into 4.896.865.634 common shares, all registered and without par value;

WHEREAS APSL and AAB are holding companies of the investment of ARCELOR S.A. (“ARCELOR”) in Companhia Siderúrgica de Tubarão (“CST”) and Vega Sul S.A., whose respective shares are their sole relevant assets;

WHEREAS there is an interest, with the Restructuring (hereinafter defined) in consolidating in BELGO the investments in CST and Vega do Sul S.A. ;

WHEREAS such consolidation process comprises the following corporate acts: (a) the merger of AAB into BELGO; (b) the merger of APSL into BELGO (collectively, “AAB and APSL`s Mergers”); and (c) the merger of CST shares, by BELGO, with the purpose of converting CST into a wholly-owned subsidiary of BELGO (“Merger of CST`s Shares” and collectively with the AAB and APSL`s Mergers, “Restructuring”);

WHEREAS the basis date for AAB and APSL`s Mergers is May 31, 2005, and there has been an increase of APSL´s capital in the amount of R$248,858,480.00, made on June 3, 2005, resulting in the issuance of 2,262,349,818 new common shares of APSL for purposes of acquiring 2,721,968,485 common shares issued by CST

WHEREAS each of such corporate acts is an essential and indispensable element of the Restructuring, all of which intrinsically connected;

WHEREAS by means of this Protocol and Justification, the management of BELGO and AAB intend to set forth the terms and conditions of the proposal for the merger of AAB into BELGO and the management of BELGO and APSL intend to set forth the terms and conditions of the proposal for the merger of APSL into BELGO, assuming that the approval and consummation of the merger of AAB by BELGO will occur prior to the approval and consummation of the merger of APSL by BELGO; and

WHEREAS, in addition to the Restructuring, it is intended to convert, prior to the AAB and APSL`s Mergers, all preferred shares of BELGO into common shares, in the proportion of one common share per each preferred share (“Conversion”).

NOW, THEREFORE, the managers of BELGO, AAB and APSL, for the purposes of Articles 224 and 225 of Law 6,404, of December 15, 1976 (“Brazilian Corporate Law”), decide to enter into this Protocol and Justification in accordance with the following terms and conditions.

Section One
Number, Type and Class of Shares to be assigned

1.1. Number, Type and Class of Shares to be Assigned . As a result of the AAB and APSL`s Mergers, (i) 1 common share issued by BELGO will be assigned to 0,93057 quota issued by AAB; and (ii) 1 common share issued by BELGO will be assigned to

8,52042 common shares issued by APSL.

If the Conversion is not implemented before the AAB and APSL`s Mergers, then will be assigned (i) 0,55660 common share and 0,44340 preferred share issued by BELGO to each 0,93057 issued by AAB; and (ii) 0,55660 common share and 0.44340 preferred share issued by BELGO to 8,52042 common shares issued by APSL.

1.2. Criteria Used to Determine the Exchange Ratios . The exchange ratios were determined based on the criterion of future profitability prospects of AAB, APSL and BELGO, pursuant to Section 2.2 .

Section Two
AAB, APSL and BELGO Net Worth Appraisal Criteria

2.1. Accounting Appraisal . For the increase of the capital stock of BELGO resulting from the AAB and APSL`s Mergers, the net assets of AAB and APSL were appraised based on their book value according to the balance sheet dated May 31, 2005, audited by Deloitte Touche Tohmatsu Auditores Independentes. In accordance with Article 226 of the Brazilian Corporate Law, the specialized company Afas Adviser Consultores Associados Ltda., with head office at Rua Manoel da Nóbrega, 1280, 10 th floor, in the Capital of the State of São Paulo, enrolled with the Corporate Taxpayer Registry under No. 66.050.410/0001-55, and with the Regional Accountants Board under No. 2SP016333/0-0, represented by its partner Paulo Schiesari Filho, was chosen to carry out such appraisal. The choice of Afas Consultores Associados Ltda. must be confirmed by Belgo`s shareholders The appraisal basis date was May 31, 2005, pursuant to the report of Exhibit 1 (“Accounting Report”). The appraisal has been adjusted to reflect APSL's capital increase made on June 3, 2005, resulting in the issuance of new common stock of APSL, for purposes of the acquisition by PASL of 2,721,968,485 common shares issued by CST. The accoutning Report Resulted in the following amounts:

R$/quota or R$/share

AAB
2.462.278.972,38
APSL	539.917.924,01

2.2. Appraisal Based on the Future Profitability Prospects . In order to determine the exchange ratio under Section 1 , Deutsche Bank Securities, Inc., a company with head office at 60 Wall Street, New York, NY, United States of America was retained to appraise AAB, APSL and BELGO based on their future profitability prospects, pursuant to the economic and financial report included in Exhibit 2 . The appraisal reports prepared by Deutsche Bank Securities, Inc. is dated May 31, 2005. The appraisal of APSL took into consideration APSL´s capital increase made on June 3, 2005, for purposes of the acquisition by APSL of 2,721,968.485 common shares issued by CST. Based on this appraisal reports, the managements of BELGO, AAB and APSL determined the exchange ratio to AAB`s quotas and APSL`s shares for BELGO`s shares set forth in Section 1 .

2.3. Net Equity Appraisal at Market Prices . Pursuant to Article 264 of the Brazilian Corporate Law, Apsis Consultoria Empresarial S/C Ltda., a specialized company with head office at Rua São José 90, grupo 1.802, in the Capital of the State of Rio de Janeiro, enrolled with the Corporate Taxpayer Registry under No. 27.281.922/0001-70, represented by its partner Ana Cristina França, was chosen to prepare the appraisal report on the net equity of AAB, APSL and BELGO at market prices. AAB, APSL and BELGO appraisals have been prepared pursuant to the same criteria and on the basis date of May 31 2005. APSL`s appraisal takes into consideration APSL´s capital increase made on June 3, 2005, for purposes of the acquisition by APSL of 2,721,968.485 common shares issued by CST., pursuant to the report of Exhibit 3 (“Net Equity at Market Prices Report”), which resulted, for purposes of the caput of Article 264 of the Brazilian Corporate Law, in the follo wing exchange ratios between the quotas issued by AAB and shares issued by APSL per common or preferred shares issued by BELGO.

	AAB	APSL	BELGO
Number of Quotas/Shares	0,812154	6,929735	1

2.4. Treatment of Future Equity Variations . The equity variations occurring after May 31, 2005, which is the basis date for AAB and APSL`s Mergers, and up to the date the AAB and APSL`s Mergers are approved will be absorbed by BELGO.

Section Three
Shares/Quotas of a Company Held by Other and Treasury Shares

3.1. Treatment of the Shares/Quotas of a Company Held by the Other . There are no quotas of AAB or shares of APSL held by BELGO or vice-versa.

3.2. Treatment of Treasury Shares . There are no treasury shares issued by the acquired companies. The 68.300.000 preferred treasury shares issued by Belgo have not been considered in the above-referred appraisal reports.

Section Four
Increase of the Capital Stock of BELGO

4.1. Increase of the Subscribed Capital Stock of BELGO due to the Merger of AAB . The capital stock of BELGO, in the amount of R$ 3.000.000.000,00 will be increased to

R$ 5.462.278.972,38, which increase will be in the amount of R$ 2.462.278.972,38, pursuant to the Accounting Report of AAB. BELGO will issue 2.280.878.063 new common shares (or 1.269.533.722 new common shares and 1.011.344.341 new preferred shares , if the Conversion has not been implemented) all registered and without par value. These shares will be paid up with the portion corresponding to AAB net equity and assigned to AAB partners in accordance with the exchange ratio mentioned in Section 1.

4.2. Increase of the Subscribed Capital Stock of BELGO due to the Merger of APSL . Upon merger of AAB, the capital stock of BELGO, then in the amount of R$ 5.462.278.972,38, will be increased to R$ 6.002.196.896,39, which increase will be in the amount of R$ 539.917.924,01, pursuant to the Accounting Report of APSL. BELGO will issue 574.721.156 new common shares (or 319.889.038 new common shares and 254.832.118 new preferred shares , if the Conversion has not been implemented), all registered and without face value. These shares will be paid up with the portion corresponding to APSL net equity and assigned to APSL shareholders in accordance with the exchange ratio mentioned in Section 1 .

Section Five
Project for the Amendment to the Bylaws of BELGO

5.1. Amendment to the Bylaws as a Result of the Merger of AAB . As a result of the merger of AAB, the Bylaws of BELGO shall be amended in order to reflect the increase of the subscribed capital stock and respective number of shares. Therefore, upon approval of the merger of AAB, the following proposal to amend the caput of Article 5 of the Bylaws will be submitted to BELGO shareholders:

“The fully subscribed and paid-up capital stock of the Company is R$ 5.462.278.972,38, (five billion, four hundred and sixty-two million, two hundred and seventy-eight thousand, nine hundred and seventy-two reais and thirty-eight centavos), divided into the total of 9.365.007.360 (nine billion, three hundred and sixty-five million, seven thousand, three hundred and sixty) shares, all of which common shares.”

If the Conversion is not implemented before the AAB and APSL`s Mergers, the proposal to amend the caput of the Bylaws will be the following:

“The fully subscribed and paid-up capital stock of the Company is R$ 5.462.278.972,38, (five billion, four hundred and sixty-two million, two hundred and seventy-eight thousand, nine hundred and seventy-two reais and thirty-eight centavos), divided into the total of 9.365.007.360 (nine billion, three hundred and sixty-five million, seven thousand, three hundred and sixty) shares, represented by 5.174.535.058 (five billion, one hundred and seventy-four million, five hundred and thirty-five thousand and fifty-eight ) common shares and 4.190.472.302 (four billion, one hundred and ninety million, four hundred and seventy-two thousand, three hundred and two) preferred shares.”

5.2. Amendment to the Bylaws as a Result of the Merger of APSL . Therefore, upon approval of the merger of APSL (assuming the merger of AAB), the following proposal to amend Article 5 of the Bylaws will be submitted to BELGO shareholders:

“The fully subscribed and paid-up capital stock of the Company is R$6.002.196.896,39 (six billion, two million, one hundred and ninety-six thousand, eight hundred and ninety-six reais and thirty-nine centavos), divided into the total of 9.939.728.516 (nine billion, nine hundred and thirty-nine million, seven hundred and twenty-eight thousand, five hundred and sixteen) shares, all of which common shares.”

If the Conversion is not implemented before the AAB and APSL`s Mergers, the proposal to amend the caput of the Bylaws will be the following:

“The fully subscribed and paid-up capital stock of the Company is R$6.002.196.896,39 (six billion, two million, one hundred and ninety-six thousand, eight hundred and ninety-six reais and thirty-nine centavos), divided into the total of 9.939.728.516 (nine billion, nine hundred and thirty-nine million, seven hundred and twenty-eight thousand, five hundred and sixteen) shares, represented by 5.494.424.096 (five billion, four hundred and ninety-four million, four hundred and twenty-four thousand and ninety-six) common shares and 4.445.304.420 (four billion, four hundred and forty-five million, three hundred and four thousand, four hundred and twenty) preferred shares.”

Section Six
Reasons for the AAB and APSL`s Mergers

6.1. Reasons for the AAB and APSL`s Mergers . The AAB and APSL`s Mergers are preliminary steps of the Restructuring, with which the following purposes are expected to be met:

a.	transformation of BELGO in ARCELOR's preferred platform for investments in South America and possibly in Central America : by combining its ownership of BELGO's and CST's operations, ARCELOR's flat and long steel carbon investment plans for South America and possibly for Central America will be primarily concentrated in and implemented through the new BELGO;

b.	alignment of shareholders' interest : because CST will be wholly owned by the BELGO, the Merger of CST`s Shares is expected to better align the interests of BELGO, CST and ARCELOR and that all of the shareholders gathered in BELGO will benefit as a result. This alignment is also expected to eliminate potential conflicts of interests and create greater flexibility in several areas, such as capital expenditures, cash management and funding;

c.	higher market capitalization and stock liquidity : immediately after the completion of the Merger of CST`s Shares, BELGO and CST expect BELGO to have the largest market capitalization among Latin American steel producers. In addition, the stock liquidity of the BELGO is expected to be larger than each of BELGO'S and CST's individually. BELGO and CST expect the shares of the combined entity to be included in the main Brazilian and Latin American stock indexes;

d.	better use of financial, operational and commercial synergies : the Merger of CST`s Shares should allow the combined entity to reduce financing, administrative, information technology and maintenance costs, as well as best practices and procedures among the companies, and the increase of BELGO negotiating power with materials and service providers. It is also expected that the combination of the entities will result in favorable tax synergies. BELGO and CST estimate that the total benefit resulting from these anticipated synergies and cost savings will average approximately R$165 million per year;

e.	more balanced Exposure to domestic and export markets : BELGO primarily serves the long-rolled steel and wire products markets in Brazil and Argentina , while CST's production is predominantly directed at other markets. As a consequence, BELGO, after the AAB and APSL's Mergers, the Conversion and the Merger of CST's Shares, will have a more balanced exposure between domestic and export markets; and

f.	BELGO`s corporate governance practices improvement : after the completion of the Merger of CST`s Shares, BELGO intends to adopt enhanced corporate governance practices, including compliance with BOVESPA's Level I pursuant to the Corporate Governance Rules of São Paulo Stock Exchange - Bovespa, and grant its shareholders the right for joint sale for a price equal to 100% of the sale price in case of alienation of control, pursuant to Article 254-A of the Brazilian Corporate Law. In addition, BELGO will have a single class of shares and will present Brazilian, U.S. and European GAAP financial statements (International Financial Reporting Standards – IFRS).

Section Seven
Type of Shares to be Delivered to Preferred Shareholders

7.1. Shares to be Delivered to Preferred Shareholders . AAB and APSL do no have preferred shareholders.

Section Eight
Composition of Belgo Capital Stock after the AAB and APSL`s Mergers

8.1. BELGO Capital Stock after the AAB and APSL`s Mergers . The capital stock of BELGO will be R$ 6.002.196.896,39, represented by 9.939.728.516 common shares (or 5.494.424.096 common shares and 4.445.304.420 preferred shares, if the Conversion has not been implemented), registered and without par value.

Section Nine
Appraisal right and Amount of the Refund of the Shares

9.1.  Appraisal Rights of BELGO Shareholders . BELGO shareholder will not be entitled to appraisal rights on account of the AAB and APSL`s Mergers.

9.2.  Appraisal Rights of AAB Partners and APSL Shareholders . AAB partners and APSL shareholders have already agreed with AAB and APSL`s Mergers and, therefore, they are not entitled to the appraisal rights.

Section Ten
Miscellaneous

10.1.  Succession . Subject to this instrument, upon the AAB and APSL`s Mergers, BELGO will be successor of AAB and APSL in of all their rights and obligations.

10.2. Documents Available to the Partners . All documents mentioned in this Protocol and Justification will be available to the partners of AAB, APSL and BELGO, as of the date hereof, and may be examined at the following addresses: AAB partners and APSL Avenida Carandaí, No. 1.115, 24 rd Floor, City of Belo Horizoshareholders, Rua Funchal, 411, 12 th Floor, in the City of São Paulo, State of São Paulo, and BELGO shareholders, nte, State of Minas Gerais.

10.3. Connected Transactions . Taking into account the purposes of the Restructuring, all resolutions to be made in the context of the AAB and APSL`s Mergers and the Merger of CST`s Shares are connected and are essential parts of the Restructuring. Therefore, in case the Merger of CST`s Shares is not approved or is reconsidered pursuant to Article 137, §3 rd of the Brazilian Corporate Law, all resolutions approved with respect to the Restructuring will be considered, for any purpose, ineffective.

10.4. Profit Sharing of Year 2005 . The shares to be issued by BELGO as result of the AAB and APSL`s Mergers will have full right to all dividends and interest on net equity to be declared by BELGO as of the date such shares are issued.

10.5. Amendments . This Protocol and Justification may not be amended unless in writing and signed and approved by the quotaholders or shareholders meetings of BELGO, AAB and APSL.

10.6. Survival of Valid Sections . In case any clause, provision, term or condition of this Protocol and Justification is considered invalid, the other clauses, provisions, terms and conditions not affected by such invalidity will not be affected.

10.7. Jurisdiction . The parties hereby elect the jurisdiction of the Capital of the State of Minas Gerais to settle any dispute eventually arisen out of this Protocol and Justification, and hereby waive any other court, the most privileged it may be.

IN WITNESS WHEREOF, the parties sign this Protocol and Justification in three (03) counterparts of identical tenor and form, in the presence of the two (2) undersigned witnesses.

Belo Horizonte , July 27, 2005

(Signature Page of the Protocol and Justification to the Merger of Arcelor Aços do Brasil Ltda. and APSL
ONPN Participações S.A. by Companhia Siderúrgica Belgo-Mineira dated of [ · ] [ · ] 2005)

Arcelor Aços do Brasil Ltda.

________________________________

Name:
Title:

APSL ONPN Participações S.A.

________________________________

Name:
Title:

Companhia Siderúrgica Belgo-Mineira

________________________________

Name:
Title:

________________________________

Name:
Title:

Witnesses:

________________________________	________________________________

Name:	Name:
Title:	Title:

Exhibit 1
AAB and APSL Accounting Report.

ARCELOR AÇOS DO BRASIL LTDA
CNPJ 07.157.304/0001-06

APPRAISAL REPORT OF SHAREHOLDER’S EQUITY AND BOOK VALUE OF SHARES

AFAS ADVISER CONSULTORES ASSOCIADOS LTDA ., enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 66.050.410/0001 - 55, with head office at Rua Manoel da Nóbrega, 1280, 10º andar, herein represented by its partner Mr. PAULO SCHIESARI FILHO, with office at Rua Manoel da Nóbrega, 1280, 10 andar, São Paulo - Capital, enrolled with Regional Accountants’ Board of the State of São Paulo under No. CRC/SP 140.342/O-8 and with the Individual Taxpayer Registry of the Ministry of Finance - CPF/MF No 873.631.948/15, pursuant to article eight of law 6,404/76 (Corporation Law), a specialized firm appointed ad referendum to carry out the appraisal of the Shareholders’ Equity and Book Value of the Shares of ARCELOR AÇOS DO BRASIL LTDA., with head office at Rua Funchal, 411, 12º Andar, State of São Paulo, enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 07.157.304/0001-06, which eq uity will be merged by COMPANHIA SIDERÚRGICA BELGO MINEIRA - CNPJ 24.315.012/0001-73.

OBJECT OF THE APPRAISAL

The abovementioned appraisal was prepared to comply with the requirements of Law 6,404/76, and to be a part of the merger by COMPANHIA SIDERÚRGICA BELGO MINEIRA of the shareholders’ equity of ARCELOR AÇOS DO BRASIL LTDA.

APPRAISAL CRITERIA

Our analysis was conducted using the appraisal criteria set forth in articles 183 and 184 of Law 6,404/76 to appraise the book value of the shares of the Capital Stock, Assets and Liabilities of the Interim Balance Sheet of ARCELOR AÇOS DO BRASIL LTDA. as of May 31, 2005.

1

APPRAISED ASSET

Based upon the analysis of the interim balance sheet of ARCELOR AÇOS DO BRASIL LTDA. as of May 31, 2005, a copy of which is a part hereto as Exhibit A, we concluded that the Shareholders’ Equity on May 31, 2005, is positive in the amount of R$2,462,278,972.38 (two billion, four hundred and sixty-two million, two hundred and seventy-eighty thousand and nine hundred and seventy-two reais and thirty-eight cents) and that the book value per share as of said date is positive in the amount of R$1,16007519448, as follows:

SHAREHOLDERS’ EQUITY	R$

Paid-in Capital Stock	2,122,516,699.00

Retained earnings	339,762,273.38

Total Shareholders’ Equity	2,462,278,972.38

BOOK VALUE OF SHARES

Amount of paid-up Shares of the Capital Stock	2,122,516,699

Net Equity per Share of the Capital Stock	R$ 1.16007519448

São Paulo , July 19, 2005

AFAS ADVISER CONSULTORES ASSOCIADOS S/C LTDA
Paulo Schiesari Filho
CPF/MF 873.631.948-15
CRC/SP 140.342/O - 8

2

Exhibit A

ARCELOR AÇOS DO BRASIL LTDA.
Interim Balance Sheet
As of May 31, 2005
(In Reais)

Assets

Current Assets:
Cash	100,00

Permanent:
Investments
Equity Investments	2.534.719.144,48
Goodwill	68.788.238,00
Goodwill Amortization	(3.439.411,90)
( - ) Badwill	(295.046.484,88)
Badwill Amortization	236.496.949,73

2.541.518.435,43

Total Assets	2.541.518.535,43

Liabilities

Long Term Liabilities:
Deferred IncomeTax	79.239.562,98

Advance to Future Capital Increase:	0,07

Shareholders’Equity

Capital	2.122.516.699,00
Accumulated Profit	339.762.273,38

2.462.278.972,38

Total Liabilities and Shareholders’ Equity	2.541.518.535,43

3

APSL ONPN PARTICIPAÇÕES S.A.
CNPJ 05.553.197/0001-00

APPRAISAL REPORT OF SHAREHOLDER'S EQUITY
AND BOOK VALUE OF SHARES

AFAS ADVISER CONSULTORES ASSOCIADOS LTDA ., enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 66.050.410/0001 - 55, with head office at Rua Manoel da Nóbrega, 1280, 10º andar, herein represented by its partner Mr. PAULO SCHIESARI FILHO, Brazilian citizen, accountant, married, with office at Rua Manoel da Nóbrega, 1280, 10 andar, São Paulo - Capital, enrolled with Regional Accountants' Board of the State of São Paulo under No. CRC/SP 140.342/O-8 and with the Individual Taxpayer Registry of the Ministry of Finance - CPF/MF No 873.631.948/15, pursuant to article eight of law 6,404/76 (Corporation Law), a specialized firm appointed ad referendum to carry out the appraisal of the Shareholders' Equity and Book Value of the Shares of APSL ONPN PARTICIPAÇÕES S.A. , with head office at Rua Funchal, 411, 12º Andar, State of São Paulo, enrolled with the Corporate Taxpayer Registry of the Ministry of Finance - CNPJ 05.553.197/0001-00, which equity will be merged by COMPANHIA SIDERÚRGICA BELGO MINEIRA - CNPJ 24.315.012/0001-73.

OBJECT OF THE APPRAISAL

The abovementioned appraisal was prepared to comply with the requirements of Law 6,404/76, and to be a part of the merger of the shareholders' equity of APSL ONPN PARTICIPAÇÕES S.A. by COMPANHIA SIDERÚRGICA BELGO MINEIRA .

APPRAISAL CRITERIA

Our analysis was conducted using the appraisal criteria set forth in articles 183 and 184 of Law 6,404/76 to appraise the book value of the shares of the Capital Stock, Assets and Liabilities of the Interim Balance Sheet of APSL ONPN PARTICIPAÇÕES S.A. as of May 31, 2005.

1

APPRAISED ASSET

After the analysis based on the interim balance sheet of APSL ONPN PARTICIPAÇÕES S.A. as of May 31, 2005, a copy of which is a part hereto as Exhibit A, we concluded that the Net Equity on May 31, 2005 is positive in the amount of R$291,059,444.01 (two hundred and ninety-one million, fifty-nine thousand and four hundred and forty-four reais and one cent) and that the book value per share as of such date is positive in the amount of R$0.11047929271, as follows:

SHAREHOLDERS’ EQUITY	R$

Paid-in Capital Stock	119,747,934.63

Surplus reserve	105,203,252.53

Retained earnings	66,108,256.85

Total Shareholders' Equity	291,059,444.01

BOOK VALUE OF SHARES

Amount of paid-in Shares of the Capital Stock	2,634,515,816

Net Equity per Share of the Capital Stock	R$ 0.11047929271

SUBSEQUENT EVENTS

As part of Arcelor group´s corporate restructuring, on July 3 rd , 2005, Arcelor Spain Holding SL increased APSL´s capital in the amount of R$248,858,480.00 (two hundred and forty eight million, eight hundred and fifty eight thousand and four hundred and eighty reais ), through the subscription of 2,262,349,349,818 (two billion, two hundred and sixty two million, three hundred and forty nine thousand, eight hundred and eighteen) registered common shares. Thus, the new shareholders' equity and the book value of the shares after such subsequent event will be represented as follows:

2

SHAREHOLDERS’ EQUITY	R$

Paid-in Capital Stock	368,606,414.63

Surplus reserve	105,203,252.53

Retained earnings	66,108,256.85

Total Shareholders' Equity	539,917,924.01

BOOK VALUE OF SHARES

Amount of paid-in Shares of the Capital Stock	4,896,865,634

Net Equity per Share of the Capital Stock	R$ 0.11025785969

São Paulo , July 19, 2005

AFAS ADVISER CONSULTORES ASSOCIADOS S/C LTDA
Paulo Schiesari Filho
CPF/MF 873.631.948-15
CRC/SP 140.342/O – 8

3

Exhibit A

APSL ONPN PARTICIPAÇÕES S.A.
Interim Balance Sheet
As of May 31, 2005
(In Reais)

Assets

Current Assets:
Banks	1.529,85
Recoverable Taxes	224.829,32

226.359,17

Non Current Assets
Deposits for Legal Proceedings	916.809,60

Permanent:
Investments
Equity Investments	313.060.857,47
( - ) Badwill	(46.129.271,42)
Badwill Amortization	36.214.392,13

303.145.978,18

Total Assets	304.289.146,95

Liabilities

Long Term Liabilities:
Provision for Contingencies (PIS/COFINS)	916.809,60
Deferred Income Tax	12.312.893,34

13.229.702,94

Shareholders'Equity

Capital	119.747.934,63
Revenue Reserves	105.203.252,53
Accumulated Profits	66.108.256,85

291.059.444,01

Total Liabilities and Shareholders'Equity	304.289.146,95

4

Exhibit 2
AAB, APSL and BELGO Net Equity at Market Prices Report, prepared by
Deutsche Bank Securities, Inc.

Companhia Siderúrgica Belgo Mineira

Valuation report

July 27, 2005

Important disclosure

This Valuation Report is being provided by Deutsche Bank Securities Inc. ("Deutsche Bank") to the Board of Directors of Companhia Siderúrgica Belgo Mineira (“Belgo”) in connection with the proposed merger into Belgo of the holding companies APSL ONPN Participações S.A. (“APSL”) and Arcelor Aços do Brasil Ltda. (“AAB”) (the “Holdings Merger”) and the merger of the shares of Companhia Siderúrgica de Tubarão (“CST”) by and into Belgo (the “Merger of Shares”). Each of Belgo, CST, APSL and AAB is a company organized and existing under the laws of the Federative Republic of Brazil.

The scope of Deutsche Bank’s valuation analysis was limited to the economic value of Belgo, CST, Vega do Sul S.A. (“Vega”), APSL and AAB and their respective subsidiaries, and did not distinguish between different classes of shares of Belgo and CST. This Valuation Report does not address (i) the incremental value to the companies which may arise from the consummation of the Merger of Shares or the Holdings Merger, if any, or of any other transaction and (ii) any adjustments to compensate for or which may reflect the specific rights associated with any specific class of shares of either CST, Vega or Belgo. This Valuation Report does not contain any views regarding the distribution of the economic value among the several classes of CST or Belgo shares, and Deutsche Bank does not express any opinion in that regard.

In connection with Deutsche Bank's role as financial advisor to Belgo and in arriving at its conclusion set forth in this Valuation Report, Deutsche Bank reviewed certain publicly available financial and other information concerning CST, Belgo, Vega, APSL, AAB and their respective subsidiaries, certain internal analyses and other information furnished to it by CST, Vega, Belgo, APSL and AAB, and the audited financial statements of Belgo, Vega, CST, APSL, AAB and their respective subsidiaries at and for the five months ended May 31, 2005. Deutsche Bank also held discussions with members of the senior managements of CST, Belgo, Vega and their respective subsidiaries regarding the businesses and prospects of their respective companies but did not give pro forma consideration to the Merger of Shares, the Holdings Merger or any other transaction. All such information was based on management’s analysis, as of the date such information was compiled, of the prevailing market conditions in the industry in which Belgo, CST and Vega operate and on the reasonable expectations and projections of management of each company for the business and prospects of the companies as of such dates. In addition to the foregoing, Deutsche Bank reviewed such financial and other information, financial studies and analyses, and took into account such other matters as it deemed necessary, including its assessment of general economic and market conditions both in Brazil and other markets.

Important disclosure (continued)

Deutsche Bank’s Valuation Report is necessarily based on information available to it and financial, stock market and other conditions and circumstances existing and disclosed to Deutsche Bank as of the date of this Valuation Report. Deutsche Bank has no obligation to update or otherwise revise this Valuation Report, including if future events or conditions affect the valuation analysis or conclusions. In addition, given the availability of ten-year management business plans for Belgo, CST, Vega and their respective subsidiaries, which were approved by the management of each of Belgo, CST and Vega, respectively (and the opportunity to review those plans with representatives of Belgo, CST and Vega), and given the limitations of the public market comparables and precedent transaction methodologies, Deutsche Bank selected a discounted cash flow analysis as the best methodology for the assessment of Belgo’s, CST’s, Vega’s, APSL’s and AAB’s economic values and that of their respective significant subsidiaries.

Because such analyses and values are based upon forecasts of future results, they are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Deutsche Bank, neither Deutsche Bank nor its affiliates assume responsibility if future results are materially different from those forecasted.

In preparing this Valuation Report, Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning, CST, Belgo, Vega, APSL, AAB or their respective subsidiaries, including, without limitation, any financial information, forecasts or projections, considered by Deutsche Bank in connection with the rendering of its services, nor did Deutsche Bank evaluate the solvency or fair value of Belgo, CST, Vega, APSL, AAB and their respective subsidiaries under any laws relating to bankruptcy, insolvency or similar matters. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information and Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of CST, Belgo, Vega, APSL, AAB or their respective subsidiaries. With respect to business plans, including financial forecasts and other information and data provided to or discussed or reviewed with Deutsche Bank, Deutsche Bank was advised and assumed that such information and data were reasonably prepared and reflected the best currently available estimates and judgments of Belgo’s, CST’s and Vega’s, APSL’s and AAB’s management as to the expected future financial performance of Belgo, CST, Vega, APSL, AAB and their respective subsidiaries, as the case may be, as to the matters covered thereby. In addition, Deutsche Bank obtained statements executed by officers of Belgo, CST, Vega dated as of July 27, 2005, whereby they reasserted the accuracy, legitimacy, and completeness of all such information, documents and reports which were supplied to Deutsche Bank on the dates when those were supplied to it, and

Important disclosure (continued)

whereby they confirmed that there had not been, since those dates, any material changes to the companies’ business, financial condition, assets, liabilities, business prospects or commercial transactions and any other significant fact which would have rendered any such information incorrect or misleading in any material aspect and which could have a material effect on the results of this Valuation Report. Notwithstanding the foregoing, neither Belgo, CST, Vega, APSL and AAB, nor their respective managers or controlling shareholders have directed, limited, made difficult or carried out any act, which has or may have impaired Deutsch Bank's access, use, or knowledge of the information, assets, documents or work methodologies that were relevant for the evaluation herein.

In rendering its opinion, Deutsche Bank expresses no views as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

Deutsche Bank has assumed that the conversion of Belgo preferred shares for Belgo common shares will be made on one-for-one basis. In addition, for purposes of this Valuation Report, Deutsche Bank assumed that the Merger of Shares and the Holdings Merger will be tax-free to each of Belgo, CST, Vega, APSL and AAB, and their respective shareholders and Deutsche Bank did not take into account tax-related effects that CST’s, Vega’s, APSL’s or AAB’s shareholders may experience in connection with the Merger of Shares or the Holdings Merger, as the case may be, or any fees and expenses that may be incurred in connection with the settlement of that transaction, including without limitation, those related to depositary services that may be incurred by holders of CST’s ADSs. In addition, with your consent, we have excluded the tax-related effects associated with the future utilization by Belgo of the unamortized goodwill that may result from the Merger of Shares and the Holdings Merger. Deutsche Bank does not express any opinion as to what the value of the shares of Belgo actually will be when issued pursuant to the Merger of Shares or the Holdings Merger, or the price at which the shares of Belgo will trade subsequent to the Merger of Shares or the Holdings Merger.

Deutsche Bank was not requested to, and did not participate in, the negotiation of the Merger of Shares or the Holdings Merger, nor was Deutsche Bank requested to, and this Valuation Report does not, address the relative merits of the Merger of Shares, Holdings Merger or the effect of any other transaction in which Belgo, CST, Vega, APSL or AAB might engage. Deutsche Bank was not requested to, and did not, solicit third-party indications of interest in the possible acquisition of all or part of Belgo, CST, Vega, APSL or AAB. Deutsche Bank, however, as financial advisor to Belgo, has participated in the structuring of the Merger of

Important disclosure (continued)

Shares and the Holdings Merger and has acted as financial advisor for Arcelor in the acquisition of the controlling stake in CST and has advised Arcelor in connection with other restructuring and capital markets transactions that were consummated prior to the Merger of shares and the Holdings Merger.

Deutsche Bank will be paid a fee for its services as financial advisor to Belgo in connection with the Merger of Shares and the Holdings Merger, a portion of which is contingent upon consummation of the Merger of Shares and the Holdings Merger. Belgo has also agreed to reimburse Deutsche Bank for its reasonable travel and other out-of -pocket expenses incurred in connection with its engagement, including the reasonable fees and expenses of its counsel, and to indemnify Deutsche Bank and its affiliates against specific liabilities and expenses arising out of its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking and other financial services to Belgo, CST, Arcelor and/or their affiliates for which they have received compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Belgo, CST, Vega, Arcelor or their affiliates or subsidiaries for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations. The research department and other divisions within Deutsche Bank or its affiliates may from time to time perform and/or publish analyses regarding Belgo, CST, Vega, Arcelor or their respective subsidiaries, and they may base their analysis and publications on different market and operating assumptions and on different valuation methodologies when compared with Deutsche Bank’s Valuation Report and, accordingly, may arrive at conclusions which differ materially from those contained in Deutsche Bank’s Valuation Report. In addition, Deutsche Bank may perform certain administrative functions in connection with the Merger of Shares and the Holdings Merger.

This Valuation Report is provided for the use of the Board of Directors of Belgo and is not a recommendation to the shareholders of either Belgo or CST to approve any transaction and Deutsche Bank expresses no opinion as to the merits of the underlying decision of the Board of Directors of Belgo to engage in the transaction. This Valuation Report is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matters relating to the Merger of Shares or the Holdings Merger. This document has been originally produced in English and is being provided in both English and Portuguese. The Portuguese version is solely a translation into Portuguese of the original document in English and is being provided solely for the convenience of the reader. The English version should therefore prevail for all purposes, and in no event, Deutsche Bank or any of its affiliates should be liable for different interpretations between the original English document and its Portuguese translation.

Contents

Section

1	Executive summary		1
2	Main valuation assumptions		7
	A	CST	16
	B	Vega do Sul	23
	C	Belgo	29
	D	Acindar	37
	E	APSL and AAB	45

Executive Sumary	Section 1

Section 1

Executive summary

1

Executive Sumary	Section 1

Introduction

•
Deutsche Bank is pleased to present to the Board of Directors of Companhia Siderúrgica Belgo Mineira (“Belgo”) its conclusions relative to the economic valuation of Belgo and the companies to be merged with and into it

•	At your request we have determined the range of economic values, according to generally accepted investment banking practices, of the following companies

– Belgo, including its fully owned long steel operations as well as its beneficial ownership of:

– Belgo Bekaert Arames Ltda. S.A. (“BBA”), Belgo Bekaert Nordeste S.A.(“BBN”) and BMB – Belgo Mineira Bekaert Artefatos de Arame Ltda. (“BMB”), and, together with BBA and BBN, the “Wire Drawing” division

– Hidreletrica Guilman Amorin S.A. (“Guilman”)

– Acindar S.A. (“Acindar”)

– Companhia Siderúrgica de Tubarao S.A. (“CST”)

– Vega do Sul S.A. (“Vega”)

– The holding companies Arcelor Aços do Brazil Ltda. (“AAB”) and APSL ONPN Participações S.A. (“APSL”), which hold controlling stakes in CST and Vega

•	We understand that the results presented in this valuation report may be used and serve as guidance to the Board of Directors of Belgo to choose the exchange ratios between:

– Belgo, AAB and APSL in connection with the merger of AAB and APSL into Belgo (the “Holdings Merger”)

– Belgo and CST in connection with the subsequent merger of CST with and into Belgo (the “Merger of Shares”)

2

Executive Sumary	Section 1

Methodology

•	Our prime methodology to assess the range of economic values of the companies was the Discounted Cash Flow (“DCF”) methodology

•	The framework of our DCF analysis for each company preliminary comprises:

– Assessment of future unlevered net cash flows from the company’s operations after capital expenditures, net investment in working capital, payment of taxes and other adjustments (“Free Cash Flows”). These expected F ree Cash Flows were derived from 10 year business plan projections provided to us by each company

– Assessment of the Total Enterprise Value (“TEV”) of the company through the discount to a net present value of its future Free Cash Flows plus its Terminal Value by a weighed average cost of capital (WACC). The WACC takes into account (i) the operating and financial risks of the company’s businesses and (ii) the inherent sovereign risk of the countries in which the company operates

•	In order to assess these future Free Cash Flows, we have:

– Assumed the prevailing corporate income tax legislation in Brazil and Argentina

– Included the net benefits of the Interest of Equity (“Juros sobre Capital” or “JSCP”) after payment of withholding taxes

– Factored in other tax related benefits such as past tax losses carried forward, governmental incentives and tax deductible amortization of existing goodwill

– Not assumed the benefits from any tax deductible amortization of new goodwill created in the context of the Holdings Merger or Merger of Shares

– Did not account for any potential future cost savings and other synergies among the companies after the completion of the Holdings Merger and Merger of Shares

– Our calculation of Terminal Value assumes the perpetuity formula with a certain growth rate and normalized cash flows after the 10 year forecast period

3

Executive Sumary	Section 1

Methodology (continued)

•	Furthermore, our valuation analysis takes into consideration only Free Cash Flows generated after May 31, 2005. Therefore, the value ranges for each company are referenced to this same date

•
Future annual Free Cash Flows and the Terminal Value were estimated in Reais (“R$”) and further converted into US Dollars (“US$”) assuming average expected exchange rates according to the Brazilian Central Bank consensus estimates as of July 8, 2005

– Therefore, the results of our valuation analysis are in US Dollars

– Results in Reais are provided solely for the mathematical convenience of the Board of Directors of Belgo assuming the R$2.3761 : 1US$ exchange ratio as published by the Brazilian Central Bank on July 22, 2005 under the “PTAX Venda” code

– The reader should not construe these translations of U.S. dollars into reais as representations by

Deutsche Bank that the U.S. dollar amounts actually represent these real amounts or could be converted into reais at the rate indicated

•	Finally, the ranges of values per share for each company were calculated assuming:

– No distinction between voting vs. non-voting or controlling vs. non-controlling shares

– Cancellation of all stock held in treasury

– Full conversion of convertible securities when applicable (fully diluted basis)

•	Although our valuation analysis is primarily based on the DCF methodology it was also tested against valuation by trading multiples of listed comparable companies for consistency purposes

4

Executive Sumary	Section 1

Principal valuation results – US$

Note: Market prices as of 7/22/05. For Belgo and CST market prices refer to non voting shares only. Assumes US$2.3761:US$ 1 exchange ratio. 30 day average reflects trading days
Source: FactSet, DB Estimates

5

Executive Sumary	Section 1

Principal valuation results – R$

Results in R$ assume R$2.3761:US$ 1 exchange ratio and are only for the convenience of the Board

Note: Market prices as of 7/22/05. For Belgo and CST market prices refer to non voting shares only. Assumes US$2.3761:US$ 1 exchange ratio. 30 day average reflects trading days
Source: FactSet, DB Estimates

6

Main valuation assumptions	Section 2

Section 2

Main valuation assumptions

7

Main valuation assumptions	Section 2

Macroeconomic assumptions

     The macroeconomic assumptions are primarily based on the Brazilian Central Bank consensus as of July 8, 2005

Key macroeconomic forecasts (% p.a.)

	2004	2005E	2006E	2007E	2008E	2009E	2010E	Perp.

Brazilian real GDP growth	5.3%	3.20%	3.46%	3.55%	3.67%	3.55%	3.50%	3.30%
Brazilian inflation (IGPM)	12.4%	4.63%	5.57%	5.12%	4.94%	5.00%	4.75%	4.50%
US inflation (CPI)	2.7%	2.80%	2.40%	1.70%	1.70%	1.70%	1.70%	1.70%
CDI (Brazil’s Overnight Int. Rate)	16.2%	19.10%	16.54%	14.66%	13.58%	12.99%	12.50%	11.10%
TJLP	9.8%	10.90%	9.46%	8.43%	7.96%	8.00%	8.00%	8.00%

Key exchange rate assumptions

	2004	2005E	2006E	2007E	2008E	2009E	2010E	Perp.

R$:US$ FX rate - end of period	2.65	2.58	2.81	2.96	3.07	3.17	3.27	N.M.
R$:US$ FX rate – avg. of period	2.93	2.56	2.75	2.91	3.03	3.10	3.22	N.M.

Nominal FX rate variation (% p.a.)	-8.1%	-2.8%	8.9%	5.3%	3.7%	3.3%	3.0%	2.8%
Real FX rate variation(1) (% p.a.)	19.1%	4.7%	-5.3%	-1.9%	-0.5%	PPP	PPP	PPP
(1) vis -à-vis the purchasing power parity
Source: Brazilian Central Bank consensus estimates (July 8, 2005), DB estimates

8

Main valuation assumptions	Section 2

Industry beta analysis

Steel industry betas(1) – US and Europe

     As steelmaking is a global industry, we felt it was appropriate to use betas of steel companies across the world

				2 yr weekly Beta		5 yr weekly Beta

	Market cap	Net debt (2)		Levered	Unlevered	Levered	Unlevered
	(US$ m)	(US$ m)	Tax rate	beta	beta	beta	beta	D/Cap %

Western Europe/ North America
European
Arcelor	12,371	3,996	34%	1.58	1.30	1.00	0.82	24%
Corus Group	3,498	3,571	34%	2.09	1.25	1.95	1.17	51%
Ispat	5,236	3,513	34%	0.80	0.55	0.34	0.24	40%
Rautaruukki	2,074	829	34%	0.97	0.77	0.67	0.53	29%
Salzgitter	1,850	1,951	34%	0.84	0.50	0.33	0.19	51%
SSAB	2,309	218	34%	0.90	0.85	0.54	0.51	9%
ThyssenKrupp	8,797	11,600	34%	1.38	0.74	1.06	0.57	57%
Voestalpine	2,821	903	34%	0.81	0.67	0.94	0.78	24%

Mean				1.17	0.83	0.85	0.60	36%

North American
AK Steel	741	4,406	35%	3.32	0.68	1.60	0.33	86%
Carpenter	1,367	315	35%	3.09	2.69	1.36	1.18	19%
Dofasco Inc	2,505	432	35%	1.16	1.04	0.60	0.54	15%
Nucor Corp	7,875	206	35%	2.06	2.03	1.31	1.29	3%
United States Steel	4,181	3,331	35%	2.80	1.84	1.42	0.94	44%
Allegheny	2,298	1,051	35%	3.02	2.33	1.67	1.29	31%

Mean				2.58	1.77	1.33	0.93	33%

(1)   Market prices as of July 10, 2005
(2)   Net debt position as per the most recently disclosed financials statements until July 10, 2005
Source: Bloomberg, DB Estimates, Company filings

9

Main valuation assumptions	Section 2

Industry beta analysis (continued)

Steel industry betas(1) – Latin America and Asia/Pacific

We have assumed the global unlevered beta of 0.65 for our analysis of all steel companies in the transaction

				2 yr weekly Beta		5 yr weekly Beta

	Market cap	Net debt (2)		Levered	Unlevered	Levered	Unlevered
	(US$ m)	(US$ m)	Tax rate	beta	beta	beta	beta	D/Cap %

Latin American Steel
Belgo Mineira	3,036	170	34%	0.92	0.89	0.48	0.46	5%
CSN	4,083	2,251	34%	1.18	0.87	0.81	0.59	36%
CST	2,248	508	34%	1.22	1.06	0.75	0.65	18%
Gerdau	3,823	4,912	34%	1.14	0.62	0.90	0.49	56%
Usiminas	3,381	1,249	34%	1.53	1.23	1.20	0.96	27%

Mean				1.20	0.93	0.83	0.63	29%

Asia/Pacific Steel
Baoshan	10,325	1,173	35%	0.76	0.71	0.73	0.68	10%
Blue Scope Steel	4,254	404	35%	1.38	1.30	1.02	0.96	9%
China Steel	9,857	-359	35%	0.58	0.59	0.38	0.39	(4%)
Daido Steel	1,882	1,368	35%	1.30	0.88	1.14	0.77	42%
Dongkuk	1,069	1,390	35%	0.99	0.54	0.80	0.43	57%
JFE Holdings	14,472	15,898	35%	1.34	0.78	1.09	0.64	52%
Posco	15,450	-1,018	35%	1.08	1.13	0.83	0.87	(7%)
Nippon Steel	15,896	14,638	35%	1.11	0.69	0.81	0.51	48%
One Steel	1,088	348	35%	1.45	1.20	0.72	0.60	24%
Severstal	4,376	311	35%	0.68	0.65	0.68	0.65	7%
Smorgon	791	373	35%	1.16	0.89	0.96	0.73	32%
Tata Iron & Steel	4,587	375	35%	1.43	1.36	1.09	1.03	8%

Mean				1.11	0.89	0.85	0.69	23%

Min				0.58	0.50	0.33	0.19	(7%)
Max				3.32	2.69	1.95	1.29	86%
Mean				1.42	1.05	0.94	0.70	29%
Median				1.18	0.88	0.90	0.65	27%

(1)    Market prices as of July 10, 2005
(2)    Net debt position as per the most recently disclosed financials statements until July 10, 2005
Source: Bloomberg, DB Estimates, Company filings

10

Main valuation assumptions	Section 2

Main WACC assumptions

Key WACC assumptions

US Risk free rate (a) (p.a.)	5.0%

Sovereign risk
spreads
- Brazil (bps)(b)	465 bps
- Argentina (bps)(c)	535 bps

Equity risk	7.2%

premium(d) (p.a.)

Source: DB Dataquant, US Federal Reserve, Ibbotson Associates
(a) Represents the average rate for the 10 year note since 1928 through 2004
(b) Represents the average spread of the BRAREP27, BRAREP30 and BRAREP40 over comparable UST over the 2 month period ending July 22, 2005
(c) Represents the average spread of the ARG PAR 38 and ARG Discount 33 over comparable UST over the 2 month period ending July 22, 2005
(d) Projected equity risk premium as provided by Ibbotson Associates

     The WACC calculation has to factor in the risks associated with an investment in Brazil or Argentina

We utilized the spread over treasuries of the most liquid long term sovereign debt instruments as a proxy of such risk

(a) Over US Treasuries of equivalent maturities
Source: DB Data Quant

11

Main valuation assumptions	Section 2

Calculating the WACC – “Belgo companies”

     As per management guidance, we assumed a target leverage of 25%

     Our base case WACC for Belgo’s long steel and wire drawing operations is approximately 13.3% p.a. in US$

     Due to the higher Argentine risk, Acindar is assigned a 13.9% WACC

     Guilman’s WACC assumed a higher target leverage and a beta of 0.68

	Long			Guilman
	Products	Wire drawing	Acindar	Amorin

Beta unlevered	0.65	0.65	0.65	0.68(1)
Long -term optimal debt/cap ratio	25%	25%	25%	50%
Long -term optimal equity/cap ratio	75%	75%	75%	50%
Marginal tax rate	34%	34%	35%	34%

Relevered equity beta	0.79	0.79	0.79	1.13

US risk free rate (% p.a.)	5.00%	5.00%	5.00%	5.00%
Country risk premium	465 bps	465 bps	535 bps	465 bps
Country long term risk free rate (% p.a.)	9.65%	9.65%	10.35%	9.65%
US equity risk premium (% p.a.)	7.20%	7.20%	7.20%	7.20%

Cost of equity (ke) (% p.a.)	15.36%	15.36%	16.04%	17.78%

Corporate spread (over sovereign)	100 bps	100 bps	100 bps	100 bps

Cost of debt (Kd) (% p.a.)	10.65%	10.65%	11.35%	10.65%
WACC (% p.a.)	13.28%	13.28%	13.88%	12.40%

(1)    Worldwide average beta of generation companies
Source: DB estimates, Bloomberg, US Federal Reserve, and Ibbotson Associates

12

Main valuation assumptions	Section 2

Calculating the WACC – CST and Vega

     We have taken into account CST’s lower cost of financing due to the ability to securitize export receivables

     Further, as per management guidance we have assumed the target leverage ratio of the flat steel companies at 30%

	CST	Vega

Beta unlevered	0.65	0.65
Long -term optimal debt/cap ratio	30%	30%
Long -term optimal equity/cap ratio	70%	70%
Marginal tax rate	34%	34%

Relevered equity beta	0.83	0.83

US risk free rate (% p.a.)	5.00%	5.00%
Country risk premium	465 bps	465 bps
Country long term risk free rate (% p.a.)	9.65%	9.65%
US equity risk premium (% p.a.)	7.20%	7.20%

Cost of equity (ke) (% p.a.)	15.65%	15.65%

Corporate spread (over sovereign)	100 bps	100 bps
% of Export related debt	50%	NA
Cost of export related debt (% p.a.)	7.5%	NA

Cost of debt (Kd) (% p.a.)	9.08% (1)	10.65%
WACC (% p.a.)	12.75%	13.07%

(1)    Blended average between cost of straight debt (10.65% p.a.) and cost of export related debt
Source: DB estimates, Bloomberg, US Federal Reserve, and Ibbotson Associates

13

Main valuation assumptions	Section 2

Trading comparable analysis

     Brazilian companies currently trade at an average of 3.0x the expected 2005E EBITDA

     Trading comparables are only for illustration purposes and for the convenience of the Board

Brazil

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Gerdau	3.5x	3.3x	3.9x	4.7x	4.6x	5.3x
CST	3.5x	2.6x	3.5x	4.8x	4.1x	6.4x
Belgo-Mineira	4.0x	3.1x	3.8x	10.0x	5.6x	6.8x
CSN	4.4x	3.8x	4.5x	7.5x	5.2x	7.7x
Usiminas	2.5x	2.1x	3.1x	3.6x	2.8x	4.5x

Average	3.6x	3.0x	3.8x	6.1x	4.5x	6.1x

Europe

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Arcelor	2.9x	3.2x	3.9x	4.3x	4.3x	5.8x
Corus Group	5.0x	3.7x	4.9x	5.8x	4.4x	6.7x
Rautaruukki	2.9x	3.8x	6.0x	4.1x	5.1x	8.9x
Salzgitter	2.8x	3.3x	4.4x	4.3x	4.2x	8.9x
SSAB	3.5x	2.9x	4.6x	6.4x	4.5x	8.5x
ThyssenKrupp	5.5x	4.3x	6.2x	9.4x	7.9x	9.6x
Voestalpine	4.0x	3.3x	3.4x	7.4x	5.4x	5.6x

Average	3.8x	3.5x	4.8x	6.0x	5.1x	7.7x

(a)    Assumes consensus research forec asts.
Source: FactSet, Bloomberg, Wall Street research

14

Main valuation assumptions	Section 2

Trading comparable analysis (continued)

USA

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Dofasco	4.6x	4.4x	5.5x	8.8x	7.8x	11.3x
Nucor	4.5x	4.0x	6.2x	8.6x	7.7x	13.2x
US Steel	4.2x	3.3x	4.2x	6.5x	5.1x	7.9x

Average - USA	4.4x	3.9x	5.3x	7.9x	6.8x	10.8x

Asia/Pacific

		TEV/EBITDA			P/E

Company	2004	2005E(a)	2006E(a)	2004	2005E(a)	2006E(a)
Baoshan	4.0x	3.8x	3.9x	6.8x	5.8x	7.1x
JFE Holdings	6.0x	6.0x	7.2x	11.0x	7.0x	7.2x
Posco	2.5x	2.1x	2.5x	4.6x	3.6x	4.5x
Nippon Steel	5.0x	5.1x	5.9x	10.5x	8.1x	7.6x
Tata Iron & Steel	4.0x	3.3x	3.9x	6.8x	4.9x	5.3x

Average - Asia	4.3x	4.1x	4.7x	7.9x	5.9x	6.3x

Average - World	4.0x	3.6x	4.6x	6.8x	5.4x	7.4x

(a) Assumes consensus research forecasts.
Source: FactSet, Bloomberg, Wall Street research

15

Main valuation assumptions	Section 2

Tab A

CST

16

Main valuation assumptions	Section 2

CST valuation summary

     Our midpoint DCF valuation for CST is US$53.15/ 000 shares

     This compares to a market value of US$52.02/ 000 shares

Premium analysis

Midpoint DCF valuation	US$53.15

Premium over
Current	2.2%
1 month average	6.9%
3 month average	4.4%
6 month average	0.1%

(a) Non voting shares only . Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price per 000 shares of US$52.02 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg, FactSet, Wall Street estimates

17

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

     CST should reach approximately 7.5 m tons after the conclusion of Blast-furnace III

Source: CST’s Business Plan

18

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

Price forecasts assume recent increase in raw materials (coking coal and iron ore) and a decrease after the recent peak in the steel cycle

(a) Includes extras
Source: CST’s Business Plan, CST financial statements and management

(a) Blended export and domestic HRC spread
Source: CST’s Business Plan, CST management

19

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

Gross cash margins to return to historical averages after the phase-out of the steel cycle

Capex forecasts include the finalization of Blast-furnace III and the construction of the coking plant

(a) Represent full year 2005 capital expenditures
Source: CST’s Business Plan

20

Main valuation assumptions	Section 2

CST’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	1.402	2.409	2.687	2.460	2.757	2.757	2.757	2.757	2.757	2.757
EBITDA	549	766	949	803	789	789	789	789	789	789
EBITDA margin	39%	32%	35%	33%	29%	29%	29%	29%	29%	29%
(+/-) Working capital	(10)	(90)	(29)	11	(60)	(14)	(10)	(10)	(10)	(10)
(-) CapEx	(791)	(535)	(243)	(132)	(116)	(117)	(121)	(124)	(127)	(130)
(-) Employees' participation in profits	(15)	(29)	(25)	(26)	(24)	(23)	(23)	(23)	(23)	(23)
(-) Other with cash effect(a)	(2)	(2)	(2)	(2)	(2)	(1)	-	-	-	-
(+) Tax shield from JSCP	52	72	62	58	58	58	57	57	57	57
(-) Taxes (b)	(74)	(145)	(184)	(150)	(147)	(149)	(149)	(149)	(186)	(186)

Free cash flow (FCF)	(290)	37	528	562	499	543	542	539	499	496

(-) Witholding taxes on JSCP	(23)	(32)	(27)	(26)	(26)	(25)	(25)	(25)	(25)	(25)

FCF (After JSCP taxes)	(313)	5	501	536	473	518	516	514	474	471

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and other tax benefits

Source: CST’s Business Plan and DB estimates

(a) Represents the cash flows for the remaining 7 months of 2005

21

Main valuation assumptions	Section 2

CST’s DCF valuation summary (continued)

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$451
LT perpetuity growth rate	1%
Terminal Value	$3,841

Valuation results (US$m)

		WACC

	12.00%	12.75%	13.50%

Enterprise value(a)	3,182	2,940	2,727
Net debt	(308)	(308)	(308)
Other adjustments (b)	86	77	69

Equity value	2,960	2,709	2,488

Price per 000 shares (US$)	58.08	53.15	48.80

(a) Terminal value calculation assumes 1% nominal growth (b) 25% stake in Vega according to our DCF analysis

Valuation multiples

WACC

	12.00%	12.75%	13.50%

TEV/2005E EBITDA	2.9x	2.7x	2.5x
TEV/2006E EBITDA	4.2x	3.8x	3.6x
TEV/LT EBITDA	4.0x	3.7x	3.5x
TEV/2005E Net revenues	1.3x	1.2x	1.1x
TEV/2006E Net revenues	1.3x	1.2x	1.1x

Sensitivities(a)

100% Equity value (US$m)

			WACC

	11.75%	12.25%	12.75%	13.25%	13.75%

0.0%	2,929	2,765	2,614	2,474	2,345
0.5%	2,988	2,817	2,660	2,515	2,381
Growth at perpetuity
1.0%	3,052	2,873	2,709	2,559	2,420
1.5%	3,122	2,935	2,763	2,606	2,462
2.0%	3,200	3,002	2,822	2,658	2,507

(a) Sensitivity analysis does not assume any growth at perpetuity for Vega

Value per thousand shares (US$)

			WACC

	11.75%	12.25%	12.75%	13.25%	13.75%

0.0%	57.45	54.24	51.28	48.54	46.00
0.5%	58.61	55.25	52.17	49.33	46.71
Growth at perpetuity
1.0%	59.87	56.36	53.15	50.19	47.47
1.5%	61.25	57.57	54.20	51.12	48.29
2.0%	62.78	58.89	55.36	52.14	49.19

(a) Sensitivity analysis does not assume any growth at perpetuity for Vega

22

Main valuation assumptions	Section 2

Tab B

Vega do Sul

23

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

     Vega volume projections assume a gradual increase to 1.1 m tons per annum

Source: Vega’s Business Plan

24

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

(a) Average net prices per ton sold
Source: Vega’s management and Business Plan

25

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and Capital expenditures

     Capex includes expansion to 1.1 m tons per annum

(a) Represent full year 2005 capital expenditures
Source: Vega’s management

26

Main valuation assumptions	Section 2

Vega’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	325	564	660	686	683	673	656	639	623	608
EBITDA	61	117	124	133	129	129	128	127	125	124
EBITDA margin	19%	21%	19%	19%	19%	19%	20%	20%	20%	20%
(+/-) Working capital	(22)	(28)	(11)	3	(2)	(3)	(0)	1	0	0
(-) CapEx	(26)	(10)	(11)	(4)	(4)	(11)	(11)	(11)	(11)	(11)
(-) Other with cash effect(a)	0	(0)	(0)	(1)	(0)	0	0	0	0	0
(+) Tax shield from JSCP	5	8	7	6	6	6	6	5	5	5
(-) Taxes (b)	(13)	(30)	(33)	(36)	(36)	(36)	(36)	(35)	(35)	(34)

Free cash flow (FCF)	5	57	76	101	94	85	86	86	85	84

(-) Witholding taxes on JSCP	(2)	(4)	(3)	(3)	(3)	(3)	(2)	(2)	(2)	(2)

FCF (after JSCP taxes)	3	53	73	99	91	83	84	84	82	82

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs

(a) Represents the cash flows for the remaining 7 months of 2005

27

Main valuation assumptions	Section 2

Vega’s DCF valuation summary

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$79
LT perpetuity growth rate	0%
Terminal Value	$601

Valuation results (US$m)

		WACC

	12.32%	13.07%	13.82%

Enterprise value(a)	602	565	532
Net debt	(256)	(256)	(256)
Other adjustments	0	0	0

Equity value	346	309	276

Price per 000 shares (US$)	1,292	1,154	1,031

(a) Terminal value calculation assumes 0% nominal growth

Valuation multiples

WACC

	12.32%	13.07%	13.82%

TEV/2005E EBITDA	6.6x	6.2x	5.8x
TEV/2006E EBITDA	5.1x	4.8x	4.5x
TEV/LT EBITDA	4.9x	4.6x	4.3x

TEV/2005E Net revenues	1.2x	1.1x	1.0x

TEV/2006E Net revenues	1.1x	1.0x	0.9x

Sensitivities (US$m, except per share data)

	WACC

	12.07%	12.57%	13.07%	13.57%	14.07%
Equity Value	360	333	309	287	266
Value per 000 shares (US$)	1,342	1,245	1,154	1,070	993
TEV/2005E EBITDA	6.8 x	6.5 x	6.2 x	6.0 x	5.7 x
TEV/2006E EBITDA	5.3 x	5.0 x	4.8 x	4.6 x	4.5 x
TEV/LT EBITDA	5.0 x	4.8 x	4.6 x	4.4 x	4.2 x

Value of CST 25% stake	90	83	77	72	66

28

Main valuation assumptions	Section 2

Tab C

Belgo

29

Main valuation assumptions	Section 2

Belgo valuation summary

Our midpoint DCF valuation for Belgo is US$496.86/ 000 shares and is approximately inline with the market value

Premium analysis

Midpoint DCF valuation	US$496.86

Premium over
Current	(1.5% )
30 day average	7.2%
60 day average	9.1%
90 day average	6.2%

(a) Non voting shares only. Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price per 000 shares of US$505 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg, FactSet, Wall Street estimates

30

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

Volume assumptions for long products assume the planned expansion of Belgo steelmaking by 2.8 m tons per year

Source: Belgo’s Business Plan

Source: Belgo’s Business Plan

31

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sale price assumptions

(a) Average net prices per ton sold
Source: Belgo’s management and Business Plan

32

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

Gross margins assume a decrease to match normalized historical levels

Capital expenditures in the long division assume the planned expansion

(a) Represents the full year 2005 capital expenditures per ton
Source: Belgo’s Business Plan

33

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary

Long steel division

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	1.112	1.770	1.877	2.026	2.060	2.093	2.323	2.389	2.367	2.348
EBITDA	321	541	556	582	566	593	682	717	715	714
EBITDA margin	29%	31%	30%	29%	27%	28%	29%	30%	30%	30%
EBITDA per ton sold	187	149	135	123	114	116	117	119	118	118
(+/-) Working capital	2	49	(35)	(41)	(15)	(17)	(54)	(23)	(6)	(8)
(-) CapEx	(120)	(282)	(171)	(161)	(373)	(282)	(70)	(70)	(70)	(70)
(-) Employees' participation in profits	(8)	(21)	(24)	(25)	(26)	(27)	(29)	(30)	(30)	(29)
(-) Other with cash effect(a)	(1)	-	-	(0)	-	0	-	-	-	-
(+) Tax shield from JSCP	38	53	44	40	39	38	37	36	35	34
(-) Taxes (b)	(58)	(96)	(96)	(101)	(122)	(128)	(146)	(151)	(159)	(158)

Free cash flow (FCF)	174	243	274	293	69	177	420	478	486	483

(-) Witholding taxes on JSCP	(17)	(23)	(20)	(18)	(17)	(17)	(16)	(16)	(15)	(15)

FCF (After JSCP taxes)	157	220	254	276	52	160	404	462	470	468

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and goodwill amortization

Calculating terminal value
(TV)

(US$m)
TV FCF (2018)(a)	$411

LT perpetuity growth rate	1%

Terminal Value	$3,348

(a) Forecast period was extended to arrive to a normalize d FCF after all  tax carry forwards are utilized

Valuation results (US$m)

		WACC
	12.53%	13.28%	14.03%

Enterprise value	2,654	2,469	2,306
Net debt	(119)	(119)	(119)
Other adjustments	0	0	0

Equity value	2,535	2,350	2,187

(1) Terminal value calculation assumes 1.0% nominal growth

Valuation multiples

WACC
	12.53%	13.28%	14.03%

TEV/2005E EBITDA	4.7x	4.4x	4.1x
TEV/2006E EBITDA	4.9x	4.6x	4.3x
TEV/LT EBITDA	3.7x	3.5x	3.2x
TEV/2005E Net revenues	1.4x	1.3x	1.2x
TEV/2006E Net revenues	1.5x	1.4x	1.3x

34

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary (continued)

Wire drawing division

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	364	606	634	646	671	698	721	749	778	781
EBITDA	75	125	135	136	143	150	156	164	172	173
EBITDA margin	20%	21%	21%	21%	21%	21%	22%	22%	22%	22%
EBITDA per ton sold	197	169	174	168	170	172	173	174	176	177
(+/-) Working capital	80	(34)	(8)	(5)	(5)	(7)	(6)	(6)	(7)	(4)
(-) CapEx	(18)	(25)	(24)	(24)	(21)	(21)	(21)	(21)	(21)	(21)
(-) Employees' participation in profits	(2)	(6)	(5)	(5)	(4)	(4)	(4)	(4)	(4)	(4)
(-) Other with cash effect(a)	(1)	(2)	(2)	(2)	(2)	(1)	-	-	-	-
(+) Tax shield from JSCP	7	10	8	7	7	7	7	7	6	6
(-) Taxes (b)	(10)	(21)	(24)	(39)	(42)	(49)	(51)	(53)	(55)	(56)

Free cash flow (FCF)	129	47	80	68	76	76	82	86	91	95

(-) Witholding taxes on JSCP	(3)	(4)	(4)	(3)	(3)	(3)	(3)	(3)	(3)	(3)

FCF (After JSCP taxes)	126	42	76	65	73	73	79	83	88	92

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs and goodwill amortization

Calculating terminal value
(TV)

(US$m)
TV FCF (2018)(a)	$92
LT perpetuity growth rate	1%
Terminal Value	$751

(a) To synchronize with Long steel model, f orecast period was extended to arrive to a normalize d FCF after all tax carry forwards are utilized in Long steel division

Valuation results (US$m)

		WACC
	12.53%	13.28%	14.03%

Enterprise value	715	673	635
Net debt	7	7	7
Other adjustments	0	0	0

Equity value	721	679	642

(1) Terminal value calculation assumes 1.0% nominal growth

Valuation multiples

WACC
	12.53%	13.28%	14.03%

TEV/2005E EBITDA	4.7x	4.5x	4.2x
TEV/2006E EBITDA	5.7x	5.4x	5.1x
TEV/LT EBITDA	4.2x	3.9x	3.7x
TEV/2005E Net revenues	1.1x	1.0x	0.9x
TEV/2006E Net revenues	1.2x	1.1x	1.0x

35

Main valuation assumptions	Section 2

Belgo’s DCF valuation summary (continued)

The valuation of Belgo is a sum of the parts analysis which includes the value of its 100%-owned Long steel division plus the economic value of the beneficial ownership of principally Acindar and the Wire Drawing division

(a) Represents 100% of midpoint valuation times Belgo’s beneficial ownership. Belgo’s beneficial ownership in Long Steel, Guilman Amorin, Wire Drawing and Andrade mine is 100%, 51%, 55% and 100%, respectively
(b) Represents 100% of midpoint valuation times Belgo’s fully diluted ownership (64%) after the conversion of the “Obligaciones Convertibles ”

Sensitivities

Equity value (US$m)(a)

		Change in WACC

		-75bps	-50bps	Base	+50bps	+75bps

	0.0%	3,652	3,569	3,413	3,268	3,200
Change in growth at perpetuity	0.5%	3,695	3,609	3,448	3,299	3,229

	1.0%	3,741	3,652	3,486	3,333	3,261

	1.5%	3,792	3,700	3,527	3,369	3,294
	2.0%	3,847	3,751	3,572	3,408	3,331

Value per thousand shares (US$)

		Change in WACC

		-75bps	-50bps	Base	+50bps	+75bps

	0.0%	520.50	508.68	486.42	465.85	456.15
Change in growth at perpetuity	0.5%	526.61	514.39	491.44	470.27	460.30

	1.0%	533.25	520.59	496.86	475.03	464.76

	1.5%	540.48	527.33	502.74	480.17	469.58
	2.0%	548.39	534.69	509.13	485.75	474.79

(a) WACC for the Andrade Mine, Long Steel and Wire Drawing divisions is 13.07% .
WAC C for Acindar and Guilman Amorin is 13.88% and 12.40%, respectively.

36

Main valuation assumptions	Section 2

Tab D

Acindar

37

Main valuation assumptions	Section 2

Acindar valuation summary

Our valuation assumes the conversion of all outstanding convertible indebtedness at Acindar

Premium analysis

Midpoint DCF valuation	US$1.21

Premium over
Current	(38.5%)
30 day average	(38.2%)
60 day average	(41.1%)
90 day average	(40.8%)

(a) Averages refer to trading days

Source: FactSet (as of July 22, 2005)

(a) Stock price of US$1.97 as of July 22, 2005.
(b) Represents the high (CSN 3.8x EV/20005 EBITDA) and low (Usiminas 2.1x EV/20005 EBITDA) of trading multiples for Brazil steelmakers
Note: Analysis by trading multiples as well as 30 and 90 days trading ranges are for illustration purposes only. DB suggested value range based exclusively on DCF
Source: Deutsche Bank estimates, Bloomberg

38

Main valuation assumptions	Section 2

Main forecast assumptions

Volume assumptions

Source: Acindar’s Business Plan

39

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Sales price assumptions

(a) Average prices per ton sold, net of taxes and freight costs
Source: Acindar’s management and Business Plan

40

Main valuation assumptions	Section 2

Main forecast assumptions (continued)

Gross margin and capital expenditures

     Gross margin decreases due to expectation of rising raw materials costs (i.e. energy costs)

(a) Represent full year 2005 capital expenditures
Source: Acindar’s Business Plan

41

Main valuation assumptions	Section 2

Acindar fully diluted valuation

On a fully diluted basis, Belgo owns 64.1% of Acindar

Amount of Obligaciones Convertibles (US$ 000)	82,423

Number of new shares issued, if converted	234,080,868

Initial number of Acindar shares	631,227,597

Fully dilluted number of Acindar shares	865,308,465

Belgo's initial number of shares in Acindar	458,776,217

Belgo's current ownership stake in Acindar	72.7%

Belgo's amount of convertible debt in Acindar (US$000)	33,813
Belgo's new number of shares in Acindar, if converted	554,804,067

Belgo's fully diluted ownership stake in Acindar	64.1%

42

Main valuation assumptions	Section 2

Acindar’s DCF valuation summary

	7 months
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014

(US$m)
Net sales	437	848	755	768	794	814	817	795	790	770
EBITDA	161	295	233	217	231	241	244	240	247	238
EBITDA margin	37%	35%	31%	28%	29%	30%	30%	30%	31%	31%
EBITDA per ton sold	131	213	169	142	141	140	138	135	140	135
(+/-) Working capital	8	(12)	17	(3)	(5)	(4)	(2)	1	(0)	0
(-) CapEx	(49)	(92)	(64)	(45)	(25)	(25)	(25)	(25)	(25)	(25)
(-) Other with cash effect(a)	(0)	(2)	(4)	(1)	0	0	0	(0)	0	(0)
(-) Taxes (b)	(51)	(93)	(70)	(64)	(68)	(71)	(73)	(71)	(74)	(71)

Free Cash Flow (FCF)	69	97	112	104	133	141	145	145	148	142

(a) Includes changes associated to other long-term assets and liabilities.
(b) Includes impact of NOLs

(a) Represents the cash flows for the remaining 7 months of 2005

43

Main valuation assumptions	Section 2

Acindar’s DCF valuation summary (continued)

Valuation results (US$ m, except per share data)

		WACC

	13.13%	13.88%	14.63%
Enterprise value(a)	1,006	945	891
Net debt	21	21	21
Other adjustments	82	82	82

Equity value	1,109	1,048	994

Price per share (US$)	1.28	1.21	1.15

(a) Terminal value calculation assumes 1% nominal growth

Valuation multiples

WACC

	13.13%	13.88%	14.63%
TEV/2005E EBITDA	3.2x	3.0x	2.9x
TEV/2006E EBITDA	3.4x	3.2x	3.0x
TEV/LT EBITDA	4.2x	4.0x	3.7x
TEV/2005E Net revenues	1.3x	1.2x	1.2x
TEV/2006E Net revenues	1.2x	1.1x	1.1x

Calculating terminal value
(TV)

(US$m)
TV FCF (2015)	$139
LT perpetuity growth rate	1%
Terminal Value	$1,080

Sensitivities

Equity value (US$m)

				WACC

		13.13%	13.38%	13.88%	14.38%	14.63%

	0.0%	1,082	1,063	1,026	992	975
	0.5%	1,095	1,075	1,037	1,001	985
Growth at
Perpetuity	1.0%	1,109	1,088	1,048	1,012	994
	1.5%	1,124	1,102	1,061	1,023	1,005
	2.0%	1,140	1,117	1,074	1,035	1,016

Value of Belgo’s stake (US$m)

				WACC

		13.13%	13.38%	13.88%	14.38%	14.63%

	0.0%	694	681	658	636	625
	0.5%	702	689	665	642	631
Growth at
Perpetuity	1.0%	711	697	672	649	638
	1.5%	721	707	680	656	644
	2.0%	731	716	689	663	651

44

Main valuation assumptions	Section 2

Tab E

APSL and AAB

45

Main valuation assumptions	Section 2

AAB and APSL valuation summary

     Our valuation of APSL incorporates the capital increase, which took place on June 3, 2005, for the acquisition of 2.8bn ordinary share of CST

APSL valuation results
(US$m, except per share data)

		WACC(1)

	-75 bps	Base%	+0.75bps
Value of 10.5% stake in CST	311,073	284,668	261,407
(5.4bn shares)

Other adjustments	-	-	-

Equity value	311,073	284,668	261,407

Number of shares (millions)	4,897	4,897	4,897
Value per 000 shares (US$)	63.52	58.13	53.38

(1) Base case WACC for CST is 12.75% p.a. and for Vega is 13.07% p.a.

AAB valuation results
(US$m, except per share/quota data)

		WACC(1)

	-75 bps	Base%	+0.75bps

Value of 33.2% stake in CST	982,118	898,753	825,311
(16.9bn shares)
Value of 75.0% stake in Vega	259,735	231,944	207,157
(268m shares)
Other adjustments	-	-	-

Equity value	1,241,853	1,130,697	1,032,468

Number of quotas (millions)	2,123	2,123	2,123
Value per 000 quotas (US$)	585.09	532.72	486.44

46

Exhibit 3
Net Equity at Market Prices Report of AAB, APSL and Belgo prepared by Apsis Consultoria Empresrial S/C Ltda.

REPORT

RJ-057/05

APPLICANTS:	COMPANHIA SIDERÚRGICA BELGO MINEIRA (BELGO), headquartered at Avenida Carandaí, 1115 - 20º to 26º Andar, in the City of Belo Horizonte, State of Minas Gerais, Corporate Taxpayer’s ID (CNPJ) # 24.315.012/0001-73, COMPANHIA SIDERÚRGICA DE TUBARÃO (CST), headquartered at Av. Brigadeiro Eduardo Gomes, 930, in the City of Serra, State of Espírito Santo, Corporate Taxpayer’s ID (CNPJ) # 27.251.974/0001-02.

SUBJECT MATTER:	CST, BELGO, ARCELOR AÇOS DO BRASIL LTDA (AAB), headquartered at Rua Funchal, 411/12[o] andar, in the City of São Paulo, State of São Paulo, Corporate Taxpayer’s ID (CNPJ) # 07.157.304/0001-06, and APSL ON PN PARTICIPAÇÕES S.A. (APSL), Corporate Taxpayer’s ID (CNPJ) # 05.553.197/0001-00.

PURPOSES:	PHASE 1 – MERGER OF AAB AND APSL BY BELGO: Calculation of the swap ratios of AAB’s quotas and APSL’s shares for BELGO’s shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price for the purposes of Article 264 of Law 6.404, of December 15, 1976 (Stock Corporation Act).

PHASE 2 – MERGER OF CST SHARES FOR BELGO SHARES: calculation of the swap ratios of CST shares not owned by Belgo, for Belgo shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law 6.404 of December 15, 1976 (Stock Corporation Act).

BASE DATE:	May 31, 2005: Taking into account the adjustments in Chapter 9.

1

EXECUTIVE SUMMARY

APSIS CONSULTORIA EMPRESARIAL S/C Ltda. (APSIS) was contracted by BELGO and CST to:

calculate the swap ratios of AAB quotas and APSL shares for BELGO’s shares, with the appraisal of the equity of all companies, under the same criteria and on the same dates, at market price for the purposes of Article 264 of Law 6.404, of December 15, 1976 (Stock Corporations Act); and

Calculate the swap ratios of CST shares not owned by Belgo, for Belgo shares, with the appraisal of the equity of all companies, under the same criteria and on the same dates at market price, for the purposes of Article 265 of Law 6.404, of December 15, 1976 (Stock Corporations Act).

The technical procedures employed in this report are compliant with the appraisal norms criteria, and the appraising calculations to determine the assets value were based on the income, assets and market approach.

This report shows the companies’ assets and liabilities at market values, as used to adjust the book Net Equity of AAB, APSL, CST and BELGO based on the assets approach.

EVENTS AND ADJUSTMENTS CONSIDERED IN THE APPRAISAL

For this appraisal, in Phase 1, which consists of the AAB and APSL merger by BELGO, we considered APSL’s capital increase by subscription performed on June 3, 2005, in the amount of R$ 248,852,480.00 with the issuance of 2,262,349,818 shares, and APSL’s acquisition of 2,721,968,485 shares in CST, made with funds from the capital increase. These events will be reflected in the adjusted balance sheet of APSL

In Phase 2, which refers to the merger of CST shares, we already considered the effects of the AAB and APSL merger by BELGO, assuming that this operation will be approved. Thus, we considered that BELGO owns 22,267,595,982 shares in CST and 200,965,646 shares in VEGA DO SUL S/A, and the new amount of BELGO shares, according to the Protocol of Merger (Phase 1) is equal to 9,871,421,612 shares.

2

3

4

5

6

7

SWAP RATIO CALCULATION

PHASE 1 (AAB and APSL MERGER)

NET EQUITY AT MARKET

	BELGO	AAB	APSL

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 6,392	R$ 2,381	R$ 644
TOTAL SHARES / QUOTAS	7,015,829,297	2,122,516,699	4,896,865,634
R$ PER THOUSAND OF SHARES / QUOTAS	R$ 911.092123	R$ 1,121.822297	R$ 131.475762
SWAP RATIO	1.000000	0.812154	6.929735

Note: Amount of AAB or APSL quotas / shares for one BELGO share, considering the events and adjustments in Chapter 9

PHASE 2 (CST SHARES MERGER)

NET EQUITY AT MARKET

	BELGO	CST

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 9,417	R$ 6,242
TOTAL SHARES / QUOTAS	9,871,421,612	50,976,440,030
R$ PER THOUSAND OF SHARES	R$ 953.963155	R$ 122.452683
SWAP RATIO	1.000000	7.790463

Note: Amount of CST shares for one BELGO share, considering the realizations in Phase 1

8

SUMMARY

1. INTRODUCTION	10

2. PRINCIPLES AND QUALIFICATIONS	11

3. LIMITATION OF LIABILITY	12

4. APPRAISAL METHODOLOGY	13

5. MARKET ANALYSIS	15

6. CHARACTERIZATION OF THE ARCELOR GROUP	17

7. CHARACTERIZATION OF AAB AND APSL	19

8. CHARACTERIZATION OF BELGO	28

9. THE OPERATION	56

10. GENERAL APPRAISAL CRITERIA	59

11. APPRAISAL OF THE CST NET EQUITY AT MARKET VALUE	65

12. APPRAISAL OF THE AAB NET EQUITY AT MARKET VALUE	68

13. APPRAISAL OF THE APSL NET EQUITY AT MARKET VALUE	70

14. APPRAISAL OF THE BELGO NET EQUITY AT MARKET VALUE	71

16. CONCLUSION	77

17. LIST OF ATTACHMENTS	78

9

1. INTRODUCTION

APSIS CONSULTORIA EMPRESARIAL S/C Ltda. (APSIS) was contracted by BELGO and CST to:

calculate the swap ratios of AAB quotas and APSL shares for BELGO shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law # 6.404, of December 15, 1976 (Stock Corporations Act).

Calculate the swap ratios of CST shares not owned by BELGO for BELGO shares, with the appraisal of the equity of all companies under the same criteria and on the same dates, at market price, for the purposes of Article 264 of Law # 6.404, of December 15, 1976 (Stock Corporations Act).

To prepare this work, we used data and information provided by third parties, in the form of documents and verbal interviews with clients. The estimations used in this process are based on documents and information, including the following:

bylaws or charter of the companies;

accounting statements of the companies group;

organizational chart and list of shareholders;

list of the property, plant and equipment;

Annual Information (IAN) and Quarter Information (ITR) for the companies;

set of architecture plans;

list of areas; and

documents with general information on the industrial plant appraised, including productive capacity data.

The plants were inspected in March, April and May, 2005.

APSIS team responsible for coordinating and performing this work is composed of professionals:

ANA CRISTINA FRANÇA DE SOUZA
civil engineer
post-graduated in accounting sciences (CREA/RJ 91.1.03043 -4)

CARLO HEITOR MIRANDADE FARIA
civil engineer
master degree in production engineering (CREA/RJ 11.533 -D)

CESAR DE FREITAS SILVESTRE
accountant
(CRC/RJ 44779/O-3)

CLÁUDIO AZEVEDO
metallurgic engineer
(CREA/MG 27.805)

CLAUDIO MARÇAL DE FREITAS
accountant
(CRC/RJ 55029/O-1 )

  FRANCISCO JOSÉ DA ROCHA MAIOLINO
aeronautical engineer
post-graduated in finances (CREA/SP 92338)

LAURO JOSÉ DE SALES CHEVRAND
metallurgic engineer

   LUIZ FERNANDO SARCINELLI GARCIA
metallurgic engineer
(CREA/RJ 11.385 -D)

  LUIZ PAULO CESAR SILVEIRA
mechanic engineer
master degree in business administration (CREA/RJ 89.1.00165 -1)

MARCELO UNFER PARABONI
business administrator
post-graduated in financial administration (CRA/RJ 20-47.164 -6)

MARGARETH GUIZAN DA SILVA OLIVEIRA
civil engineer
(CREA/RJ 91.1.03035 -3 )

RICARDO DUARTE CARNEIRO MONTEIRO
civil engineer
post-graduated in economic engineering (CREA/RJ 30137-D)

SÉRGIO FREITAS DE SOUZA
economist
(CORECON/RJ 23521-0)

VERÔNICA ROCHA DE OLIVEIRA
accountant
(CRC/RJ 69548/O-9 )

10

2. PRINCIPLES AND QUALIFICATIONS

This report is strictly compliant with the basic principles described below.

The consultants and appraisers neither have any personal relation with the issue of this report nor will they obtain any advantage from it.

In no circumstance the APSIS professional fees are subject to the conclusion of this report.

This report was prepared by APSIS, and no one other than the consultants themselves prepared the analysis and respective conclusions.

In this report, the information received from third parties is assumed to be accurate, and their sources are included in the report.

To the extent of the consultants’ knowledge and belief, the analysis, opinions and conclusions expressed in this report are based on true and accurate data, activities, research and surveys.

APSIS assumes full responsibility for the Engineering and Appraisals issues, including the implicit ones, to perform its honorable functions essentially established in laws, codes or applicable regulations.

For the purposes of estimation, we started our work assuming that the asset subject matter of this work is free of any judicial or extrajudicial charge or encumbrance, except for those listed in this report.

This Report is compliant with the specifications and criteria of the Brazilian Association of Technical Standards (ABNT), the specifications and criteria of the Uniform Standards of Professional Appraisal Practice (USPAP), in addition to the requirements set by different bodies, such as the Ministry of Finance, the Brazilian Central Bank, Banco do Brasil, Brazilian Securities and Exchange Commission (CVM), Superintendence of Private Insurance (SUSEP), etc.

The report presents all limiting conditions provided for the methodologies adopted, which affect the analysis, opinions and conclusions contained on same.

APSIS declares that it has no direct or indirect interest in the companies that are subject matter of this report, or in their respective controlling companies, or the operation to which the “Plan and Justification” refers. And, further, that there is no material event that may characterize any current or potential conflict or pooling of interests for the issuance of this Appraisal Report.

In the course of our work, the controlling shareholders and managers of the companies subject matter of this report have not directed, limited, caused difficulties or performed any acts that had or may have affected the access, use or knowledge of the information, goods, documents or work methodologies important for the quality of our conclusions.

The Report was prepared in full compliance with the requirements of the Codes of Professional Ethics of the Federal Council of Engineering, Architecture and Agronomy (CONFEA) of the Institute of Legal Engineering.

11

3. LIMITATION OF LIABILITY

To prepare this report, APSIS used non-audit historical information and data or those audited by third parties, and projected, non-audited data provided verbally or in writing by the company’s management, or obtained from the sources mentioned here. Accordingly, APSIS assumed that the data and information obtained for this report are true, and that APSIS has no liability in relation to its accurateness.

The scope of this work does not include auditing the financial statements or reviewing the services performed by their auditors.

Our work was developed exclusively for the use of the applicants, aiming the purpose previously stated. Therefore, this report may be disclosed as part of the documents of Belgo’s corporate restructuring (APSL and AAB merger and CST shares merger), and the reference to this document in the related publications is authorized. It also may be filed with the SEC and CVM (Brazilian and Exchange Commission) and made available to shareholders and third parties, including through the websites of the companies involved.

Please not that the comprehension of the conclusion of this report requires its integral reading, including its attachments. Therefore, one may not reach to conclusions from its partial reading.

We will not be liable for incidental losses of the applicant and its shareholders, officers, creditors or other parts, resulting from the use of the data and information provided by the company and included in this report.

The analysis and conclusions in this report are based on several assumptions, on this date, of future operational plans, such as: macroeconomic factors, values adopted by the market, exchange rate fluctuation, sales prices, volumes, market share, earnings, taxes, investments, operational margins, etc. Thus, the future results may be different from any forecast or estimate contained in this report.

This appraisal does not reflect events and their respective effects occurred after the issuance of this report.

12

4. APPRAISAL METHODOLOGY

ASSETS APPROACH – NET EQUITY AT MARKET VALUE

This methodology derives from the generally accepted accounting principles (GAAP), where the financial statements are prepared based on the historical cost principle, i. e. the acquisition cost. Due to this and the basic accounting principles, the book value of a company’s assets minus the book value of its liabilities is equal to the book value of its net equity.

The methodology first considers the book value of the assets and liabilities, and requires adjustments to a few of these items, so as to reflect their likely realization values. The result of this method may give an initial base to estimate a company’s value, and a useful base to compare the results of other methodologies.

On the other hand, the basic principles of economics allow us to create the following appraisal technique: the assets defined value minus the liability defined value is equal to the defined value of a company’s net equity. Within an appraisal view, the relevant value definitions are those appropriate to the appraisal purposes.

Therefore, the asset approach aims to evaluate a company value by adjusting the book values (net balance) to their respective fair market values. The assets and liabilities deemed relevant are evaluated by the fair market value, with the comparison of this value and its book value (net balance).

The general appraisal criteria used to adjust the assets subject to appraisal at market price are detailed in chapter 10 of the report.

These adjustments, duly analyzed, are added to the book Net Equity value to determine a company’s market value by the assets approach. The fair market value of a company will be the Net Equity, with due regard for the adjustments found for the appraised assets and liabilities.

13

Please note that our work did not include the identification and valuation of the Company’s property, plant and equipment, non-recorded in the accounting statements, nor the identification and quantification of assets non-recorded or non-disclosed by the Company’s management.

In this appraisal, the methodology and the scope adopted aimed to evaluate a company in going concern. Therefore, the costs incurred with the realization of assets or requirement of liabilities, as well as those related to the companies’ bankruptcy or liquidation processes, have not been included in the calculations.

MAIN PHASES OF THE APPRAISAL

Reading and analysis of the companies’ interim balance sheets.

Analysis of the assets and liabilities accounts recorded in the company balance sheet to identify the accounts subject to adjustments and to calculate its probable market values.

The company’s property, plant and equipment adjustments at their respective market values, based on the equity appraisals performed by APSIS.

Application of the equity adjustment method to the net equity at market values for the controlled and affiliate companies to calculate the amount of investments.

Calculation at market value of the net equity of the companies and their shares and/or quotas.

14

5. MARKET ANALYSIS

Brazil is the largest steel and iron producer in Latin America. The table below shows the crude steel production per country for year 2004:

Gross Steel Production 10[3] t

COUNTRIES	2004

BRAZIL
32,913.1
MÉXICO
16,729.6
ARGENTINA
5,125.6
VENEZUELA
4,560.8
CHILE
1,579.1
TRINIDAD
ANDTOBAGO	814.9
COLÔMBIA
730.1
PERU
726.0
CUBA
192.0
PARAGUAY
107.2
ECUADOR
71.7
URUGUAY	57.7

TOTAL	59,580.6

Source: Iron and Steel Latin American Institute ( ILAFA)

In Brazil, the most produced category is the pig iron, followed by the crude steel.

The table below shows the iron and steel production in Brazil in 2004, according to several categories:

PRODUCTS	2004 10[3] t

CRUDE STEEL	32,913.1
ROLLED	23,365.6
FLAT	14,441.4
LONG	8,924.2
UNFINISHED PRODUCT FOR SALES	7,187.7
PLATES	4,737.4
INGOTS, BLOOMS AND BILLETS	2,450.3
PIG IRON	34,608.2
INTEGRATED PLANTS	24,950.8
INDEPENDENT PRODUCERS	9,657.4
SPONGE IRON	439.7

Source: Brazilian Institute of Steel Metallurgy (IBS)

The Brazilian steel metallurgy started developed when the Portuguese real family came to Brazil. The Ipanema plant, near the city of Sorocaba was inaugurated in 1815. Other plants were constructed in the cities of Congonhas do Campo, Caeté and São Miguel de Piracicaba, all in the State of Minas Gerais.

Propelled by the development in the period of 1917 to 1930, the Brazilian steel metallurgy developed mainly because of the creation of BELGO in the city of Sabará, State of Minas Gerais, which in 1922 associated with Belgian capitals and became Companhia Siderúrgica

15

Belgo-Mineira, one of the largest propellers of the national metallurgy.

In the 30’s decade the metallurgy continued growing, propelled by Belgo-Mineira. With the efforts of Getúlio Vargas’ government in 1941, in the municipality of Volta Redonda (RJ), of Companhia Siderúrgica Nacional (CSN). Another important event in that period was the creation of Companhia Vale do Rio Doce (CVRD) in 1942, also resulting from an agreement with the United States, with the mission of enhancing and developing that Minas Gerais valley.

In the 90’s decade the metallurgical park already counted on 43 public and private companies, which summed together approximately 120 blast furnaces.

The installation of these producing units concentrated mainly in the State of Minas Gerais and the Rio-São-Paulo connection, due to the proximity of the regions rich in raw material employed to produce steel, or places with high consumption potential.

In 1991, the Brazilian metallurgy started being privatized, leading to a high production growth over the subsequent years.

Arcelor is the world’s largest steel producer. According to the Metal Bulletin data, Arcelor’s production in 2003 was the highest one, as shows the ranking of the world’s largest steel producers.

Company	Production 2003*

Arcelor	42.8
Nippon Stell	31.8
LNM Group	31.1
JFE Group	29.8
Posco	29.7
Shanghai Baosteel	19.9
Corus Group	18.9
US Steel	17.9
Thyssen Krupp Steel	17.0
Riva Group	15.7

Source: Metal Bulletin *in millions of tons

16

6. CHARACTERIZATION OF THE ARCELOR GROUP

Arcelor is the world’s leader in the metallurgical industry. It originated from the merger of these steel companies: Aceralia (Spain); Arbed (Luxemburg) and Usinor (France), concluded in February 2002. The group develops activities in four segments: (i) production of flat carbon steel, (ii) production of long carbon steel, (iii) production of stainless steel, (iiii) distribution, transformation and commercialization of steel.

The company employs almost 100 thousand people in the world. It produces annually 44 millions of steel tons, having revenues of US$33 billion, and 80% of its sales are destined to Europe.

GEOGRAPHIC PERFORMANCE IN THE WORLD:

In 2004, the South America operations represent 7.1% of the sales of the company, which ended the year with a total production of 46.9 million of tons of crude steel and sales of 43.9 million of rolled products.

The European group has been made most of the acquisitions in Brazil, where the production costs are lower than those in Europe, and the demand is increasing faster. The company states that it intends to invest at least US$ 3.9 billions in the country by the end of this decade. Arcelor is still more interested in markets that are not yet mature, because they have more perspectives.

17

18

7. CHARACTERIZATION OF AAB AND APSL

In Brazil, the Arcelor group operates in the flat steel industry through Arcelor Aços do Brasil Ltda. (AAB) and APSL ONPN Participações S.A. (APSL), which are holdings created to manage the share ownership in the Brazilian metallurgical companies.

AAB holds share ownership in CIA SIDERÚRGICA DE TUBARÃO (CST) and VEGA DO SUL (VEGA). APSL holds share ownership only in CST.

CORPORATE CAPITAL OF AAB AND APSL

On the base date, the corporate capital of AAB and APSL were composed as follows:

AAB

DISCRIMINATION	Quotas	%

USINOR - FRANCE	1,797,014,818	84.66%
ARCELOR SPAIN HOLDING SL	325,501,781	15.33%
OTHER	100	0.01%
GRAND TOTAL	2,122,516,699	100.00%

APSL

DISCRIMINATION	Shares	%

AAB	1	0.01%
ARCELOR SPAIN HOLDING SL	4.896,865,633	99.99%
GRAND TOTAL	4,896,865,634	100.00%

(*) Considering the subsequent events described in Chapter 9

NET EQUITY OF AAB AND APSL

On the base date, the Net Equity was the following:

AAB

ACCCOUNT	R$ million
REALIZED CAPITAL	2,123
CAPITAL RESERVES	0
PROFITS/ACCRUED LOSSES	339
NET EQUITY	2,462

APSL (considering the events and adjustments described in Chapter 9)

ACCOUNT	R$ million
REALIZED CAPITAL	369
PROFIT RESERVES	105
PROFITS/ACCRUED LOSSES	93
NET EQUITY	567

19

20

LOCALIZATION MAPS (INDUSTRIAL PLANTS)

21

22

CST

Companhia Siderúrgica de Tubarão (CST) was inaugurated in 1983. It is located in the municipality of Serra, State of Espírito Santo. It was created from the association of three important groups of the world’s metallurgical sector at that time: Siderurgia Brasileira S.A.- SIDERBRÁS (Brazil), whose minority partners are Kawasaki Steel Corporation - KSC (Japan) and Societá Finanziaria Siderúrgica Finsider (Italy).

CST is a coking metallurgical plant, with nominal capacity of 5,000,000 t/year of liquid steel, and 100% of its production is through continuous plate casting. Its main products are plates (67%) and coils (32%). It is one of the most important flat rolls companies of the internal market, and it has 27% hot coil market share.

The company exports great portion of its production. Over the past years, CST has sold over 91% of its production to the external market. In 2003, the company obtained the 8th position in the national ranking of exporting companies, and it was responsible for 1.12% of the Brazilian general exports, in US$ Fob.

The table below shows the list of shareholders of CST in May 31, 2005:

LIST OF SHAREHOLDERS

ACIONISTA	TOTAL	%
ARCELOR AÇOS DO BRASIL LTDA	16.911.194.998	33,1745
ARCELOR SPAIN HOLDING SL	10.796.121.514	21,1786
APSL ONPN PARTICIPAÇÕES S.A.	5.352.750.659	10,5004
VICTORIA BAY OVERSEAS S L	4.034.524.170	7,9145
Total ( 1+2+3+4)	37.094.591.341	72,7681
Empregados	335.300.651	0,6578
Acionistas c/ participação superior a 0,8%	3.758.245.266	7,3725
Demais	9.788.302.772	19,2016
TOTAL	50.976.440.030	100,0

23

24

25

VEGA

The company started its activities in 2003. Its shareholders are AAB (75%) and CST (25%). It is focused on cold rolled and galvanized products through the processing of hot coils supplied exclusively by CST.

With a production capacity of 880 thousand of tons, it is the main consumer of the CST coils in the internal market, responsible for 28% of the total coil sales in 2004.

The company should operate with its full capacity until the end of 2005, consolidating itself in the galvanized steel category in Brazil. Approximately 70% of Vega do Sul’s sales are destined mainly to the automotive industry, where its estimated market share is 35%, and the production of vehicle bodies.

The table below shows the list of Vegas’ shareholders:

	Common
	Registered Shares
Shareholders	%	Total %

AAB	200,965,646	75
CST	66,988,549	25
Total	267,954,195	100

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27

8. CHARACTERIZATION OF BELGO

Since its foundation in 1921, BELGO belongs to the Arbed Group (Luxemburg). In 2002, the Arbed merged into other European metallurgical companies originating the Arcelor Group, the largest metallurgical group in the world. BELGO is now an industrial holding, since it does not have its own property, plant and equipment.

BELGO operates in the metallurgical industry through the companies Itaúna Siderúrgica Ltda., located in the city of Itaúna, State of Minas Gerais, and Belgo Siderurgia S.A., with industrial units in João Monlevade, Sabará and Juiz de Fora, in the State of Minas Gerais, and Piracicaba, in the State of São Paulo, and Vitória, State of Espírito Santo. Belgo Siderurgia is also the parent company of Acindar – Indústria Argentina de Aceros S.A., the largest long steel producer in Argentina.

It operates in the wire drawing sector through the companies BBA – Belgo Bekaert Arames S.A., with industrial units in Contagem and Sabará, State of Minas Gerais, in Osasco and Hortolândia, in the State of São Paulo; Jossan S.A., located in Feira de Santana, State of Bahia; BMB – Belgo-Mineira Bekaert Artefatos de Arame Ltda., with units in Vespasiano and Itaúna, in the State of Minas Gerais; and the BBA affiliate, Wire Rope Industries (WRI) Group, with plants in Canada, Peru, Chile and Brazil (in the city of Osasco, São Paulo).

CORPORATE CAPITAL

On the base date, the list of BELGO’s shareholders was the following:

DISCRIMINATION	COMMON	PREFERRED	TOTAL
	SHARES	SHARES	SHARES
	(THOUSAND)	(THOUSAND)	(THOUSAND)

ARCELOR Group	2,681,394	1,461,445	4,142,839
CENTRUS - Fund. Bco.
Central Prev. Priv.	367,680	0	367,680
PREVI - Cx. Prev. Func.
Banco Brasil	285,999	314,228	600,227
OTHER	569,928	1,335,155	1,905,083
TREASURY STOCK	0	68,300	68,300
TOTAL	3,905,001	3,179,128	7,084,129

For appraisal purposes, the treasury shares were excluded from the total outstanding shares.

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29

BELGO SIDERURGIA S/A

BELGO concentrates 99% of its investments in BELGO SIDERURGIA, which in turn directly operates the industrial units of Sabará, Monlevade, Juiz de Fora, Piracicaba and Vitória. It also operates as a holding of the wire drawing and services companies, and also of ACINDAR.

On the base date, the list of shareholders of BELGO SIDERURGIA was the following:

DISCRIMINATION	TOTAL SHARES

BELGO	2,692,709
OTHER	24,196
TOTAL	2,716,905

ACINDAR INDUSTRIA ARGENTINA DE ACEROS S/A

ACINDAR is an integrated steelworks that operates through a direct reduction unit that produces long products, including square iron bars, wire rod, slabs and shapes, hot stripes, wires and sewed tubs.

BELGO BEKAERT ARAMES S/A (BBA)

BBA is the main company in the wire drawing industry. It produces wire and cordages, and is the sole Brazilian producer of cordage thread for prestressed concrete. Its annual production capacity reaches 700,000 tons of wiredraws, and it has industrial units in Contagem and Sabará, State of Minas Gerais; Hortolândia and Osasco, in the State of São Paulo.

BELGO MINEIRA BEKAERT ART. DE ARAME LTDA (BMB)

It produces steel cord (steel cord for radial tire) and hose wire (wires to reinforce hoses), and it has plants in the cities of Vespasiano and Itaúna.

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BELGO BEKAERT NORDESTE S/A (BBN)

Trefilaria de Feira de Santana – BA. It produces nails and wire for agriculture.

CAF SANTA BÁRBARA LTDA.

CAF Santa Bárbara operates with reforestation and wood coal production. It produces timber for the furniture, agriculture and civil construction industries. In 2004, it produced around 933 thousand of cubic meters of wood coal.

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INDUSTRIAL PLANTS: LOCALIZATION MAPS AND OPERATIONS SUMMARIES

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OTHER COMPANIES OF THE BELGO GROUP

The companies below are service companies, small industries or only affiliates.

BELGO-MINEIRA PART. E IND. E COM. SA.

Belgo-Mineira Participação Indústria e Comércio S.A. (BMP) was created in 1995 especially to manage the leasing, with purchase option, of the facilities of Mendes Júnior Siderurgia S.A. (MJS), current industrial plant of Juiz de Fora. On the base date of this report, BMP had no operational activities.

BELGOPAR LTDA.

Dormant company without operational activities on the base date.

ITAÚNA SIDERURGIA LTDA.

Products for the metal working and metallic structures, furniture and metallurgical industries in general. It has a rolling mill with installed capacity of 100 thousand t/y.

SOL COQUERIA TUBARÃO

This company is still in the construction phase. It will be installed at the CST industrial park, in the municipality of Serra, State of Espírito Santo. As of 2006, SOL Coqueria Tubarão S.A. will produce 1.55 millions of tons of metallurgical coke to assist with the CST and other metallurgical plants expansion.

BMS – BELGO MINEIRA SISTEMAS S/A.

Established in January 1984, BMS - Belgo-Mineira Sistemas is engaged in the development of IT solutions and provision of services. BMS provides services to clients of most varied areas, such as metallurgy, industries, logistics, transports, health and financial areas in Brazil and abroad.

BELGO-MINEIRA ENGENHARIA LTDA.

This company provides engineering services to the group’s industrial units.

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BMF – BELGO-MINEIRA FOMENTO MERCANTIL LTDA.

This is a factoring company that works with the acquisition of assets. It also makes collections and provides technical-consulting support to the financial area.

BELGO-MINEIRA COMERCIAL EXPORTADORA SA.

This company provides foreign trade services to the other group companies.

USINA HIDRELÉTRICA GUILMAN-AMORIN SA

A power generation company, with capacity of 140 MW.

BEMEX INTERNACIONAL LTDA.

It provides foreign trade services to the other group companies.

BELGO-MINEIRA URUGUAY S.A.

It provides foreign trade services to the other group companies.

PBM - PICCHIONI BELGO-MINEIRA DTVM S.A.

It provides financing services to the other group companies.

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CIMAF CABOS S.A.

Company in which BBA holds 50% share ownership. It is controlled by Wire Rope Industries Group (WRI), Canada, and produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. The company has operational unit in the city of Osasco, São Paulo.

PROCABLES S.A.

Company in which BBA holds 47.74% of the capital. It is controlled by Wire Rope Industries Group (WRI), of Canada. It produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. The company has operational unit in Peru.

PRODUCTOS DE ACEROS S.A. – PRODINSA

Company in which BBA holds 50% of the capital. It is controlled by the WR Group. It produces steel cables for the mechanical industry, for elevators, oil platforms and for use in general. It has operational unit in Chile.

WIRE ROPE INDUSTRIES LIMITED

Company in which BBA holds 50% of the capital. It is controlled by the WRI Group. It produces steel cables for the mechanical industry, for elevators, oil platforms and use in general. It has operational unit in Canada.

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9. THE OPERATION

The Operation

PHASE 1: BELGO will merger AAB and APSL.

PHASE 2: BELGO will merger CST shares.

EVEN TS AND AJUSTMENTS CONSIDERED IN THE APPRAISAL

For this appraisal, in Phase 1, which consists of the AAB and APSL merger by BELGO, we considered APSL’s capital increase by subscription performed on June 3, 2005, in the amount of R$ 248,852,480.00 with the issuance of 2,262,349,818 shares, and APSL’s acquisition of 2,721,968,485 shares in CST, made with funds from the capital increase. These events will be reflected in the adjusted balance sheet of APSL

In Phase 2, which refers to the merger of CST shares, we already considered the effects of the AAB and APSL merger by BELGO, assuming that this operation will be approved. Thus, we considered that BELGO owns 22,267,595,982 shares in CST and 200,965,646 shares in VEGA DO SUL S/A, and the new amount of BELGO shares, according to the Protocol of Merger (Phase 1) is equal to 9,871,421,612 shares.

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10. GENERAL APPRAISAL CRITERIA

The table below shows the defined general criteria to evaluate each account and/or group of accounts of the companies involved in the operation:

GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

GENERAL	Accounts amounting to less than R$100,000.00 have	Market value identical to the book value.
not been analyzed, and the book value was kept,
except for those consolidated in a specific group.

Cash, banks, financial	Highly- liquidity assets, with book values very similar or	Market value identical to the book value.
investments, accounts receivable	equal to the market value.
from clients, factoring and
dividends receivable from
controlled companies

Reserve for doubtful accounts	The criterion of reserving credit for the accounts	Market value identical to the book value.
pending payment for over 90 days was deemed
adequate. Despite this criterion is not uniform, it is
adopted by the most relevant companies.

Prepayment without supply	Accounts of advance to suppliers with high liquidity	Market value identical to the book value.
level.
Prepayment to suppliers

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Debit balance current accounts	The main account refers to advances for tax debts to	Market value identical to the book value
(CST)	the city government of Serra, to offset with payable
taxes.

Employees’ debts (CST)	Employees’ advances with market value preserved by	Market value identical to the book value
the offset with severance amounts.

Several realizable amounts (CST)	High-liquidity debit notes, mainly.	Market value identical to the book value

Loans to the group companies	High liquidity assets.	Market value identical to the book value.
(Belgo)

Early payments and other assets	Non-recoverable amounts advanced to forwarders and	Null market value
(Belgo)	insurers.

Short-term recoverable taxes	Tax credits whose amounts are very similar to the	Market value identical to the book value
short-term payable taxes.

Inventory	Inventory of finished products and production material	Market value identical to the book value
have been appraised at their book values, since the
appraisal at market value considers the continue use of
the assets and obsoleteness appraisals on a quarterly
basis.

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Long -term financial investments	High liquidity assets with book values very similar or	Market value identical to the book value
equal to the market values.

Long -term loans to controlled	High liquidity assets.	Market value identical to the book value
and affiliate companies

Bonds and court deposits	Assets guarantying processes, whose decisions will be	Market value identical to the book value
probably favorable.

Real properties for sale	Assets whose book value is very similar to the sales	Market value identical to the book value
value

Long -term recoverable taxes and	Tax credits accounted for at their current realization	Market value identical to the book value
contributions (Belgo)	values, as informed by Belgo’s Board of Executive
Committee.

Long -term recoverable taxes and	Tax credits whose realization is estimated by July	Market value identical to the book value
contributions (CST)	2005.

Long -term recoverable tax credit	Credits related to tax suit with favorable decision in	Amount with premium calculated at estimate
(CST)	the appeals court, deferred in 132 months	SELIC rate

Non-permanent share ownership	Main amounts related to low- liquidity shares of	Null market value
(CST)	telephone government companies.

FUNRES -FUNDO RECUP. ECON.	Short-term non recoverable advances.	Null market value
E.S (CST)

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

AFECC-CONVÊNIO HOSP. S. RITA	Short-term non-recoverable advances.	Null market value
(CST)

Advanced expenses (Belgo)	Commission payments to IFC (Guilman).	Null market value (Guilman)

Other long -term receivable	The most relevant value refers to the BMP credits to	Market value identical to the book value
accounts	BS, offset with the Mendes Junior assumed debts, paid
by BMP.

Other investments (Belgo)	Non-reappraised minority share ownership.	Market value identical to the book value

Investment premium/discount	Amounts already included in each company’s Net	Null market value
Equity, at market value.

Land, buildings, machine,	Specific appraisal reports, whose summaries are shown	Market value
equipment, installments, vehicles	in Attachment 1.
and works in progress

Hardware and software,	Assets with depreciated book values similar to the	Market value identical to the book value
depreciation of hardware and	market value.
software

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Mining rights, depletion of mining	Mina do Andrade’s market value calculated under the	Market value
rights (Belgo)	Leasing Agreement (Attachment 1) information,
supplied by Belgo’s Board of Executive Committee.

Forest reserves (Belgo)	Appraised based on the market value (purchase and	Market value
sale) per solid m3 , including the last estimate
performed and the time of growth (Attachment 1).

Prepayment to suppliers –	Amounts that will be included in the property, plant	Market value identical to the book value
Property, plant and equipment	and equipment when the project is concluded.

Differed expenses	Expenses accounted for at their current realization	Market value identical to the book value
values, as informed by Belgo’s Board of Executive
Officers.

Suppliers, salaries payable	All obligations to suppliers were calculated at their	Market value identical to the book value
book values.

Debentures and financial costs	Current value calculated based on the interest rates	Market value
(Belgo)	showed in explanatory note 13 of the Financial
Statement.

Other accounts payable	BS’s balance related to the Mendes Junior assumed	Market value
debts, is zero after payment by BMP.

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GROUP OF ACCOUNTS	PREMISES	APPRAISAL CRITERION

Long and short-term loans and financings in	Amounts calculated by their face values	Market value identical to the book value
national and foreign currency

Long and short-term payable taxes,	Amounts subject to offset with tax credits,	Market value identical to the book value
contributions and social charges	and the balance payable calculated at their
face values.

Reserve for Income Tax (IR)and Social	Recalculated based on the assets appraisal.	Amount calculated with 34% on the
Contribution on Net Profits (CSLL) on		reappraisal gains.
surplus / re-appraisal of the property,
plant and equipment

Reserve for short-term financial charges	Unpaid amounts for immediate liquidation of	Null market value
(CST)	financings.

Current accounts with credit balance (CST)	Amounts early paid by creditors, affiliate	Market value identical to the book value
companies mainly.

Social contribution on profit – summer plan	Reserve for court suit, favorable decision	Null market value
(plano verão) (CST)	rendered in 2005.

Long -term debentures	Current value calculated based on the	Market value
interest rates mentioned in explanatory note
13 of the Financial Statements.

Reserve for contingencies	Reserve for court suits with probable	Market value identical to the book value
unfavorable decision

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11. APPRAISAL OF THE CST NET EQUITY AT MARKET VALUE

In this appraisal, the assets approach was adopted to calculate the market value of the CST Net Equity. In this approach, we analyzed the relevant assets and liabilities so as to reflect their fair market value.

APPRAISAL OF THE PROPERTY, PLANT AND EQUIPMENT

The property, plant and equipment are the most important ones within CST. The appraisal of these assets is shown below:

FIXED ASSETS (R$ MILLIONS)	5.696,99
LAND	15,09
BUILDINGS/FACILITIES	989,92
MACHINES/EQUIP	4.691,98

APPRAISAL OF THE OTHER ASSETS AND LIABILITIES

The other assets were appraised under the criteria in chapter 10, as show the calculation charts in Attachment 1.

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AMOUNT OF THE CST NET EQUITY AT MARKET VALUE

The table below shows the CST Net Equity at market price, including the respective adjustments of the main accounts:

RELEVANT		( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		11.146,71	8.667,88	-2.478,83

SHORT-TERM ASSETS		1.726,77	1.726,77	0,00
LONG-TERM ASSETS		342,13	193,80	-148,33
PERMANENT ASSETS		9.077,81	6.747,31	-2.330,50
INVESTMENTS		1.104,91	1.050,32	-54,59

CST Com. Ext.	100,00	1,22	1,22	0,00
CST Corp BV	100,00	702,74	702,74	0,00
SOL	62,00	216,78	216,44	-0,33
VEGA	25,00	184,10	129,83	-54,26
OUTROS		0,07	0,07	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		7.965,83	5.696,99	-2.268,84

DEFERRED ASSETS		7,07	0,00	-7,07
LIABILITIES		3.208,83	2.425,68	-783,15

SHORT-TERM LIABILITIES		1.155,20	1.056,02	-99,18
LONG-TERM LIABILITIESDEFERRED ASSETS		2.053,63	1.369,66	-683,98

NET EQUITY		7.937,88	6.242,20	-1.695,68

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VALUE OF THE CST SHARES

50,976,440,030 shares	SHARE VALUE –
TRANCHES OF ONE
THOUSAND
book equity value	R$ 155.716703
adjustment per share	(R$ 33.264020)
equity amount adjusted at market value	R$ 122.452683

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12. APPRAISAL OF THE AAB NET EQUITY AT MARKET VALUE

APPRAISAL OF THE INVESTMENT IN VEGA

VEGA is a steel transformation plant that employs the most modern processes for scouring, cold rolling and galvanization. It was officially inaugurated on April 27, 2004, but the galvanization operations started in July 2003, and the scouring and rolling operations started in September and October, respectively.

As this is a newly-inaugurated plant, we considered the property, plant and equipment book value equal to the market value.

For the other assets and liabilities, we adopted the criteria described in chapter 10, as shown in the calculation chart of Attachment 1.

NET EQUITY AT MARKET VALUE

The table below shows the AAB Net Equity at market price, including the respective adjustments of the main accounts:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		2.541,52	2.460,33	-81,19

SHORT-TERM ASSETS		0,00	0,00	0,00
LONG-TERM ASSETS		0,00	0,00	0,00
PERMANENT ASSETS		2.541,52	2.460,33	-81,19
INVESTMENTS		2.541,52	2.460,33	-81,19

VEGA	75,00	525,09	389,50	-135,58
CST	33,17	2.009,63	2.070,82	61,19
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		6,80	0,00	-6,80
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

OUTROS		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		79,24	79,24	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		79,24	79,24	0,00

NET EQUITY		2.462,28	2.381,09	-81,19

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ADJUSTMENT ORIGINS

The table below shows, in a summarized form, the origins of the adjustments of the AAB Net Equity:

R$ millions

TOTAL VARIATION	(R$ 81,19)
AGIOS/DESAGIOS	(R$ 6,80)
CST e VEGA FIXED ASSETS	(R$ 752,68)
DEFERRED	(R$ 147,95)
ACCONT INVEST.CST/AAB	R$ 623,73
PROV.IR/CS FIXED ASSET VALUATION	R$ 259,81
OTHERS	(R$ 57,30)

VALUE OF THE AAB QUOTAS

2,122,516,699 quotas	QUOTA VALUE- ONE
THOUSAND
book equity value	R$ 1,160.075194
adjustment per quota	(R$38.252897)
equity amount adjusted at market value	R$ 1,121.822297

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13. APPRAISAL OF THE APSL NET EQUITY AT MARKET VALUE

The criteria described in chapter 10, as shown in the calculation charts in Attachment 1, were used to appraise the APSL assets and liabilities.

We considered the subsequent events and adjustments described in Chapter 9 (see adjusted balance sheet in Attachment 2) to calculate the APS Net Equity at market and the swap ratio.

NET EQUITY AT MARKET VALUE

The table below shows the APSL Net Equity at market value, including the respective adjustments of the main accounts:

RELEVANT		VALOR ( REAIS MILLION )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		580,47	657,05	76,57

SHORT-TERM ASSETS		0,23	0,23	0,00
LONG-TERM ASSETS		0,92	0,92	0,00
PERMANENT ASSETS		579,33	655,91	76,57
INVESTMENTS		579,33	655,91	76,57

CST	10,51	665,06	655,91	-9,16
AGIOS/DESAGIOS		-85,73	0,00	85,73
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		13,23	13,23	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		13,23	13,23	0,00

NET EQUITY		567,24	643,82	76,57

VALUE OF THE APSL SHARES

4,896,865 thousand shares	VALUE
(Tranches of one
thousand shares)

book equity value	R$ 115.838221

adjustment per share	R$ 15.637541

equity amount adjusted	R$ 131.475762
at market value

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14. APPRAISAL OF THE BELGO NET EQUITY AT MARKET VALUE

We adopted the asset approach to appraise the BELGO Net Equity at market value. In this approach, we calculated the relevant assets and liabilities so as to reflect their fair market value.

INVESTIMENTS

To appraise the BELGO investments we adopted the criteria described in Chapter 10.

The next table shows the appraisal of the property, plant and equipment of the invested companies’ operational units.

APPRAISAL OF THE OTHER ASSETS AND LIABILITES

To appraise the other assets and liabilities, we adopted the criteria described in Chapter 10, as shown in calculation plans in Attachment 1.

COMPANY	PROPERTY, PLANT & EQUIPMENTTotal (R$ millions)

ACINDAR	LAND	11,86
	BUILDINGS/FACILITIES	118,92
	MACHINES/EQUIP	1.082,34
	OTHER	14,15

ACINDAR Total		1.227,27

BBA	LAND	39,74
	BUILDINGS/FACILITIES	157,91
	MACHINES/EQUIP	386,03
	OTHER	-

BBA Total		583,68

BELGO SIDERURGIA	LAND	149,39
	BUILDINGS/FACILITIES	547,05
	MACHINES/EQUIP	2.168,63
	OTHER	256,87

BELGO SIDERURGIA Total		3.121,94

BMB	LAND	0,84
	BUILDINGS/FACILITIES	22,37
	MACHINES/EQUIP	155,10
	OTHER	-

BMB Total		178,31

CAF	LAND	131,62
	BUILDINGS/FACILITIES	0,82
	MACHINES/EQUIP	5,64
	OTHER	293,36

CAF Total		431,44

Global Total		5.111,20

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BELGO SIDERURGIA NET EQUITY AT MARKET VALUE

The table below shows the BELGO SIDERURGIA Net Equity at market value. This company holds the majority portion of Belgo’s assets:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		6.545,23	8.405,19	1.859,96

SHORT-TERM ASSETS		1.735,73	1.731,93	-3,80
LONG-TERM ASSETS		661,14	654,34	-6,79
PERMANENT ASSETS		4.148,36	6.018,92	1.870,56
INVESTMENTS		1.815,91	2.456,49	640,57

BMU	100,00	229,45	229,45	0,00
BELGOPAR	100,00	1,86	1,86	0,00
ITAUNA	99,90	9,17	9,00	-0,17
ACINDAR	72,68	584,24	994,24	409,99
BBA	55,00	382,41	528,52	146,11
BMB	55,50	69,90	94,11	24,22
CAF	100,00	193,42	360,11	166,69
BMS	100,00	22,59	22,59	0,00
BEMEX	100,00	5,44	5,44	0,00
BMF	99,50	53,16	52,54	-0,62
BIL	100,00	18,82	18,03	-0,79
SOL	37,00	129,17	129,17	0,00
OUTROS		11,42	11,42	0,00
AGIOS/DESAGIOS		104,85	0,00	-104,85
PROPERTY, PLANT AND EQUIPMENT		1.891,96	3.121,94	1.229,98

DEFERRED ASSETS		440,49	440,49	0,00

LIABILITES		2.949,86	2.128,15	-821,72

SHORT-TERM LIABILITIES		2.262,23	1.024,84	-1.237,39
LONG-TERM LIABILITIES		687,63	1.103,31	415,67

NET EQUITY		3.595,37	6.277,05	2.681,68

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BELGO NET EQUITY AT MARKET VALUE

The table below shows the BELGO Net Equity at market value, including the respective adjustment origins:

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		4.476,07	6.430,99	1.954,92

SHORT-TERM ASSETS		2,08	2,08	0,00
LONG-TERM ASSETS		122,91	122,91	0,00
PERMANENT ASSETS		4.351,08	6.305,99	1.954,92
INVESTMENTS		4.349,62	6.305,99	1.956,38

BS	99,11	3.538,52	6.221,15	2.682,62
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		755,05	0,00	-755,05
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DIFERIDO		1,46	0,00	-1,46
LIABILITIES DEFERRED ASSETS		38,92	38,92	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITY		4.437,15	6.392,07	1.954,92

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ADJUSTMENT ORIGINS

The table below shows, in a summarized form, the origins of the adjustments of the Belgo Net Equity: valores em R$ milions

TOTAL VARIATION	1.954,92

AGIOS/DESAGIOS	(859,04)

INVESTED FIXED ASSETS	2.345,08

LIABILITIES	1.226,37

IR/CS FIXED ASSETS VALUATION PROV	(804,33)

OTHERS	46,84

VALUE OF BELGO SHARES

7,015,829 thousand shares	VALUE (tranches of one
thousand shares)
book equity value	R$ 632.448398
adjustment per share	R$ 278.643725
Equity amount adjusted at market value	R$ 911.092123

(*) excluding the treasury shares

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15. SWAP RATIO CALCULATION

PHASE 1 (AAB and APSL MERGER)

NET EQUITY AT MARKET

	BELGO	AAB	APSL

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 6,392	R$ 2,381	R$ 644
TOTAL SHARES / QUOTAS	7,015,829,297	2,122,516,699	4,896,865,634
R$ PER THOUSAND OF SHARES / QUOTAS	R$ 911.092123	R$ 1,121.822297	R$ 131.475762
SWAP RATIO	1.000000	0.812154	6.929735

Note: Amount of AAB or APSL quotas / shares for one BELGO share, considering the events and adjustments in Chapter 9

PHASE 2 (CST SHARES MERGER)

NET EQUITY AT MARKET

	BELGO	CST

NET EQUITY AT MARKET (R$ MILLIONS)	R$ 9,417	R$ 6,242
TOTAL SHARES / QUOTAS	9,871,421,612	50,976,440,030
R$ PER THOUSAND OF SHARES	R$ 953.963155	R$ 122.452683
SWAP RATIO	1.000000	7.790463

Note: Amount of CST shares for one BELGO share, considering the realizations in Phase 1

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16. CONCLUSION

Based on the analysis of the above-mentioned documentation and the APSIS studies, the experts concluded that the swap ratios of the BELGO shares for AAB shares and APSL shares, appraised according to the Net Equity at market value under the asset approach on May 31, 2005, are the following:

0.812154 AAB quotas for 1 BELGO share; and
6.929735 APSL shares for 1 BELGO share.

And the swap ratio of BELGO shares, (after the merger of AAB and APSL), for the CST shares is the following:

7.790463 CST shares for 1 BELGO share.

Report RJ-057/05 is concluded. It is composed of seventy-eight (78) pages typed on one side, and four (4) attachments, and it was prepared in two (02) original counterparts. APSIS Consultoria Empresarial S/C Ltda., CREA/RJ 82.2.00620 -1 and CORECON/RJ RF/2.052 -4, an asset appraisal specialized company, undersigned by its legally authorized officers, is available for any necessary clarification.

Rio de Janeiro. July 19, 2005.

ANA CRISTINA FRANÇA DE SOUZA	VERÔNICA ROCHA DE OLIVEIRA
Partner -officer	Accountant (CRC/RJ 69548/O-9)

LUIZ PAULO CESAR SILVEIRA	CLAUDIO MARÇAL DE FREITAS
Officer	Accountant (CRC/RJ 55029/O-1)

CESAR DE FREITAS SILVESTRE
Accountant (CRC/RJ 44779/O-3

77

17. LIST OF ATTACHMENTS

1. APPRAISALS

2. SUPPORTING DOCUMENTATION

3. GLOSSARY

4. APSIS PROFILE

São Paulo - SP Av. Vereador José Diniz. 3.300. CJ 808 Campo Belo. CEP:04604-006 Tel: +55 11 5543.7907/5543	Rio De Janeiro - RJ Rua São José. 90. Sala 1802 Centro. CEP: 20010-020 Tel: +55 21 2210.5073 Fax: +55 21 2210.2959

78

SWAP RATIO EVALUATION

VALUE ( R$ MILLION )

RELEVANT ACCOUNTS	CONTÁBIL			PL MERCADO

	BELGO	AAB	APSL	BELGO	AAB	APSL

ASSETS	4.476,07	2.541,52	580,47	6.430,99	2.460,33	657,05

SHORT-TERM ASSETS	2,08	0,00	0,23	2,08	0,00	0,23
LONG-TERM ASSETS	122,91	0,00	0,92	122,91	0,00	0,92
PROPERTY, PLANT AND EQUIPMENT	4.351,08	2.541,52	579,33	6.305,99	2.460,33	655,91

LIABILITIES	38,92	79,24	13,23	38,92	79,24	13,23

SHORT-TERM LIABILITIES	38,92	0,00	0,00	38,92	0,00	0,00
LONG-TERM LIABILITIES	0,00	79,24	13,23	0,00	79,24	13,23

NET EQUITY	4.437,15	2.462,28	567,24	6.392,07	2.381,09	643,82

TOTAL SHARES / QUOTAS	7.015.829.297	2.122.516.699	4.896.865.634	7.015.829.297	2.122.516.699	4.896.865.634

R$ PER THOUSAND OF SHARES / QUOTAS	632,448398	1.160,075194	115,838221	911,092123	1.121,822297	131,475762

SWAP RATIO	1,000000	0,545179	5,459756	1,000000	0,812154	6,929735

Note: Amount of AAB or APSL shares / quotas for one Belgo share

SWAP RATIO - ECONOMIC CRITERION

	BELGO	AAB	APSL
ECONOMIC VALUE (R$ MILLION)	R$ 8.042,67	R$ 2.614,70	R$ 658,84
AMOUNT OF SHARES / QUOTASDEFERRED ASSETS	7.015.829.297	2.122.516.699	4.896.865.634
VALUE PER THOUSAND OF SHARES / QUOTAS	R$ 1.146,36	R$ 1.231,89	R$ 134,54
SWAP RATIO	1,000000	0,930572809	8,520420306

BELGO - AMOUNT OF SHARES TO ISSUE		2.280.871.179	574.721.136

COMPANY: COMPANHIA SIDERÚRGICA BELGO-MINEIRA (APÓS INCORPORAÇÃO AAB e APSL)

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		7.598,06	9.548,36	1.950,30

SHORT-TERM ASSETS		2,31	2,31	0,00
LONG-TERM ASSETS		123,83	123,83	0,00
PERMANENT ASSETS		7.471,93	9.422,23	1.950,30
INVESTMENTS		7.470,47	9.422,23	1.951,76

BS	99,11	3.538,52	6.221,15	2.682,62
CST	38,34	2.674,69	2.726,73	52,03
VEGA	75,00	525,09	389,50	-135,58
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		676,11	0,00	-676,11
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DEFERRED ASSETS		1,46	0,00	-1,46
LIABILITIES		131,39	131,39	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		92,47	92,47	0,00

NET EQUITY		7.466,67	9.416,97	1.950,30

Note: * 100% Investment accounted for

Avaliação da Posição de Troca

VALUE ( REAIS MILLION )

RELEVANT	CONTÁBIL		PL MERCADO

ACCOUNTS	BELGO	CST	BELGO	CST

ASSETS	7.598,06	11.146,71	9.548,36	8.667,88

SHORT-TERM ASSETS	2,31	1.726,77	2,31	1.726,77
LONG-TERM ASSETS	123,83	342,13	123,83	193,80
PERMANENT ASSETS	7.471,93	9.077,81	9.422,23	6.747,31

LIABILITIES	131,39	3.208,83	131,39	2.425,68

SHORT-TERM LIABILITIES	38,92	1.155,20	38,92	1.056,02
LONG-TERM LIABILITIES	92,47	2.053,63	92,47	1.369,66

NET EQUITY	7.466,67	7.937,88	9.416,97	6.242,20

TOTAL SHARES	9.871.421.612	50.976.440.030	9.871.421.612	50.976.440.030

R$ PER THOUSAND OF SHARES	756,392895	155,716703	953,963155	122,452683

SWAP RATIO	1,000000	4,857494	1,000000	7,790463

Note: Amount of CST shares for one Belgo share

COMPANY: APSL ONPN PARTICIPACOES S.A.

RELEVANT	VALOR ( REAIS MILLION )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		580,47	657,05	76,57

SHORT-TERM ASSETS		0,23	0,23	0,00
LONG-TERM ASSETS		0,92	0,92	0,00
PERMANENT ASSETS		579,33	655,91	76,57
INVESTMENTS		579,33	655,91	76,57

CST	10,51	665,06	655,91	-9,16
AGIOS/DESAGIOS		-85,73	0,00	85,73
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		13,23	13,23	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		13,23	13,23	0,00

NET EQUITY		567,24	643,82	76,57

COMPANY: ARCELOR ACOS DO BRASIL LTDA

RELEVANT	VALOR ( REAIS MILHÕES)

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		2.541,52	2.460,33	-81,19

SHORT-TERM ASSETS		0,00	0,00	0,00
LONG-TERM ASSETS		0,00	0,00	0,00
PERMANENT ASSETS		2.541,52	2.460,33	-81,19
INVESTMENTS		2.541,52	2.460,33	-81,19

VEGA	75,00	525,09	389,50	-135,58
CST	33,17	2.009,63	2.070,82	61,19
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		6,80	0,00	-6,80
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

OUTROS		0,00	0,00	0,00
DEFERRED ASSETS		0,00	0,00	0,00
LIABILITIES		79,24	79,24	0,00

SHORT-TERM LIABILITIES		0,00	0,00	0,00
LONG-TERM LIABILITIES		79,24	79,24	0,00

NET EQUITY		2.462,28	2.381,09	-81,19

DEFERRED ASSETS

R$ millions

TOTAL VARIATION	(R$ 81,19)
AGIOS/DESAGIOS	(R$ 6,80)
CST e VEGA FIXED ASSETS	(R$ 752,68)
DEFERRED	(R$ 147,95)
ACCONT INVEST.CST/AAB	R$ 623,73
PROV.IR/CS FIXED ASSET VALUATION	R$ 259,81
OTHERS	(R$ 57,30)

COMPANY: COMPANHIA SIDERURGICA TUBARÃO

RELEVANT		( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		11.146,71	8.667,88	-2.478,83

SHORT-TERM ASSETS		1.726,77	1.726,77	0,00
LONG-TERM ASSETS		342,13	193,80	-148,33
PERMANENT ASSETS		9.077,81	6.747,31	-2.330,50
INVESTMENTS		1.104,91	1.050,32	-54,59

CST Com. Ext.	100,00	1,22	1,22	0,00
CST Corp BV	100,00	702,74	702,74	0,00
SOL	62,00	216,78	216,44	-0,33
VEGA	25,00	184,10	129,83	-54,26
OUTROS		0,07	0,07	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		7.965,83	5.696,99	-2.268,84

DEFERRED ASSETS		7,07	0,00	-7,07
LIABILITIES		3.208,83	2.425,68	-783,15

SHORT-TERM LIABILITIES		1.155,20	1.056,02	-99,18
LONG-TERM LIABILITIESDEFERRED ASSETS		2.053,63	1.369,66	-683,98

NET EQUITY		7.937,88	6.242,20	-1.695,68

COMPANY VEGA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1.510,25	1.329,47	-180,78

SHORT-TERM ASSETS	443,62	437,65	-5,97
LONG-TERM ASSETS	27,56	27,56	0,00
PERMANENT ASSETS	1.039,07	864,26	-174,81
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	774,21	774,21	0,00
DEFERRED ASSETS	264,86	90,05	-174,81
LIABILITIES	810,13	810,13	0,00

SHORT-TERM LIABILITIES	236,62	236,62	0,00
LONG-TERM LIABILITIES	573,51	573,51	0,00

NET EQUITY	700,12	519,34	-180,78

COMPANY: SOL COQUERIA TUBARÃO S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	361,19	361,19	0,00

SHORT-TERM ASSETS	41,03	41,03	0,00
LONG-TERM ASSETS	0,00	0,00	0,00
PERMANENT ASSETS	320,16	320,16	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	320,11	320,11	0,00

LAND	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	320,11	320,11	0,00
DEFERRED ASSETS	0,05	0,05	0,00
LIABILITIES	12,09	12,09	0,00

SHORT-TERM LIABILITIES	12,09	12,09	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	349,10	349,10	0,00

COMPANY COMPANHIA SIDERÚRGICA BELGO-MINEIRA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		4.476,07	6.430,99	1.954,92

SHORT-TERM ASSETS		2,08	2,08	0,00
LONG-TERM ASSETS		122,91	122,91	0,00
PERMANENT ASSETS		4.351,08	6.305,99	1.954,92
INVESTMENTS		4.349,62	6.305,99	1.956,38

BS	99,11	3.538,52	6.221,15	2.682,62
BMP	99,98	38,45	68,19	29,73
* GUILMAN	51,00	17,10	16,17	-0,93
BME	99,00	0,50	0,50	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		755,05	0,00	-755,05
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

DIFERIDO		1,46	0,00	-1,46
LIABILITIES DEFERRED ASSETS		38,92	38,92	0,00

SHORT-TERM LIABILITIES		38,92	38,92	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITY		4.437,15	6.392,07	1.954,92

Note: * 100% investments accounted for

valores em R$ milions

TOTAL VARIATION	1.954,92

AGIOS/DESAGIOS	(859,04)

INVESTED FIXED ASSETS	2.345,08

LIABILITIES	1.226,37

IR/CS FIXED ASSETS VALUATION PROV	(804,33)

OTHERS	46,84

COMPANY BELGO-MINEIRA PARTIC. IND. COM. S/A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		164,48	187,77	23,30

SHORT-TERM ASSETS		1,97	1,97	0,00
LONG-TERM ASSETS		131,13	131,13	0,00
PERMANENT ASSETS		31,38	54,67	23,30
INVESTMENTS		31,38	54,67	23,30

BS	0,87	31,38	54,67	23,30
LIABILITIES		126,02	119,58	-6,44

SHORT-TERM LIABILITIES		53,06	52,75	-0,31
LONG-TER LIABILITIES		72,96	66,83	-6,13

NET EQUITY		38,46	68,20	29,74

COMPANY BELGOPAR LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1,86	1,86	0,00

SHORT-TERM ASSETS	0,04	0,04	0,00
LONG-TERM ASSETS	1,83	1,83	0,00
PERMANENT ASSETS	0,00	0,00	0,00
LIABILITIES	0,00	0,00	0,00

SHORT-TERM LIABILITIES	0,00	0,00	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	1,86	1,86	0,00

COMPANY ITAÚNA SIDERÚRGICA LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	12,73	12,56	-0,17

SHORT-TERM ASSETS	4,28	4,28	0,00
LONG-TERM ASSETS	0,31	0,31	0,00
ATIVO PERMANENTE	8,14	7,97	-0,17
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	7,97	7,97	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,46	0,46	0,00
MAQUINAS / EQUIPAMENTOS	6,98	6,98	0,00
OUTROS	0,53	0,53	0,00
DIFERIDO	0,17	0,00	-0,17
LIABILITIES	3,56	3,56	0,00

SHORT-TERM LIABILITIES	3,56	3,56	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	9,18	9,01	-0,17

COMPANY BELGO-MINEIRA URUGUAY S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	229,45	229,45	0,00

SHORT-TERM ASSETS	145,20	145,20	0,00
LONG-TERM ASSETS	84,25	84,25	0,00
PERMANENT ASSETS	0,00	0,00	0,00
LIABILITIES	0,00	0,00	0,00

SHORT-TERM LIABILITIES	0,00	0,00	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	229,45	229,45	0,00

COMPANY BELGO SIDERURGIA S/A

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		6.545,23	8.405,19	1.859,96

SHORT-TERM ASSETS		1.735,73	1.731,93	-3,80
LONG-TERM ASSETS		661,14	654,34	-6,79
PERMANENT ASSETS		4.148,36	6.018,92	1.870,56
INVESTMENTS		1.815,91	2.456,49	640,57

BMU	100,00	229,45	229,45	0,00
BELGOPAR	100,00	1,86	1,86	0,00
ITAUNA	99,90	9,17	9,00	-0,17
ACINDAR	72,68	584,24	994,24	409,99
BBA	55,00	382,41	528,52	146,11
BMB	55,50	69,90	94,11	24,22
CAF	100,00	193,42	360,11	166,69
BMS	100,00	22,59	22,59	0,00
BEMEX	100,00	5,44	5,44	0,00
BMF	99,50	53,16	52,54	-0,62
BIL	100,00	18,82	18,03	-0,79
SOL	37,00	129,17	129,17	0,00
OUTROS		11,42	11,42	0,00
AGIOS/DESAGIOS		104,85	0,00	-104,85
DEFERRED ASSETS		1.891,96	3.121,94	1.229,98

DIFERIDO		440,49	440,49	0,00
LIABILITES		2.949,86	2.128,15	-821,72

SHORT-TERM LIABILITIES		2.262,23	1.024,84	-1.237,39
LONG-TERM LIABILITIES		687,63	1.103,31	415,67

NET EQUITY		3.595,37	6.277,05	2.681,68

COMPANY ACINDAR-IND. ARGENTINA DE ACEROS S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	1.455,13	2.304,99	849,86

SHORT-TERM ASSETS	1.007,19	1.002,58	-4,61
LONG-TERM ASSETS	19,64	18,04	-1,60
PERMANENT ASSETS	428,31	1.284,37	856,07
INVESTMENTS	57,11	57,11	0,00

OUTROS	10,33	10,33	0,00
AGIOS/DESAGIOS	46,77	46,77	0,00
PROPERTY, PLANT AND EQUIPMENT	371,20	1.227,27	856,07

TERRENOS	11,86	11,86	0,00
EDIFICIOS / INSTALAÇÕES	61,94	118,92	56,98
MAQUINAS / EQUIPAMENTOS	246,74	1.082,34	835,59
OUTROS	50,65	14,15	-36,50
DIFERIDO	0,00	0,00	0,00
LIABILITIES	645,87	936,93	291,06

SHORT-TERM LIABILITIES	342,28	342,28	0,00
LONG-TERM LIABILITIES	303,59	594,65	291,06

NET EQUITY	809,26	1.368,06	558,79

COMPANY BELGO BEKAERT NORDESTE S.A.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	140,64	197,45	56,81

SHORT-TERM ASSETS	104,18	104,05	-0,13
LONG-TERM ASSETS	21,10	21,10	0,00
PERMANENT ASSETS	15,37	72,31	56,94
INVESTMENTS	0,05	0,05	0,00

OUTROS	0,05	0,05	0,00
PROPERTY, PLANT AND EQUIPMENT	15,28	72,26	56,98

TERRENOS	0,01	0,00	-0,01
EDIFICIOS / INSTALAÇÕES	1,72	38,96	37,24
MAQUINAS / EQUIPAMENTOS	6,88	33,30	26,42
OUTROS	6,67	0,00	-6,67
DIFERIDO	0,04	0,00	-0,04
LIABILITIES	53,67	73,04	19,37

SHORT-TERM LIABILITIES	39,33	39,33	0,00
LONG-TERM LIABILITIES	14,34	33,71	19,37

NET EQUITY	86,97	124,41	37,44

COMPANY BELGO BEKAERT ARAMES LTDA.

RELEVANT			VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		907,99	1.291,86	383,88

SHORT-TERM ASSETS		416,22	415,48	-0,74
LONG-TERM ASSETS		100,49	100,49	0,00
PERMANENT ASSETS		391,28	775,89	384,61
INVESTMENTS		155,27	192,21	36,94

BBN	99,03	86,13	123,21	37,08
OUTROS		69,01	69,01	0,00
AGIOS/DESAGIOS		0,13	0,00	-0,13
PROPERTY, PLANT AND EQUIPMENT		235,95	583,68	347,72

TERRENOS		39,74	39,74	0,00
EDIFICIOS / INSTALAÇÕES		22,21	157,91	135,70
MAQUINAS / EQUIPAMENTOS		130,32	386,03	255,71
OUTROS		43,69	0,00	-43,69
DIFERIDO		0,05	0,00	-0,05
LIABILITIES		212,69	330,92	118,23

SHORT-TERM LIABILITIES		208,54	208,54	0,00
LONG-TERM LIABILITIES		4,15	122,38	118,23

NET EQUITYDEFERRED ASSETS		695,30	960,95	265,65

COMPANY BMB-BELGO-MINEIRA BEK. ART. AR. LTDA

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	223,97	291,29	67,33

SHORT-TERM ASSETS	77,47	75,65	-1,82
LONG-TERM ASSETS	36,85	36,85	0,00
PERMANENT ASSETS	109,65	178,80	69,15
INVESTMENTS	0,49	0,49	0,00

OUTROS	0,49	0,49	0,00
AGIOS/DESAGIOS	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	108,63	178,31	69,68

TERRENOS	0,84	0,84	0,00
EDIFICIOS / INSTALAÇÕES	22,37	22,37	0,00
MAQUINAS / EQUIPAMENTOS	18,56	155,10	136,54
OUTROS	66,87	0,00	-66,87
DIFERIDO	0,53	0,00	-0,53
LIABILITIES	98,03	121,72	23,69

SHORT-TERM LIABILITIES	72,78	72,78	0,00
LONG-TERM LIABILITIES	25,25	48,94	23,69

NET EQUITY	125,94	169,58	43,64

COMPANY CAF SANTA BÁRBARA LTDA.

RELEVANT			VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		217,27	470,00	252,73

SHORT-TERM ASSETS		25,85	25,83	-0,02
LONG-TERM ASSETS		12,45	12,45	0,00
PERMANET ASSETS		178,97	431,72	252,75
INVESTMENTS		0,11	0,28	0,17

ITAUNA	0,10	0,00	0,01	0,01
BMF	0,50	0,10	0,26	0,16
OUTROS		0,01	0,01	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		178,38	431,44	253,06

TERRENOS		0,15	131,62	131,47
EDIFICIOS / INSTALAÇÕES		0,82	0,82	0,00
MAQUINAS / EQUIPAMENTOS		5,64	5,64	0,00
OUTROS		171,76	293,36	121,60
DIFERIDO		0,48	0,00	-0,48
LIABILITIES		23,85	109,89	86,04

SHORT-TERM LIABILITIES		12,93	12,93	0,00
LONG-TERM LIABILITIESDEFERRED ASSETS		10,92	96,96	86,04

NET EQUITY		193,42	360,11	166,69

COMPANY PICCHIONI BELGO-MINEIRA DTVM S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	16,90	16,90	0,00

SHORT-TERM ASSETS	5,86	5,86	0,00
LONG-TERM ASSETS	10,77	10,77	0,00
PERMANENT ASSETS	0,28	0,28	0,00
INVESTMENTS	0,20	0,20	0,00

OUTROS	0,20	0,20	0,00
PROPERTY, PLANT AND EQUIPMENT	0,07	0,07	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,07	0,07	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	13,43	13,43	0,00

SHORT-TERM LIABILITIES	2,66	2,66	0,00
LONG-TERM LIABILITIES	10,77	10,77	0,00

NET EQUITY	3,47	3,47	0,00

COMPANY BELGO MINEIRA SISTEMAS S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	34,72	34,72	0,00

SHORT-TERM ASSETS	23,27	23,27	0,00
LONG-TERM ASSETS	4,39	4,39	0,00
PERMANENT ASSETS	7,06	7,06	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	7,06	7,06	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,02	0,02	0,00
MAQUINAS / EQUIPAMENTOS	0,64	0,64	0,00
OUTROS	6,40	6,40	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	12,13	12,13	0,00

SHORT-TERM LIABILITIES	7,94	7,94	0,00
LONG-TERM LIABILITIES	4,20	4,20	0,00

NET EQUITY	22,59	22,59	0,00

COMPANY BELGO-MINEIRA COM.EXPORT. S/A

RELEVANT		VALOR ( REAIS MILHÕES )

ACCOUNTS		CONTABIL	MERCADO	AJUSTE

ASSETS		5,63	5,63	0,00

SHORT-TERM ASSETS		0,08	0,08	0,00
LONG-TERM ASSETS		2,96	2,96	0,00
PERMANENT ASSETS		2,58	2,58	0,00
INVESTMENTS		2,58	2,58	0,00

PBM	74,50	2,58	2,58	0,00
OUTROS		0,00	0,00	0,00
AGIOS/DESAGIOS		0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT		0,00	0,00	0,00

TERRENOS		0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES		0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS		0,00	0,00	0,00
OUTROS		0,00	0,00	0,00
DIFERIDO		0,00	0,00	0,00
LIABILITIES		0,19	0,19	0,00

SHORT-TERM LIABILITIES		0,19	0,19	0,00
LONG-TERM LIABILITIES		0,00	0,00	0,00

NET EQUITYDEFERRED ASSETS		5,44	5,44	0,00

COMPANY BELGO-MINEIRA FOMENTO MERC. LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	73,47	72,85	-0,62

SHORT-TERM ASSETS	61,84	61,80	-0,04
LONG-TERM ASSETS	11,23	10,65	-0,58
PERMANENT ASSETS	0,40	0,40	0,00
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	0,40	0,40	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,40	0,40	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	20,04	20,04	0,00

SHORT-TERM LIABILITIES	20,04	20,04	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	53,43	52,81	-0,62

COMPANIES USINA HIDRELÉTRICA GUILMAN AMORIM S/A

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	89,05	88,12	-0,93

SHORT-TERM ASSETS	18,68	18,52	-0,16
LONG-TERM ASSETS	5,12	4,77	-0,35
PERMANENT ASSETS	65,25	64,83	-0,43
	0,00	0,00	0,00
PROPERTY, PLANT AND EQUIPMENT	64,83	64,83	0,00

TERRENOS	2,34	2,34	0,00
EDIFICIOS / INSTALAÇÕES	39,84	39,84	0,00
MAQUINAS / EQUIPAMENTOS	22,58	22,58	0,00
OUTROS	0,08	0,08	0,00
DIFERIDO	0,43	0,00	-0,43
LIABILITIES	71,95	71,95	0,00

SHORT-TERM LIABILITIES	30,98	30,98	0,00
LONG-TERM LIABILITIES	40,97	40,97	0,00

NET EQUITY	17,10	16,17	-0,93

Note: Under the pro rata method, this balance sheet represents 51% of Guilman's total balance sheet, as Belgo explains DEFERRED. ASSETS

COMPANY BEMEX INTERNATIONAL LTD.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	61,08	61,07	-0,01

SHORT-TERM ASSETS	55,13	55,12	-0,01
LONG-TERM ASSETS	0,00	0,00	0,00
PERMANENT ASSETS	5,95	5,95	0,00
INVESTMENTS	5,95	5,95	0,00

OUTROS	5,95	5,95	0,00
PROPERTY, PLANT AND EQUIPMENT	0,00	0,00	0,00

TERRENOS	0,00	0,00	0,00
EDIFICIOS / INSTALAÇÕES	0,00	0,00	0,00
MAQUINAS / EQUIPAMENTOS	0,00	0,00	0,00
OUTROS	0,00	0,00	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	43,04	43,04	0,00

SHORT-TERM LIABILITIES	37,63	37,63	0,00
LONG-TERM LIABILITIES	5,40	5,40	0,00

NET EQUITY	18,04	18,03	-0,01

COMPANY BELGO-MINEIRA ENGENHARIA LTDA.

RELEVANT	VALOR ( REAIS MILHÕES )

ACCOUNTS	CONTABIL	MERCADO	AJUSTE

ASSETS	0,99	0,99	0,00

SHORT-TERM ASSETS	0,06	0,06	0,00
LONG-TERM ASSETS	0,92	0,92	0,00
PERMANENT ASSETS	0,01	0,01	0,00
INVESTMENTS	0,01	0,01	0,00

OUTROS	0,01	0,01	0,00
PROPERTY, PLANT AND EQUIPMENT	0,00	0,00	0,00
DIFERIDO	0,00	0,00	0,00
LIABILITIES	0,49	0,49	0,00

SHORT-TERM LIABILITIES	0,49	0,49	0,00
LONG-TERM LIABILITIES	0,00	0,00	0,00

NET EQUITY	0,50	0,50	0,00

Companhia Siderúrgica Belgo-Mineira

Balanço patrimonial e
demonstração do resultado
em 31 de maio de 2005

Companhia Siderúrgica Belgo-Mineira

Balanço patrimonial e demonstração do resultado

em 31 de maio de 2005

Conteúdo
Parecer dos auditores independentes	3
Balanço patrimonial	4
Demonstração do resultado	5

2

Parecer dos auditores independentes

Ao
Conselho de administração e acionistas da
Companhia Siderúrgica Belgo-Mineira
Belo Horizonte - MG

Examinamos o balanço patrimonial da Companhia Siderúrgica Belgo-Mineira, levantado em 31 de maio de 2005 e a respectiva demonstração do resultado relativa ao período de 1º de janeiro a 31 de maio de 2005, elaborados sob a responsabilidade de sua administração, com o objetivo específico de servir de base para a incorporação pela Companhia Siderúrgica Belgo-Mineira das ações da Companhia Siderúrgica de Tubarão e em atendimento às normas da Comissão de Valores Mobiliários – CVM aplicáveis a processos de incorporação, fusão e cisão (Instrução CVM 319, de 03 de dezembro de 1999). Nossa responsabilidade é a de expressar uma opinião sobre essas demonstrações contábeis.

Nosso exame foi conduzido de acordo com as normas de auditoria aplicáveis no Brasil e compreendeu: (a) o planejamento dos trabalhos, considerando a relevância dos saldos, o volume das transações e os sistemas contábil e de controles internos da Companhia; (b) a constatação, com base em testes, das evidências e dos registros que suportam os valores e as informações contábeis divulgados; e (c) a avaliação das práticas e das estimativas contábeis mais representativas adotadas pela administração da Companhia para apresentação do balanço patrimonial e da demonstração de resultado.

Em nossa opinião as demonstrações financeiras acima referidas, representam, adequadamente, em todos os aspectos relevantes, a posição patrimonial e financeira da Companhia Siderúrgica Belgo-Mineira em 31 de maio de 2005 e o resultado de suas operações correspondente ao período de 1º de janeiro a 31 de maio de 2005, de acordo com as práticas contábeis adotadas no Brasil aplicadas consistentemente em relação ao último exercício social encerrado em 31 de dezembro de 2004.

Tendo em vista que o balanço patrimonial e a demonstração do resultado foram preparados e estão sendo apresentados com um objetivo específico, conforme mencionado no primeiro parágrafo, não estão sendo apresentadas demonstrações das mutações do patrimônio líquido e das origens e aplicações de recursos correspondentes ao período de 1º de janeiro a 31 de maio de 2005, bem como as notas explicativas às demonstrações contábeis, conforme requerido pela legislação societária brasileira. Consequentemente, o presente parecer é para ser utilizado pela Administração da Companhia Siderúrgica Belgo-Mineira, exclusivamente para o propósito descrito no primeiro parágrafo.

14 de julho de 2005

KPMG Auditores Independentes
CRC 2SP014428/O-6

Marco Túlio Fernandes Ferreira	Daniel Antônio Cabral de Vasconcelos
Contador CRC MG058176/O-0	Contador CRC MG059164/O-3

3

Companhia Siderúrgica Belgo -Mineira

Companhia aberta

Balanço patrimonial

em 31 de maio de 2005

(Em milhares de reais)

Ativo		Passivo e Patrimônio líquido

Circulante		Circulante
Caixa e depósitos bancários	240	Fornecedores	238
Aplicações financeiras	1.838	Salários e encargos sociais	8.742
Demais contas a receber	5	Empréstimos de partes relacionadas	23.501

	2.083	Impostos a pagar	817

		Dividendos e juros sobre o capital próprio	3.778
Realizável a longo prazo		Demais contas a pagar	1.846

Contas a receber de controladas e coligadas	103.533		38.922

Impostos e contribuições a compensar	18.681
Demais contas a receber	697	Patrimônio líquido

	122.911	Capital social	3.000.000

Permanente		Reservas de capital	193.221
		Reservas de lucros e lucros acumulados	1.243.929

Investimentos em empresas controladas	4.349.618		4.437.150

Diferido	1.460

	4.351.078

Total do Ativo	4.476.072	Total do Passivo e do Patrimônio líquido	4.476.072

4

Companhia Siderúrgica Belgo-Mineira

Companhia aberta

Demonstração de resultado

período de 1º de janeiro a 31 de maio de 2005

(Em milhares de reais)

Receita bruta das vendas de produtos e serviços
Mercado interno	477.296
Mercado externo	164.554

641.850
Deduções das vendas, principalmente impostos e frete	(172.761)

Receita operacional líquida	469.089
Custo dos produtos vendidos e serviços prestados	(251.803)

Lucro bruto	217.286

Receitas (despesas) operacionais
Com vendas	(12.189)
Gerais e administrativas	(23.477)
Participação em empresas controladas e coligadas:
. Equivalência patrimonial	970.100
. Amortização de ágio	(89.224)
Participações dos empregados	(190)
Despesas financeiras líquidas	(16.037)
Outras Receitas operacionais líquidas	68.392

897.375

Lucro operacional	1.114.661

Resultado não operacional	(14.759)

Lucro antes do imposto de renda, da contribuição social e das
atribuições estatutárias	1.099.902
Imposto de renda	(69.824)
Contribuição social	(16.710)

Lucro líquido do período	1.013.368

Lucro líquido do período por lote de mil ações em circulação
do capital social no fim do período - R$	144,44

Quantidade de ações em circulação no final do período (lotes de 1000 ações)	7.015.829

5

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	SIDERURGIA

1	BELGO-MINEIRA PARTIC. IND. COM. S/A.	03/05/2004	R$	45.136.161,00	12.896.046	100,00	0	0,00	12.896.046	100,00
	Belgo-Mineira				12.894.042	99,98		0,00	12.894.042	99,98		99,9998
	BME-Belgo-Mineira Eng. Ltda.				2.000	0,02		0,00	2.000	0,02	0,0198
	Carlo Panunzi				1	0,00		0,00	1	0,00
	Cláudio Horta Mendes				1	0,00		0,00	1	0,00
	Paulo Geraldo de Sousa				1	0,00		0,00	1	0,00
	Marcos Piana de Faria				1	0,00		0,00	1	0,00

2	ITAÚNA SIDERÚRGICA LTDA.	16/06/2003	R$	6.000.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo Siderurgia S.A.				999	99,90		0,00	999	99,90	99,0109	99,1100
	CAF Santa Bárbara Ltda.				1	0,10		0,00	1	0,10	0,0991

3	ACINDAR-IND. ARGENTINA DE ACEROS S.A.	07/05/2004	ARS	613.277.597,00	613.277.597	100,00	0	0,00	613.277.597	100,00
	Belgo Siderurgia S.A.				445.700.255	72,68		0,00	445.700.255	72,68	72,0283	72,0283
	CFI				16.425.000	2,68		0,00	16.425.000	2,68
	Fundación Acindar				1.926.800	0,31		0,00	1.926.800	0,31
	Outros				149.225.542	24,33		0,00	149.225.542	24,33

4	BELGO-MINEIRA URUGUAY S.A.	12/01/2004	UYP	1.592.295.698,00	12.500.000	100,00	0	0,00	12.500.000	100,00
	Belgo Siderurgia S.A.				12.500.000	100,00		0,00	12.500.000	100,00	99,1100	99,1100

5	BELGOPAR LTDA.	28/09/2001	R$	500.000,00	500.000	100,00	0	0,00	500.000	100,00
	Belgo Siderurgia S.A.				499.999	100,00		0,00	499.999	100,00	99,1100	99,1100
	BME-Belgo-Mineira Eng. Ltda.				1	0,00		0,00	1	0,00	0,0000

6	BELGO SIDERURGIA S/A	31/03/2005	R$	3.066.241.510,94	2.011.181	100,00	705.724	100,00	2.716.905	100,00
	Belgo-Mineira				1.987.000	98,80	705.709	100,00	2.692.709	99,11		99,9798
	Belgo-Mineira Particip. Ind. e Com. S/A				23.665	1,18		0,00	23.665	0,87	0,8698
	Cláudio Horta Mendes				1	0,00		0,00	1	0,00
	Carlo Panunzi				1	0,00		0,00	1	0,00
	Marcus Vianna Botelho				1	0,00		0,00	1	0,00
	Fernando da Fonseca Matos				1	0,00		0,00	1	0,00
	Isabel Pereira de Souza				1	0,00		0,00	1	0,00
	Paulo Geraldo de Sousa				1	0,00		0,00	1	0,00
	Outros				510	0,03	15	0,00	525	0,02

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	TREFILARIAS E DERIVADOS

7	TREFILARBED ARKANSAS INC.		US$	68.989.800,00	16.200	100,00	0	0,00	16.200	100,00
	BEMEX International Ltd.				800	4,94		0,00	800	4,94	4,8960	4,8960
	TrefilARBED Bettembourg				9.200	56,79		0,00	9.200	56,79
	Arcelor International				200	1,23		0,00	200	1,23
	TREFILARBED kiswire, Limited				6.000	37,04		0,00	6.000	37,04
8	BELGO BEKAERT NORDESTE S.A.	04/06/2004	R$	30.289.344,74	1.362.509	100,00	151.348	100,00	1.513.857	100,00
	Belgo Bekaert Arames Ltda.				1.362.480	100,00	136.720	90,33	1.499.200	99,03	53,9817	53,9817
	Outros				29	0,00	14.628	9,67	14.657	0,97

9	CIMAF CABOS S.A.	17/12/1999	R$	24.086.356,00	24.086.356	100,00	0	0,00	24.086.356	100,00
	Belgo Bekaert Arames Ltda.				12.043.178	50,00		0,00	12.043.178	50,00	27,2553	27,2553
	Inds. Chilenas de Alambre-INCHALAM				12.043.178	50,00		0,00	12.043.178	50,00

10	WIRE ROPE INDUSTRIES	27/06/2001	CAD	14.500.000,00	14.500.000	100,00	0	0,00	14.500.000	100,00
	Belgo Bekaert Arames Ltda.				7.250.000	50,00		0,00	7.250.000	50,00	27,2553	27,2553
	Acma Inversiones S/A				7.250.000	50,00		0,00	7.250.000	50,00

11	PRODINSA	01/08/2000	CLP	4.510.443.159,00	54.058.654	100,00	0	0,00	54.058.654	100,00
	Belgo Bekaert Arames Ltda.				27.029.327	50,00		0,00	27.029.327	50,00	27,2553	27,2553
	Inds. Chilenas de Alambre-INCHALAM				27.029.327	50,00		0,00	27.029.327	50,00

12	PROCABLES	01/08/2000	PEN	9.748.817,00	8.517.932	100,00	1.230.885	100,00	9.748.817	100,00
	Belgo Bekaert Arames Ltda.				4.193.768	49,23	460.243	37,39	4.654.011	47,74	26,0233	26,0233
	ACMA - Inversiones				4.193.768	49,23	460.243	37,39	4.654.011	47,74
	Outros				130.396	1,53	310.399	25,22	440.795	4,52

13	BELGO BEKAERT ARAMES LTDA.	26/10/2004	R$	272.781.601,81	12.660	100,00	0	0,00	12.660	100,00
	Belgo Siderurgia S.A.				6.963	55,00		0,00	6.963	55,00	54,5105	54,5105
	Bekaert América Latina Partic. Ltda.				5.697	45,00		0,00	5.697	45,00
	Outros				0	0,00		0,00	0	0,00

14	BMB-BELGO-MINEIRA BEK. ART. AR. LTDA.	27/06/1995	R$	17.793.468,00	660.240	100,00	0	0,00	660.240	100,00
	Belgo Siderurgia S.A.				366.433	55,50		0,00	366.433	55,50	55,0061	55,0061
	Bekaert do Brasil Adm.e Partic.Ltda.				293.807	44,50		0,00	293.807	44,50

PARTICIPAÇÕES ACIONÁRIAS DA CIA. SIDERÚRGICA BELGO-MINEIRA 30/05/2005

		DATA	MOEDA		COMPOSIÇÃO E DISTRIBUIÇÃO DO CAPITAL SOCIAL						PARTICIPAÇÃO
		A.G.O.	DO	CAPITAL	(AÇÕES / QUOTAS)						BELGO-MINEIRA

Nº	SETOR / EMPRESAS	OU	CAPITAL	SOCIAL							INDIRETA	TOTAL

		A.G.E.	SOCIAL		ORD.	%	PREF.	%	TOTAL	%	%	%

	OUTROS

15	B.M.F.-BELGO-MINEIRA FOM. MERC. LTDA.	30/07/2002	R$	20.094.088,00	5.600	100,00	0	0,00	5.600	100,00
	Belgo Siderurgia S.A.				5.572	99,50		0,00	5.572	99,50	98,6145	99,1101
	CAF Santa Bárbara Ltda.				28	0,50		0,00	28	0,50	0,4956
16	PBM-PICCHIONI BELGO-MINEIRA DTVM S/A	30/04/2004	R$	415.231,14	6.964.585	100,00	6.964.585	100,00	13.929.170	100,00
	Bemex S/A				3.412.646	49,00	6.964.585	100,00	10.377.231	74,50	73,8370	73,8370
	H.H. Picchioni C.C.V.M.S/A				3.551.939	51,00		0,00	3.551.939	25,50
17	CONSIDAR DO BRASIL LTDA.(EX ARBED COM.)	20/02/1997	R$	3.212,55	5	100,00	0	0,00	5	100,00
	Belgo Siderurgia S.A.				1	20,00		0,00	1	20,00	19,8220	19,8220
	Considar Europe S/A				4	80,00		0,00	4	80,00
18	BELGO-MINEIRA COM.EXPORT. S/A-BEMEX	29/04/1996	R$	700.000,00	418.649	100,00	0	0,00	418.649	100,00
	Belgo Siderurgia S.A.				418.648	100,00		0,00	418.648	100,00	99,1100	99,1100
	CAF Santa Bárbara Ltda.				1	0,00		0,00	1	0,00	0,0000
19	BEMEX INTERNATIONAL LTD.	23/05/1996	US$	100.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo Siderurgia S.A.				1.000	100,00		0,00	1.000	100,00	99,1100	99,1100
20	BMS - BELGO MINEIRA SISTEMAS S/A	18/12/2000	R$	21.584.719,00	1.879.308	100,00	30	100,00	1.879.338	100,00
	Belgo Siderurgia S.A.				1.879.308	100,00		0,00	1.879.308	100,00	99,1080	99,1080
	Terceiros						30	100,00	30	0,00
21	CAF SANTA BÁRBARA LTDA.	05/12/2003	R$	138.788.320,00	19.686.287	100,00	0	0,00	19.686.287	100,00
	Belgo Siderurgia S.A.				19.686.286	100,00		0,00	19.686.286	100,00	99,1100	99,1100
	BMS- Belgo-Mineira Sistemas S/A				1	0,00		0,00	1	0,00	0,0000
22	BME - BELGO-MINEIRA ENGENHARIA LTDA.	03/01/2001	R$	72.920,00	100	100,00	0	0,00	100	100,00
	Belgo-Mineira				99	99,00		0,00	99	99,00		99,9911
	BMS- Belgo-Mineira Sistemas S/A				1	1,00		0,00	1	1,00	0,9911
23	USINA HIDRELÉT. GUILMAN AMORIM S/A	28/12/1998	R$	37.450.000,00	1.000	100,00	0	0,00	1.000	100,00
	Belgo-Mineira				510	51,00		0,00	510	51,00		51,0000
	Samarco Mineração S/A				490	49,00		0,00	490	49,00
					0,00
24	SOL COQUERIA TUBARÃO S.A.	15/03/2005	R$	349.102.877,81	125.973.061	100,00	0	0,00	125.973.061	100,00
	Belgo Siderurgia S.A.				46.610.033	37,00		0,00	46.610.033	37,00	36,6707	36,6707
	CST- Cia. Siderúrgica Tubarão				78.103.298	62,00		0,00	78.103.298	62,00
	Sun Coke International, Inc				1.259.731	1,00		0,00	1.259.731	1,00

Companhia Siderúrgica de Tubarão – CST

Balanço Patrimonial e Respectiva
Demonstração do Resultado
para o Período de Cinco Meses
Findo em 31 de Maio de 2005

Deloitte Touche Tohmatsu Auditores Independentes

1

PARECER DOS AUDITORES INDEPENDENTES

Aos Administradores e Acionistas da
Companhia Siderúrgica de Tubarão – CST
Serra – ES

1. Examinamos o balanço patrimonial da Companhia Siderúrgica de Tubarão levantado em 31 de maio de 2005 e a respectiva demonstração do resultado para o período de cinco meses findo naquela data, elaborados sob a responsabilidade de sua Administração. Nossa responsabilidade é a de expressar uma opinião sobre esses demonstrativos contábeis.

2. Nosso exame foi conduzido de acordo com as normas brasileiras de auditoria e compreendeu (a) o planejamento dos trabalhos, considerando a relevância dos saldos, o volume de transações e os sistemas contábil e de controles internos da Companhia; (b) a constatação, com base em testes, das evidências e dos registros que suportam os valores e as informações contábeis divulgados; e (c) a avaliação das práticas e das estimativas contábeis mais representativas adotadas pela Administração da Companhia, bem como da apresentação desses demonstrativos contábeis.

3. A Companhia não apresentou demonstrativos contábeis comparativos aos demonstrativos sob exame, bem como não foram preparadas demonstrações das mutações do patrimônio líquido e das origens e aplicações de recursos correspondentes ao período de cinco meses findo em 31 de maio de 2005, e as respectivas notas explicativas, todos necessários a uma adequada apresentação da posição financeira e o resultado de suas operações.

4. Em nossa opinião, exceto pelo descrito no parágrafo anterior, os demonstrativos contábeis referidos no parágrafo 1 representam adequadamente, em todos os aspectos relevantes, a posição patrimonial e financeira da Companhia Siderúrgica de Tubarão em 31 de maio de 2005 e o resultado de suas operações, correspondentes ao período de cinco meses findo naquela data, de acordo com as práticas contábeis adotadas no Brasil, aplicadas de forma condizente com as normas expedidas pela Comissão de Valores Mobiliários.

5. Este parecer está sendo emitido exclusivamente para uso da Administração da Companhia Siderúrgica de Tubarão, não devendo ser utilizado para quaisquer outras finalidades que não o atendimento da Instrução CVM 319.

Rio de Janeiro, 23 de junho de 2005

DELOITTE TOUCHE TOHMATSU	José Carlos Monteiro
Auditores Independentes	Contador
CRC-SP-011609/O -S-ES	CRC SP-100597/O -S-ES

2

COMPANHIA SIDERÚRGICA DE TUBARÃO

BALANÇO PATRIMONIAL LEVANTADO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
ATIVO	2005

CIRCULANTE
Disponibilidades	37.084
Contas a receber	586.029
Adiantamentos a fornecedores	17.153
Estoques	881.645
Imposto de renda e contribuição social diferidos	125.646
Outros impostos e contribuições a recuperar	60.905
Outros	18.308
1.726.770
REALIZÁVEL A LONGO PRAZO
Imposto de renda e contribuição social diferidos	272.707
Outros impostos e contribuições a recuperar	18.350
Depósitos judiciais	38.785
Outros	12.290
342.132
PERMANENTE
Investimentos	1.104.911
Imobilizado	7.965.829
Diferido	7.072
9.077.812

Total do ativo	11.146.714

(continua)

3

COMPANHIA SIDERÚRGICA DE TUBARÃO

BALANÇO PATRIMONIAL LEVANTADO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
PASSIVO E PATRIMÔNIO LÍQUIDO	2005

CIRCULANTE
Financiamentos de curto prazo
Parcela circulante de financiamentos de longo prazo	289.408
Imposto de renda e contribuição social diferidos	107.245
Outros impostos e contribuições	104.136
Provisões e encargos trabalhistas	48.008
Adiantamentos de cliente - Controlada	316.218
Juros sobre o capital próprio e dividendos	426
Participações nos resultados	45.111
Outros	23.921
1.155.197
EXIGÍVEL A LONGO PRAZO
Financiamentos de longo prazo	1.059.891
Provisão para contingências	72.789
Imposto de renda e contribuição social diferidos	920.382
Outros	572
2.053.634
PATRIMÔNIO LÍQUIDO
Capital Social	2.782.106
Reservas de Capital	469.135
Reserva de reavaliação	1.880.135
Reservas de lucros	1.658.251
Lucros Acumulados	1148.256
7.937.883

Total do passivo e patrimônio líquido	11.146.714

4

COMPANHIA SIDERÚRGICA DE TUBARÃO

DEMONSTRAÇÃO DO RESULTADO PARA O PERÍODO
DE CINCO MESES FINDO EM 31 DE MAIO DE 2005
(Em milhares de reais)

31 de Maio
2005

RECEITA BRUTA DE VENDAS E SERVIÇOS
Venda de produtos
Mercado externo	1.394.477
Mercado interno	1.479.836
Serviços	7.461
2.881.774
DEDUÇÕES DA RECEITA BRUTA
Impostos e contribuições sobre vendas e serviços	(350.695)
Fretes, abatimentos e devoluções	(64.782)
(415.477)

RECEITA LÍQUIDA DE VENDAS E SERVIÇOS	2.466.297

Custo dos produtos vendidos e dos serviços prestados	(1.296.441)

LUCRO BRUTO	1.169.856

RECEITAS (DESPESAS) OPERACIONAIS
Com vendas	(40.501)
Administrativas e gerais	(62.618)
Remuneração dos administradores	(1.458)
Resultado financeiro	18.772
Participações em sociedades controladas e coligada	50.292
Outras, líquidas	(2.442)

LUCRO OPERACIONAL	1.131.901
Resultado não operacional	1.774
A transportar	1.133.675

LUCRO ANTES DO IMPOSTO DE RENDA, DA CONTRIBUIÇÃO SOCIAL
E DAS PARTICIPAÇÕES (DE TRANSPORTE)	1.133.675
Imposto de renda	(169.595)
Contribuição social	(57.616)
(227.211)

LUCRO ANTES DAS PARTICIPAÇÕES	906.464

PARTICIPAÇÕES NOS RESULTADOS	(42.451)

LUCRO LÍQUIDO DO EXERCÍCIO	864.013

LUCRO LÍQUIDO POR LOTE DE MIL AÇÕES EM CIRCULAÇÃO DO
CAPITAL SOCIAL I NTEGRALIZADO – R$	16,95

5

B A L A N C E T E M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S *********************
	SALDO ANTERIOR	A DÉBITO	ACRÉDITO	SD.PERÍODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
CAIXA
1.1.1.01.0100 - 9 FUNDO FIXO	100,00				100,00
TOTAL CAIXA	100,00				100,00

TOTAL DISPONIBILIDADES	100,00				100,00

TOTAL CIRCULANTE	100,00				100,00

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS
1.3.1.01.0001 - 7 VEGA DO SUL S.A.	514.127.806,58	10.961.837,92		10.961.837,92	525.089.644,50
1.3.1.01.0002 - 6 COMPANHIA SIDERURGICA DE TUBARAO	1.884.323.987,73	125.305.512,25		125.305.512,25	2.009.629.499,98
TOTAL CONTROLADAS E COLIGADAS	2.398.451.794,31	136.267.350,17		136.267.350,17	2.534.719.144,48

ÁGIO EM INVESTIMENTOS
1.3.1.02.0001 - 0 COMPANHIA SIDERURGICA DE TUBARAO	68.788.238,00				68.788.238,00
1.3.1.02.0002 - 9 AMORTIZACAO - CST	(2.751.529,52)		687.882,38	(687.882,38)	(3.439.411,90)
TOTAL ÁGIO EM INVESTIMENTOS	66.036.708,48		687.882,38	(687.882,38)	65.348.826,10

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA DE TUBARAO	(292.785.296,91)				(292.785.296,91)
1.3.1.03.0002 - 2 AMORTIZACAO - CST	233.534.405,13	2.962.544,60		2.962.544,60	236.496.949,73
1.3.1.03.0003 - 1 VEGA DO SUL S.A.	(2.261.187,97)				(2.261.187,97)
TOTAL DESÁGIO EM INVESTIMENTOS	(61.512.079,75)	2.962.544,60		2.962.544,60	(58.549.535,15)

TOTAL INVESTIMENTOS	2.402.976.423,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.435,43

TOTAL PERMANENTE	2.402.976.423,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.435,43

TOTAL ATIVO	2.402.976.523,04	139.229.894,77	687.882,38	138.542.012,39	2.541.518.535,43

PASSIVO
EXÍGIVEL A LONGO PRAZO
				Anexo 02-AAB.xls
VALORES A PAGAR A LONGO PRAZO					1

IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(57.695.719,02)	171.970,60	740.636,16	(568.665,56)	(58.264.384,58)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(20.770.458,80)	61.909,42	266.629,02	(204.719,60)	(20.975.178,40)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(78.466.177,82)	233.880,02	1.007.265,18	(773.385,16)	(79.239.562,98)

TOTAL VALORES A PAGAR A LONGO PRAZO	(78.466.177,82)	233.880,02	1.007.265,18	(773.385,16)	(79.239.562,98)

ADIANT. PARA FUTURO AUMENTO DE CAPITAL
EM MOEDA NACIONAL
2.2.2.02.0001 - 3 ADIANTAMENTO P/FUTURO AUMENTO CAPITA	(0,07)				(0,07)
TOTAL EM MOEDA NACIONAL	(0,07)				(0,07)

TOTAL ADIANT. PARA FUTURO AUMENTO DE CAPITAL	(0,07)				(0,07)

TOTAL EXÍGIVEL A LONGO PRAZO	(78.466.177,89)	233.880,02	1.007.265,18	(773.385,16)	(79.239.563,05)

PATRIMôNIO LÍQUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(2.122.516.599,00)				(2.122.516.599,00)
2.4.1.01.0002 - 6 NACIONAL	(100,00)				(100,00)
TOTAL SUBSCRITO	(2.122.516.699,00)				(2.122.516.699,00)

TOTAL CAPITAL	(2.122.516.699,00)				(2.122.516.699,00)

LUCROS OU PREJUÍZOS ACUMULADOS
EXERCÍCIO CORRENTE
2.4.5.02.0001 - 6 EXERCÍCIO CORRENTE	(136.390.881,29)				(136.390.881,29)
TOTAL EXERCÍCIO CORRENTE	(136.390.881,29)				(136.390.881,29)

TOTAL LUCROS OU PREJUÍZOS ACUMULADOS	(136.390.881,29)				(136.390.881,29)

TOTAL PATRIMôNIO LÍQUIDO	(2.258.907.580,29)				(2.258.907.580,29)

TOTAL PASSIVO	(2.337.373.758,18)	233.880,02	1.007.265,18	(773.385,16)	(2.338.147.143,34)

DESPESAS
NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS
COLIGADAS E CONTROLADAS

4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(64.101.487,90)		136.267.350,17	(136.267.350,17)	(200.368.838,07)
4.2.1.03.0005 - 7 AMORTIZAÇÃO DE ÁGIO	687.882,38	687.882,38		687.882,38	1.375.764,76
4.2.1.03.0006 - 6 AMORTIZACAO DE DESAGIO	(2.962.544,60)		2.962.544,60	(2.962.544,60)	(5.925.089,20)
TOTAL COLIGADAS E CONTROLADAS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
TOTAL REALIZAÇÃO DE ATIVOS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
TOTAL NÃO OPERACIONAIS	(66.376.150,12)	687.882,38	139.229.894,77	(138.542.012,39)	(204.918.162,51)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	568.665,66	740.636,16	171.970,60	568.665,56	1.137.331,22
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	204.719,60	266.629,02	61.909,42	204.719,60	409.439,20
TOTAL PROVISÃO PARA IRPJ E CSSL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL PROVISÃO PARA IRPJ E CSSL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	773.385,26	1.007.265,18	233.880,02	773.385,16	1.546.770,42
TOTAL DESPESAS	(65.602.764,86)	1.695.147,56	139.463.774,79	(137.768.627,23)	(203.371.392,09)
ATIVO				2.541.518.535,43
DESPESAS				(203.371.392,09)
				2.338.147.143,34
PASSIVO				(2.338.147.143,34)
TOTAL A DEBITO: 141.158.922,35 A CREDITO: 141.158.922,35
APURACAO DO RESULTADO
RECEITAS
( - ) DESPESAS	(203.371.392,09)			(203.371.392,09)
RESULTADO LIQUIDO	203.371.392,09			203.371.392,09

Responsável Técnico:
Afas Adviser
Rua Manoel da Nobrega 1280 10 andar
www.afas.com.br
Fone:00 11 3059-2600

B A L A N C E T E M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S *********************
	SALDO ANTERIOR	A DÉBITO	A CRÉDITO	SD.PERÍODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
BANCOS CONTA MOVIMENTO
1.1.1.02.2750 - 7 REAL S.A	1.529,85				1.529,85
TOTAL BANCOS CONTA MOVIMENTO	1.529,85				1.529,85

TOTAL DISPONIBILIDADES	1.529,85				1.529,85

IMPOSTOS A COMPENSAR
IMPOSTO DE RENDA
1.1.7.01.0001 - 5 ANTECIPAÇÕES IR (SELIC)	220.838,28	3.138,69		3.138,69	223.976,97
1.1.7.01.0006 - 0 IRPJ ESTIMATIVA ANO ATUAL	532,72				532,72
TOTAL IMPOSTO DE RENDA	221.371,00	3.138,69		3.138,69	224.509,69

CONTRIBUIÇÃO SOCIAL
1.1.7.02.0002 - 7 CSLL ESTIMATIVA ANO ATUAL	319,63				319,63
TOTAL CONTRIBUIÇÃO SOCIAL	319,63				319,63

TOTAL IMPOSTOS A COMPENSAR	221.690,63	3.138,69		3.138,69	224.829,32

TOTAL CIRCULANTE	223.220,48	3.138,69		3.138,69	226.359,17

REALIZÁVEL A LONGO PRAZO
OUTROS CRÉDITOS
DEPÓSITOS RESTIT. E VALORES VINCULADOS
1.2.5.15.0001 - 9 PIS	161.247,26	2.291,75		2.291,75	163.539,01
1.2.5.15.0002 - 8 COFINS	742.714,67	10.555,92		10.555,92	753.270,59
TOTAL DEPÓSITOS RESTIT. E VALORES VINCULADOS	903.961,93	12.847,67		12.847,67	916.809,60

TOTAL OUTROS CRÉDITOS	903.961,93	12.847,67		12.847,67	916.809,60

TOTAL REALIZÁVEL A LONGO PRAZO	903.961,93	12.847,67		12.847,67	916.809,60

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS

1.3.1.01.0001 - 7 COMPANHIA SIDERURGICA TUBARAO	293.540.716,51	19.520.140,96		19.520.140,96	313.060.857,47
TOTAL CONTROLADAS E COLIGADAS	293.540.716,51	19.520.140,96		19.520.140,96	313.060.857,47

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA TUBARAO	(46.129.271,42)				(46.129.271,42)
1.3.1.03.0002 - 2 AMORTIZACAO DO DESAGIO - CST	35.692.556,37	521.835,76		521.835,76	36.214.392,13
TOTAL DESÁGIO EM INVESTIMENTOS	(10.436.715,05)	521.835,76		521.835,76	(9.914.879,29)

TOTAL INVESTIMENTOS	283.104.001,46	20.041.976,72		20.041.976,72	303.145.978,18

TOTAL PERMANENTE	283.104.001,46	20.041.976,72		20.041.976,72	303.145.978,18

TOTAL ATIVO	284.231.183,87	20.057.963,08		20.057.963,08	304.289.146,95

PASSIVO
CIRCULANTE
OBRIGAÇÕES FISCAIS
PROVISÃO PARA IRPJ E CSSL
2.1.2.02.0002 - 9 CONTRIBUIÇÃO SOCIAL
TOTAL PROVISÃO PARA IRPJ E CSSL

TOTAL OBRIGAÇÕES FISCAIS

OUTRAS OBRIGAÇÕES
OUTRAS CONTAS A PAGAR
2.1.5.05.0001 - 6 CONTAS A PAGAR	(600,00)	600,00		600,00
TOTAL OUTRAS CONTAS A PAGAR	(600,00)	600,00		600,00

TOTAL OUTRAS OBRIGAÇÕES	(600,00)	600,00		600,00

TOTAL CIRCULANTE	(600,00)	600,00		600,00

EX¥GIVEL A LONGO PRAZO
VALORES A PAGAR A LONGO PRAZO
IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(8.923.139,14)		130.458,94	(130.458,94)	(9.053.598,08)
2.2.1.06.0004 - 3 PROV. PARA PIS CONTESTAÇÃO JUDICIAL	(161.247,26)		2.291,75	(2.291,75)	(163.539,01)
2.2.1.06.0005 - 2 PROV. PARA COFINS CONTESTAÇÃO JUDICI	(742.714,67)		10.555,92	(10.555,92)	(753.270,59)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(3.212.330,04)		46.965,22	(46.965,22)	(3.259.295,26)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

TOTAL VALORES A PAGAR A LONGO PRAZO	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

TOTAL EX¥GIVEL A LONGO PRAZO	(13.039.431,11)		190.271,83	(190.271,83)	(13.229.702,94)

PATRIMôNIO L¥QUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(119.747.934,63)				(119.747.934,63)
TOTAL SUBSCRITO	(119.747.934,63)				(119.747.934,63)

TOTAL CAPITAL	(119.747.934,63)				(119.747.934,63)

RESERVAS DE LUCROS
RESERVA LEGAL
2.4.4.01.0001 - 4 RESERVA LEGAL	(11.632.903,75)				(11.632.903,75)
TOTAL RESERVA LEGAL	(11.632.903,75)				(11.632.903,75)

RESERVAS ESTATUTÁRIAS
2.4.4.02.0001 - 7 RESERVAS ESTATUTÁRIA	(93.570.348,78)				(93.570.348,78)
TOTAL RESERVAS ESTATUTÁRIAS	(93.570.348,78)				(93.570.348,78)

TOTAL RESERVAS DE LUCROS	(105.203.252,53)				(105.203.252,53)

TOTAL PATRIMôNIO L¥QUIDO	(224.951.187,16)				(224.951.187,16)

TOTAL PASSIVO	(237.991.218,27)	600,00	190.271,83	(189.671,83)	(238.180.890,10)

RECEITAS
OPERACIONAIS
OUTRAS RECEITAS OPERACIONAIS
RECEITAS FINANCEIRAS
3.1.4.01.0002 - 1 JUROS ATIVOS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)
TOTAL RECEITAS FINANCEIRAS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL OUTRAS RECEITAS OPERACIONAIS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL OPERACIONAIS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

TOTAL RECEITAS	(62.812,91)		15.986,36	(15.986,36)	(78.799,27)

DESPESAS
OPERACIONAIS
DESPESAS GERAIS E ADMINISTRATIVAS
HONORÁRIOS PROFISSIONAIS
4.1.2.04.0006 - 5 CONSULTORIAS DIVERSAS	600,00		600,00	(600,00)
TOTAL HONORÁRIOS PROFISSIONAIS	600,00		600,00	(600,00)

ADMINISTRATIVAS
4.1.2.05.0010 - 7 MULTAS FISCAIS	1.572,43				1.572,43
TOTAL ADMINISTRATIVAS	1.572,43				1.572,43

TOTAL DESPESAS GERAIS E ADMINISTRATIVAS	2.172,43		600,00	(600,00)	1.572,43

OUTRAS DESPESAS OPERACIONAIS
DESPESAS TRIBUTÁRIAS
4.1.3.01.0009 - 2 CPMF	86.427,84				86.427,84
TOTAL DESPESAS TRIBUTÁRIAS	86.427,84				86.427,84

DESPESAS FINANCEIRAS
4.1.3.02.0002 - 2 JUROS PASSIVOS	49.209,75	12.847,67		12.847,67	62.057,42
TOTAL DESPESAS FINANCEIRAS	49.209,75	12.847,67		12.847,67	62.057,42

TOTAL OUTRAS DESPESAS OPERACIONAIS	135.637,59	12.847,67		12.847,67	148.485,26

TOTAL OPERACIONAIS	137.810,02	12.847,67	600,00	12.247,67	150.057,69

NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS
COLIGADAS E CONTROLADAS
4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(44.937.316,31)		19.520.140,96	(19.520.140,96)	(64.457.457,27)
4.2.1.03.0006 - 6 AMORTIZAÇÃO DE DESÁGIO	(2.087.343,04)		521.835,76	(521.835,76)	(2.609.178,80)
TOTAL COLIGADAS E CONTROLADAS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)

TOTAL REALIZAÇÃO DE ATIVOS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)
TOTAL NÃO OPERACIONAIS	(47.024.659,35)		20.041.976,72	(20.041.976,72)	(67.066.636,07)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	521.835,76	130.458,94		130.458,94	652.294,70
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	187.860,88	46.965,22		46.965,22	234.826,10
TOTAL PROVISÃO PARA IRPJ E CSSL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL PROVISÃO PARA IRPJ E CSSL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	709.696,64	177.424,16		177.424,16	887.120,80
TOTAL DESPESAS	(46.177.152,69)	190.271,83	20.042.576,72	(19.852.304,89)	(66.029.457,58)
ATIVO				304.289.146,95
DESPESAS				(66.029.457,58)
				238.259.689,37
PASSIVO				(238.180.890,10)
RECEITAS				(78.799,27)
				(238.259.689,37)
TOTAL A DEBITO: 20.248.834,91 A CREDITO: 20.248.834,91
APURACAO DO RESULTADO
RECEITAS	(78.799,27)			(78.799,27)
( - ) DESPESAS	(66.029.457,58)			(66.029.457,58)
RESULTADO LIQUIDO	66.108.256,85			66.108.256,85

Responsável Técnico:
Afas Adviser
Rua Manoel da Nobrega 1280 10 andar
www.afas.com.br
Fone:00 11 3059-2600

B A L A N C E T E  M E N S A L

********* D E S C R I Ç Ã O D A C O N T A *********	********************* M O V I M E N T O D O M Ê S ********************
	SALDO ANTERIOR	A DÉBITO	A CRÉDITO	SD.PER¥ODO	SALDO ATUAL
ATIVO
CIRCULANTE
DISPONIBILIDADES
BANCOS CONTA MOVIMENTO
1.1.1.02.2750 - 7 REAL S.A	1.529,85				1.529,85
1.1.1.02.5020 - 6 SANTANDER S.A	693,13		404.236,99	(404.236,99)	(403.543,86)
TOTAL BANCOS CONTA MOVIMENTO	2.222,98		404.236,99	(404.236,99)	(402.014,01)

APLICAÇÕES DE LIQUIDEZ
1.1.1.03.5021 - 8 SANTANDER S.A	1.520.412,17				1.520.412,17
TOTAL APLICAÇÕES DE LIQUIDEZ	1.520.412,17				1.520.412,17

TOTAL DISPONIBILIDADES	1.522.635,15		404.236,99	(404.236,99)	1.118.398,16

IMPOSTOS A COMPENSAR
IMPOSTO DE RENDA
1.1.7.01.0001 - 5 ANTECIPAÇÕES IR (SELIC)	226.069,43				226.069,43
1.1.7.01.0002 - 4 IRRF SOBRE APLICAÇÕES	96.590,78				96.590,78
1.1.7.01.0006 - 0 IRPJ ESTIMATIVA ANO ATUAL	532,72				532,72
TOTAL IMPOSTO DE RENDA	323.192,93				323.192,93

CONTRIBUIÇÃO SOCIAL
1.1.7.02.0002 - 7 CSLL ESTIMATIVA ANO ATUAL	319,63				319,63
TOTAL CONTRIBUIÇÃO SOCIAL	319,63				319,63

TOTAL IMPOSTOS A COMPENSAR	323.512,56				323.512,56

TOTAL CIRCULANTE	1.846.147,71		404.236,99	(404.236,99)	1.441.910,72

REALIZÁVEL A LONGO PRAZO
OUTROS CRÉDITOS
DEPÓSITOS RESTIT. E VALORES VINCULADOS
1.2.5.15.0001 - 9 PIS	165.066,84				165.066,84
1.2.5.15.0002 - 8 COFINS	760.307,87				760.307,87
TOTAL DEPÓSITOS RESTIT. E VALORES VINCULADOS	925.374,71				925.374,71

TOTAL OUTROS CRÉDITOS	925.374,71				925.374,71

TOTAL REALIZÁVEL A LONGO PRAZO	925.374,71				925.374,71

PERMANENTE
INVESTIMENTOS
CONTROLADAS E COLIGADAS
1.3.1.01.0001 - 7 COMPANHIA SIDERURGICA TUBARAO	664.609.167,64	453.234,03		453.234,03	665.062.401,67
TOTAL CONTROLADAS E COLIGADAS	664.609.167,64	453.234,03		453.234,03	665.062.401,67

DESÁGIO EM INVESTIMENTOS
1.3.1.03.0001 - 3 COMPANHIA SIDERURGICA TUBARAO	(122.418.895,54)		48.997,04	(48.997,04)	(122.467.892,58)
1.3.1.03.0002 - 2 AMORTIZACAO DO DESAGIO - CST	36.736.227,86				36.736.227,86
TOTAL DESÁGIO EM INVESTIMENTOS	(85.682.667,68)		48.997,04	(48.997,04)	(85.731.664,72)

TOTAL INVESTIMENTOS	578.926.499,96	453.234,03	48.997,04	404.236,99	579.330.736,95

TOTAL PERMANENTE	578.926.499,96	453.234,03	48.997,04	404.236,99	579.330.736,95

TOTAL ATIVO	581.698.022,38	453.234,03	453.234,03		581.698.022,38
PASSIVO
OBRIGAÇÕES FISCAIS
PROVISÃO PARA IRPJ E CSSL
2.1.2.02.0002 - 9 CONTRIBUIÇÃO SOCIAL
TOTAL PROVISÃO PARA IRPJ E CSSL
TOTAL OBRIGAÇÕES FISCAIS

TOTAL OUTRAS CONTAS A PAGAR

TOTAL OUTRAS OBRIGAÇÕES

EX¥GIVEL A LONGO PRAZO
VALORES A PAGAR A LONGO PRAZO
IMPOSTOS E CONTRIBUIÇÕES
2.2.1.06.0001 - 6 PROVISÃO PARA IMPOSTO DE RENDA DIFER	(9.184.057,02)				(9.184.057,02)
2.2.1.06.0004 - 3 PROV. PARA PIS CONTESTAÇÃO JUDICIAL	(165.066,84)				(165.066,84)
2.2.1.06.0005 - 2 PROV. PARA COFINS CONTESTAÇÃO JUDICI	(760.307,87)				(760.307,87)
2.2.1.06.0006 - 1 PROVISÃO PARA CSSL DIFERIDA	(3.306.260,50)				(3.306.260,50)
TOTAL IMPOSTOS E CONTRIBUIÇÕES	(13.415.692,23)				(13.415.692,23)

TOTAL VALORES A PAGAR A LONGO PRAZO	(13.415.692,23)				(13.415.692,23)

TOTAL EX¥GIVEL A LONGO PRAZO	(13.415.692,23)	(13.415.692,23)

PATRIMôNIO L¥QUIDO
CAPITAL
SUBSCRITO
2.4.1.01.0001 - 7 ESTRANGEIRO	(368.606.414,63)	(368.606.414,63)
TOTAL SUBSCRITO	(368.606.414,63)	(368.606.414,63)

TOTAL CAPITAL	(368.606.414,63)	(368.606.414,63)

RESERVAS DE LUCROS
RESERVA LEGAL
2.4.4.01.0001 - 4 RESERVA LEGAL	(11.632.903,75)	(11.632.903,75)
TOTAL RESERVA LEGAL	(11.632.903,75)	(11.632.903,75)

RESERVAS ESTATUTÁRIAS
2.4.4.02.0001 - 7 RESERVAS ESTATUTÁRIA	(93.570.348,78)	(93.570.348,78)
TOTAL RESERVAS ESTATUTÁRIAS	(93.570.348,78)	(93.570.348,78)

TOTAL RESERVAS DE LUCROS	(105.203.252,53)	(105.203.252,53)

TOTAL PATRIMôNIO L¥QUIDO	(473.809.667,16)	(473.809.667,16)

TOTAL PASSIVO	(487.225.359,39)	(487.225.359,39)

RECEITAS
OPERACIONAIS
OUTRAS RECEITAS OPERACIONAIS
RECEITAS FINANCEIRAS
3.1.4.01.0002 - 1 JUROS ATIVOS	(89.456,84)	(89.456,84)
3.1.4.01.0004 - 9 RESULTADO POSITIVO OPERAÇÕES DE SWAP	(429.292,38)	(429.292,38)
3.1.4.01.0006 - 7 OUTRAS RECEITAS FINANCEIRAS	(20.412,17)	(20.412,17)
TOTAL RECEITAS FINANCEIRAS	(539.161,39)	(539.161,39)

TOTAL OUTRAS RECEITAS OPERACIONAIS	(539.161,39)	(539.161,39)

TOTAL OPERACIONAIS	(539.161,39)	(539.161,39)

TOTAL RECEITAS	(539.161,39)	(539.161,39)

DESPESAS
OPERACIONAIS
DESPESAS GERAIS E ADMINISTRATIVAS

ADMINISTRATIVAS
4.1.2.05.0010 - 7 MULTAS FISCAIS	1.572,43	1.572,43
TOTAL ADMINISTRATIVAS	1.572,43	1.572,43

TOTAL DESPESAS GERAIS E ADMINISTRATIVAS	1.572,43	1.572,43

OUTRAS DESPESAS OPERACIONAIS
DESPESAS TRIBUTÁRIAS
4.1.3.01.0009 - 2 CPMF	1.033.322,46	1.033.322,46
TOTAL DESPESAS TRIBUTÁRIAS	1.033.322,46	1.033.322,46

DESPESAS FINANCEIRAS
4.1.3.02.0002 - 2 JUROS PASSIVOS	74.443,82	74.443,82
4.1.3.02.0003 - 1 DESPESAS BANCÁRIAS	44,54	44,54
TOTAL DESPESAS FINANCEIRAS	74.488,36	74.488,36

TOTAL OUTRAS DESPESAS OPERACIONAIS	1.107.810,82	1.107.810,82

TOTAL OPERACIONAIS	1.109.383,25	1.109.383,25

NÃO OPERACIONAIS
REALIZAÇÃO DE ATIVOS

COLIGADAS E CONTROLADAS
4.2.1.03.0001 - 1 EQUIVALÊNCIA PATRIMONIAL POSITIVA	(92.976.415,30)		(92.976.415,30)
4.2.1.03.0006 - 6 AMORTIZAÇÃO DE DESÁGIO	(3.131.014,53)		(3.131.014,53)
TOTAL COLIGADAS E CONTROLADAS	(96.107.429,83)		(96.107.429,83)
TOTAL REALIZAÇÃO DE ATIVOS	(96.107.429,83)		(96.107.429,83)
TOTAL NÃO OPERACIONAIS	(96.107.429,83)		(96.107.429,83)
IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL
PROVISÃO PARA IRPJ E CSSL
PROVISÃO PARA IRPJ E CSSL
4.3.1.01.0003 - 6 IMPOSTO DE RENDA DIFERIDO	782.753,64		782.753,64
4.3.1.01.0004 - 5 CONTRIBUIÇÃO SOCIAL DIFERIDA	281.791,34		281.791,34
TOTAL PROVISÃO PARA IRPJ E CSSL	1.064.544,98		1.064.544,98
TOTAL PROVISÃO PARA IRPJ E CSSL	1.064.544,98		1.064.544,98
TOTAL IMPOSTO DE RENDA E CONTRIBUIÇÃO SOCIAL	1.064.544,98		1.064.544,98
TOTAL DESPESAS	(93.933.501,60)		(93.933.501,60)
ATIVO		581.698.022,38
DESPESAS		(93.933.501,60)
		487.764.520,78

PASSIVO		(487.225.359,39)
RECEITAS		(539.161,39)
		(487.764.520,78)
TOTAL A DEBITO: 453.234,03 A CREDITO: 453.234,03
APURACAO DO RESULTADO
RECEITAS	(539.161,39)	(539.161,39)
( - ) DESPESAS	(93.933.501,60)	(93.933.501,60)
RESULTADO LIQUIDO	94.472.662,99	94.472.662,99

Responsável Técnico:
Afas Adviser
Rua Manoel da Nobrega 1280 10 andar
www.afas.com.br
Fone:00 11 3059-2600

Vega do Sul S.A.

Balanços patrimoniais

em 31 de maio de 2005 e 31 de dezembro de 2004

(Em milhares de reais)

Ativo	2005	2004	Passivo	2005	2004

Circulante			Circulante
Caixa e bancos	15.758	43.906	Empréstimos e financiamentos	82.704	54.558
Aplicações financeiras	16.605	33.296	Fornecedores	16.629	49.031
Contas a receber de clientes	136.146	131.420	Partes relacionadas	101.509	63.396
Estoques	221.046	159.951	Provisões e encargos sociais	3.331	4.867
Outras contas a receber	397	336	Impostos a recolher	10.412	8.557
Impostos a recuperar	45.498	55.977	Provisão para meio ambiente e
Adiantamentos diversos	8.006	7.228	compromissos sociais	8.817	8.495
Despesas antecipadas	163	46	Outras contas a pagar	13.221	3.709

	443.618	432.160		236.623	192.613
Realizável a longo prazo
Impostos a recuperar	27.446	10.536	Exigível a longo prazo
Outras contas a receber	115	117	Empréstimos e financiamentos	565.254	625.824
Imposto de renda e contribuição			Adiantamento para futuro aumento
social diferidos	-	1.725	de capital		48.640

			Imposto de renda e contribuição
			social diferidos	5.731	-
			Outras contas a pagar	2.524	495

	27.561	12.378
Permanente				573.509	674.959
Imobilizado	811.335	806.873
Diferido	227.738	238.553	Patrimônio líquido

			Capital integralizado	671.934	625.326
	1.039.073	1.045.426	Reserva de capital	185	185
			Lucros (Prejuízos) acumulados	28.001	(3.119)

				700.120	622.392

Total do ativo	1.510.252	1.489.964	Total do passivo	1.510.252	1.489.964

As notas explicativas são parte integrante das demonstrações financeiras.

1

Vega do Sul S.A.

Demonstrações de resultados

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais, exceto pelo lucro por lote de mil ações)

	2005	2004

Receita operacional bruta
Venda de produtos no mercado interno	644.920	951.318
Venda de produtos no mercado externo	16.639	63.314

Deduções
Impostos sobre as vendas	(161.084)	(241.132)
Devoluções e abatimentos	(11.158)	(9.660)

Receita operacional líquida	489.316	763.840

Custos dos produtos vendidos	(403.946)	(609.660)

Lucro bruto	85.371	154.180

(Despesas) receitas operacionais
Vendas	(23.435)	(38.969)
Administrativas e gerais	(11.406)	(34.904)
Despesas financeiras	(59.002)	(102.954)
Receitas financeiras	70.798	91.925
Amortização do diferido	(11.017)	(19.908)
Outras despesas operacionais	(2.391)	(6.454)

Lucro operacional	48.917	42.916
Resultado não operacional	(214)	194

Lucro antes do imposto de renda e
contribuição social	48.703	43.110
Imposto de renda e contribuição social	(10.126)	-
Imposto de renda e contribuição social diferidos	(7.457)	(14.922)

Lucro do período/exercício	31.120	28.188

Lucro por lote de mil ações - R$	116	116

Quantidade de ações ao final do período/exercício	267.954.195	244.000.000

As notas explicativas são parte integrante das demonstrações financeiras.

2

Vega do Sul S.A.

Demonstrações das mutações do patrimônio líquido

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais)

	Capital	Capital a	Capital	Reserva	Lucro/(Prejuízo)
	Social	integralizar	integralizado	de capital	Acumulado	Total
Saldos em 31 de dezembro de 2003	611.689	(39.615)	572.074	185	(31.307)	540.952
Integralização de capital	13.637	39.615	53.252	-	-	53.252
Lucro do exercício	-	-	-		28.188	28.188

Saldos em 31 de dezembro de 2004	625.326	-	625.326	185	(3.119)	622.392
Integralização de capital	46.608		46.608	-	-	46.608
Lucro do período	-	-	-	-	31.120	31.120

Saldos em 31 de maio de 2005	671.934	-	671.934	185	28.001	700.120

As notas explicativas são parte integrante das demonstrações financeiras.

3

Vega do Sul S.A.

Demonstrações das origens e aplicações de recursos

Período de cinco meses findo em 31 de maio de 2005 e exercício findo em 31 de dezembro de 2004

(Em milhares de reais)

	2005	2004

Origens de recursos

Das Operações
Lucro líquido do período/exercício	31.120	28.188
Itens que não afetam o capital circulante
Depreciações e amortizações	31.848	60.548
Imposto de renda e contribuição social diferidos	1.725	14.922

Recursos originados das operações	64.694	103.658

Dos acionistas
Integralização de capital social	46.608	53.252
Adiantamento para futuro aumento de capital	(48.640)	48.640

De terceiros
Aumento do exigível a longo prazo	7.761	63.540
Diminuição do realizável a longo prazo
Impostos a recuperar	(16.910)	7.766
Outras contas a receber	3	12

Total das origens	53.515	276.868

Aplicações de recursos

Transferências para curto prazo de empréstimos e financiamentos	(60.571)	-
Adições ao ativo permanente
Imobilizado	(25.293)	69.320
Diferido	(202)	26.711

Total das aplicações	(86.065)	96.031

Aumento do capital circulante líquido	(32.551)	180.837

Demonstração da variação do capital circulante líquido
No início do exercício	239.546	58.710
No fim do exercício	206.995	239.547

Aumento do capital circulante líquido	(32.551)	180.837

As notas explicativas são parte integrante das demonstrações financeiras.
4

GLOSSARY

ASSETS APPROACH – valuation methodology in which all assets and liabilities (including unregistered ones) have their value adjusted according to their market values.

BETA – measurement of a stock systematic risk, price trend of a certain stock to be related to changes in a certain index.

BUSINESS RISK – uncertainty level for realizing future returns expected for the business, which do not result from financial leverage.

CAPITAL STRUCTURE – breakdown of the capital invested in a company, including own capital (equity) and third-parties capital (indebtedness).

CAPITALIZATION – conversion of a simple period of economic benefits into value.

CAPITALIZATION RATE – any divisor used for converting economic benefits into value in a simple period.

CAPM – Capital Asset Pricing Model - model in which the cost of capital for any stock or group of stocks is equivalent to the risk-free rate added to a risk premium, provided by the systematic risk of the stock or group of stocks under analysis.

CASH FLOW – cash generated by an asset, group of assets or company during a certain period of time. Usually, such term is complemented by a qualification, depending on the context (operating, non-operating, etc)

COMPANY – commercial, industrial, service or investment entity performing an economic entity.

CONSTRUCTION EQUIVALENT AREA – constructed area on which the corresponding construction unit cost equivalence is applied, as provided by the principles of NB-140 of ABNT (Brazilian Association of Technical Rules).

CONTROL – power to direct the company strategic, politic and administrative management.

CONTROLLING PREMIUM – value or percentage of a controlling stocks pro rata value over the non-controlling stocks pro rata value, which reflect the controlling power.

COST OF CAPITAL – expected return rate required by the market for attracting funds for a determined investment.

CURRENT VALUE – It is the value for replacing an existing asset for a new one, depreciated according its physical conditions.

DISCOUNT FOR LACK OF CONTROL – value or percentage deducted from the 100%-pro rata value of a company value, which reflects the lack of part or whole control.

DISCOUNT FOR LACK OF LIQUIDITY – value or percentage deducted from the 100% pro rata value of a company value, which reflects the lack of liquidity.

DISCOUNT RATE – any divisor used for converting a future economic benefit flow into present value.

EBITDA - Earnings Before Interest, Taxes, Depreciation and Amortization.

ECONOMIC BENEFIT – benefits such as revenues, net income, net cash flow, etc.

ELECTRIC DAMAGE VALUE – It is an estimation of the cost for repairing or replacing the parts of an asset in case of electric damage. Values are scheduled in percentages of the Replacing

1

Value and were calculated through equipment’s manual analysis and the repairing maintenance expertise of APSIS’ technicians.

FAIR MARKET VALUE – value for which a certain asset change its ownership between a potential seller and a potential buyer, when both parties are aware of relevant facts and none of them are under pressure to make the deal.

GOODWILL – intangible asset referring to name, reputation, client portfolio, loyalty, localization and other similar items that cannot be identified separately.

HOMOGENIZED AREA – usable, private or constructed area with mathematical treatments for valuation purposes, according to criteria set forth by APSIS, based on the real state market.

INCOME APPROACH – valuation methodology by converting to present value expected economic benefits.

INSURANCE MAXIMUM VALUE – It is the maximum value of an asset for which it is advisable to insure it. Such criterion establishes that the asset which depreciation is higher than 50%¨should have a Insurance Maximum Value equivalent to twice the Current Value; and, an asset which depreciation is lower than 50%, should have a Insurance Maximum Value equivalent to the Replacing Value.

INSURANCE VALUE – It is the value for which the Insurance Company assumes the risks, and it is not applied on land and foundations, expect in special cases.

INTANGIBLE ASSETS – non-physical assets such as brands, patents, rights, contracts, industrial secrets that provide the owner with rights and values.

INTERNAL RETURN RATE – discount rated in which the present value of the future cash flow is equivalent to the investment cost.

INVESTED CAPITAL – sum of own capital and third-parties capital invested in a company. Third-parties capital is usually related to debts with short and long term interests to be specified in the valuation context.

INVESTED CAPITAL CASH FLOW – cash flow generated by the company to be reverted to financers (interests and amortizations) and shareholders (dividends) after operating costs and expenses and capital expenditures.

INVESTMENT VALUE – value for a particular investor, based on particular interests for a certain asset such as synergy with other companies of a investor, different perceptions of risk and future performances, etc.

ISSUE DATE – date on which the valuation report is ended, when valuation conclusions are presented to the client.

LEVERAGED BETA – beta value reflecting the indebtedness in the capital structure.

LIQUIDATION VALUE – It is the value of a sale on sale in the market, out of its original productive process. In other words, it is the value that would be verified in case the asset was deactivated and put up for sale separately, considering costs of disassembly or demolition (in case of real estate), storage and transportation.

LIQUIDITY – capacity to rapidly convert a certain asset into cash or into a debt payment.

MARKET APPROACH – valuation methodology, which utilizes multiples that result from the sale price of similar assets.

MARKET NET EQUITY – see assets approach.

MULTIPLE – market value of a company, stock or invested capital, divided by a company’s measurement (revenues, income, client volume, etc.).

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NON-OPERATING ASSETS – assets that are not directly related to the company operating activity (whether they generate revenue or not) and that may be sold without affecting its operation.

OPERATING ASSETS – assets that are necessary for the company operation.

PERPETUITY VALUE – value at the end of the projective period to be added to the cash flow.

PRESENT VALUE – value of a future economic benefit on a specific date, calculated by the application of a discount rate.

PRIVATE AREA – usable area including building elements (such as walls, columns, et c) and elevators hall (in some cases).

REFERENCE DATE – specific date (day, month and year) to apply the valuation.

RESIDUAL VALUE – It is the value of a new or old asset projected for a certain date, limited to the date on which such asset turns into scrap, considering that during such period of time, the asset will be operating.

REPLACING VALUE (FOR A NEW ASSET) – value based on the price (usually at market current prices) or replacing an asset for a new equal or similar one.

SCRAP VALUE – It is the asset value at the end of its useful life, considering its disassembly or demolition value (in case of real estate), storage and transportation.

SUPPORTING DOCUMENTATION – discount rate is a return rate used to convert into present value a payable or receivable amount.

TANGIBLE ASSETS – physical assets such as lands, constructions, machines and equipment, furniture and appliances, etc.

USEFUL AREA – usable area of a real estate, measures by the internal face of its walls.

USEFUL LIFE – period of time during which an asset may generate economic benefits

VALUATION – act or process through which the value of a company, stock interest or other asset is determined.

VALUATION METHODOLOGY – the approaches used for preparing valuing calculations in order to indicate the value of a company, stock interest or other asset.

VALUE – price denominated in monetary quantity.

WACC (Weighted Average Cost of Capital) – model in which the cost of capital is determined by the weighted average of the value.

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